Exhibit 4.1

ABL GMBH INVESTITIONS- UND GESELLSCHAFTERVERTRAG	ABL GMBH INVESTMENT AND SHAREHOLDERS´ AGREEMENT

Diese INVESTITIONS- UND GESELLSCHAFTERVEREINBARUNG (die “Vereinbarung”) wird am December 15, 2023 (das “Unterzeichnungsdatum”) geschlossen von und zwischen	This INVESTMENT AND SHAREHOLDERS´ AGREEMENT (the “Agreement”) is entered into on December 15, 2023 (the “Signing Date”) by

1.    Wall Box Chargers, S.L.U., einer Gesellschaft mit beschränkter Haftung (Sociedad de la responsabilidad limitada) nach spanischem Recht, mit eingetragenem Sitz in Paseo de la Castellana 95 Plan-ta 28, 28046 Madrid, Spanien

1.    Wall Box Chargers, S.L.U., a limited liability company (Sociedad de la responsabilidad limitada) under the laws of Spain, with registered office at Paseo de la Castellana 95 Planta 28, 28046 Madrid, Spain

(im Folgenden als “WBX” bezeichnet)	(hereinafter referred to as “WBX“)

und nur für die Zwecke von Ziffer 14.7 of this agreement:	And for the only purposes of section 8.1. of this Agreement:

2. Wallbox N.V., einer an der Börse von New York notierten Aktiengesellschaft nach niederländischenm Recht, mit eingetragenem Sitz in Carrer del Foc, 68, 08038-Barcelona, Spain	2. Wallbox N.V., a company listed at the New York stock exchange under the laws of Netherlands, and with address at Carrer del Foc, 68, 08038-Barcelona, Spain.

(im Folgenden als “WBX N.V.” bezeichnet)	(hereinafter referred to as “WBX N.V.“)

3.    greenmobility invest 2 GmbH, eine Gesellschaft mit beschränkter Haftung nach deutschem Recht mit Sitz in Lauf an der Pregnitz, eingetragen im Handelsregister des Amtsgerichts Nürnberg unter HRB 42317, mit der Geschäftsanschrift Albert-Büttner-Straße 11-13, D-91207 Lauf/Pegnitz, Deutschland

3.    greenmobility invest 2 GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany with registered seat in Lauf an der Pregnitz, registered with the commercial register (Handelsregister) of the local court of Nuremberg under HRB 42317, having its business address at Albert-Büttner-Straße 11-13, D-91207 Lauf/Pegnitz, Germany

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(im Folgenden als “GI2” bezeichnet)	(hereinafter referred to as ”GI2“)

(WBX und GI2 werden im Folgenden einzeln als “Gesellschafter” oder “Partei” und gemeinsam als “Gesellschafter” oder “Parteien” bezeichnet).	(WBX and GI2 hereinafter individually referred to as a ”Shareholder “ or “Party“ and jointly as a “Shareholders“ or “Parties).

und nur für die Zwecke von Ziffer 14.7 of this agreement:	and only for the purposes of Section 14.7 of this agreement:

1. Mr. Dr. Stefan Schlutius, [*];	1. Mr. Dr. Stefan Schlutius, [*];

2. Mr. Ferdinand Schlutius, [*]; and	2. Mr. Ferdinand Schlutius, [*]; and

3. Mrs. Sabine Spiller-Schlutius, [*]	3. Mrs. Sabine Spiller-Schlutius, [*].

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Inhaltsübersicht

1. Kapitalerhöhung	5
2. Weitere unternehmerische Maßnahmen	7
3. ABL Marokko S.A.	7
4. Zusicherungen und Gewährleistungen der WBX	8
5. Zusicherungen und Garantien GI2	9
6. Rechtsfolgen unrichtiger Garantien	9
7. Sperrfrist, Übertragung von Anteilen	10
8. Wallbox N.V.	11
9. Vorstand	13
10. Gute Abgänger / Schlechte Abgänger	14
11. Kündigung Beendigung	16
12. Beitritt zu dieser Vereinbarung	16
13. Vertraulichkeit	17
14. Wettbewerbsverbot und Abwerbeverbot	18
15. Bekanntmachungen	20
16. Definierte Begriffe, Auslegung	21
17. Sonstiges	22

Table of Contents

1. Capital Increase	6
2. Additional corporate measures	7
3. ABL Morocco S.A.	9
4. WBX Representations and Warranties	9
5. GI2 Representations and Warranties	10
6. Legal Consequences of Incorrect Guarantees	11
7. Lock Up, Transfer of Shares	13
8. Wallbox N.V	14
9. Management Board	16
10. Good Leaver / Bad Leaver	18
11. Term Termination	20
12. Accession to this Agreement	22
13. Confidentiality	22
14. Non-Competition and Non-Solicitation	24
15. Notices	28
16. Defined Terms, Interpretation	29
17. Miscellaneous	31

Übersicht der Anhänge

Anhang Beschreibung
Anhang 2.1 (a): Satzung
Anhang 2.1 (b): Geschäftsordnung
Anhandg 2.1 (c): Geschäftsführerverträge
Anhang 2.1 (e): Business Plan
Anhang 5: Garantien
Anhang 8.1 (a): Term sheet Put & Call
Anhang 8.1. (b): Put & Call Erläuterung

Table of Annexes

Annex	Description
Annex 2.1 (a):	Articles of association
Annex 2.1 (b):	Rules of procedures
Annex 2.1 (c)	Managing Directors agreements
Annex 2.1 (e)	Business Plan
Annex 5:	Guarantees
Annex 8.1 (a):	Term sheet put & call
Annex 8.1 (b):	Put & call explanation

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Präambel	Preamble

(A)    ABL GmbH ist eine Gesellschaft mit beschränkter Haftung nach deutschem Recht mit Sitz in Offenbach am Main, eingetragen im Handelsregister des Amtsgerichts Offenbach am Main unter HRB 55773 (“Gesellschaft”).

(A)    ABL GmbH is a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany with registered seat in Offenbach am Main, registered with the commercial register (Handelsregister) of the local court of Offenbach am Main (Amtsgericht Offenbach am Main) under HRB 55773 (the “Company”).

(B) Das Stammkapital der Gesellschaft beträgt 25.000 EUR und ist eingeteilt in 25.000 Geschäftsanteile mit einem Nennbetrag von je 1,00 EUR. Das Stammkapital der Gesellschaft wird von WBX gehalten.

(B)    The share capital (Stammkapital) of the Company amounts to EUR 25,000 and is divided into 25,000 shares (Geschäftsanteile), each with a nominal amount (Nennbetrag) of EUR 1.00. The share capital of the Company is held by WBX.

(C)    Mit Asset Purchase Agreement vom 17. Oktober 2023, Urkunde Nr. H4226/23 des Notars Sebastian Herrler, München (das “APA”), hat die Gesellschaft die Mehrheit des Vermögens der insolventen A. Buettner GmbH (vormals: ABL GmbH), einer Gesellschaft mit beschränkter Haftung nach deutschem Recht mit Sitz in Lauf/Pegnitz, eingetragen im Handelsregister des Amtsgerichts Nürnberg unter HRB 40102 (“Verkäufer”), erworben.

(C)    With asset purchase agreement dated October 17, 2023, deed no. H4226/23 of the notary Sebastian Herrler, Munich (the “APA”), the Company has acquired the majority of the assets of the insolvent A. Buettner GmbH (previous: ABL GmbH), a limited liability company under the laws of Germany with registered seat in Lauf/Pegnitz, registered with the commercial register of the local court of Nuremberg under HRB 40102 (the “Seller”).

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(D)    Dr. Stefan Schlutius, Sabine Spiller- Schlutius und Ferdinand Schlutius (jeder ein “Geschäftsführer” und zusammen die “Geschäftsführer”) sind die Mehrheit mittelbare Gesellschafter des Verkäufers und mittelbare Gesellschafter von GI2 mit 75 % des mittelbaren Stammkapitals.

(D)    Dr. Stefan Schlutius, Sabine Spiller-r- Schlutius and Ferdinand Schlutius (each a “Manager” and together the “Managers”) are now the majority indirec shareholders of the Seller and indirect shareholders of GI2 with 75% of the indirect share capital.

(E)    WBX beabsichtigt, die Erfahrung und das Wissen der Geschäftsführer in Bezug auf das Geschäft des Verkäufers für die Gesellschaft zu sichern, und GI2 beabsichtigt, eine Beteiligung von 25,1% am Stammkapital der Gesellschaft zu erwerben.

(E)    WBX intends to secure the experi- ence and knowledge of the Managers with respect to the Seller’s business for the Company and GI2 intends to acquire an interest of 25.1 % in the share capital of the Company.

(F)    Da die Vermögensgegenstände des Verkäufers aus einer Insolvenzmasse im Wesentlichen ohne Gewährleistungen erworben und von WBX über Gesellschafterdarlehen finanziert wurden, ist GI2 bereit, die in diesem Vertrag enthaltenen Aussagen über die Vermögensverhältnisse des Verkäufers gegenüber der Gesellschaft und WBX zu gewährleisten.

(F)    Since the assets of the Seller were acquired from an insolvency estate essentially without any warranties and financed by WBX by shareholder loans, GI2 is willing to guarantee the statements contained in this Agreement with regard to the Seller’s assets to the Company and WBX.

(G)    Zu den von der Gesellschaft vom Verkäufer erworbenen Vermögenswerten gehören alle Anteile an ABL Morocco S.A. („ABL Morocco“), ABL (Shanghai) Co. Ltd. („ABL China“) und ABL Nederlande B.V. („ABL Holland“), mit Ausnahme von sechs Anteilen an ABL Morocco S.A. (jeweils eine “Tochtergesellschaft” und zusammen die “Tochtergesellschaften”).

(G)    Part of the assets acquired by the Company from the Seller are all shares in ABL Morocco S.A. (“ABL Morocco”), ABL (Shanghai) Co. Ltd. (“ABL China”) and ABL Nederlande B.V. (“ABL Holland”), except for six shares in ABL Morocco S.A. (each a “Subsidiary” and together the “Subsidiaries”).

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(H) Vor dem Abschluss dieses Abkommens haben sich die Parteien auf den als Anhang 2.1(e) beigefügten Rahmengeschäftsplan für das Unternehmen geeinigt;	(H) Prior to the conclusion of this Agreement, the Parties have agreed on the framework business plan for the Company attached as Annex 2(e);

(I)     Um die Interessen der Parteien im Zusammenhang mit dem Erwerb der Beteiligung an der Gesellschaft zu koordinieren und zu wahren, beabsichtigen die Parteien, die Ausübung ihrer Rechte als Aktionäre durch diesen Vertrag zu koordinieren.

(I)     In order to coordinate and safeguard the interests of the Parties in connection with the acquisition of the interest in the Company, the Parties intend to coordinate the exercise of their rights as Shareholders by means of this Agreement.

Die Parteien vereinbaren daher Folgendes:	Now, therefore, the Parties hereby agree as follows:

1. Kapitalerhöhung	1. Capital Increase

1.1    WBX wird unverzüglich nach Unterzeichnung dieses Vertrages eine außerordentliche Gesellschafterversammlung (“Gesellschafterversammlung”) der Gesellschaft abhalten und beschließen, das Stammkapital der Gesellschaft von EUR 25.000 um EUR 8.378 auf EUR 33.378 durch Ausgabe von 8.378 neuen Aktien (“Neue Geschäftsanteile”) im Nennbetrag von je EUR 1,00 gegen Bareinlagen zu erhöhen, indem sie auf ihr Bezugsrecht verzichtet und nur GI2 zur Zeichnung der Neuen Geschäftsanteile zulässt.

1.1    Without delay after the signing of this Agreement, WBX shall hold an extraordinary shareholder meeting (“Shareholders’ Meeting”) of the Company and shall resolve to increase the share capital of the Company from EUR 25,000 to EUR 33,378 by issuance of 8,378 new shares (“New Shares”) in the nominal amount of EUR 1.00 each against capital contributions in cash, by waiving their subscription rights and permitting only GI2 to subscribe for the New Shares.

1.2    Die für die Neuen Geschäftsanteile gemäß Ziffer 1.1 geschuldeten Stammeinlagen sind innerhalb von fünf (5) Arbeitstagen nach Abgabe der Bezugserklärungen und Erhalt einer Kopie des notariellen Protokolls der Hauptversammlung, auch in Form einer elektronischen pdf- Kopie, durch Überweisung auf das folgende Bankkonto der Gesellschaft fällig und zahlbar:

1.2    The nominal contributions (Stammeinlagen) owed for the New Shares in accordance with Section 1.1 above shall be due and payable in cash and in full within five (5) Business Days following the subscription declarations and receipt of a copy, also in form of an electronic pdf-copy, of the notarized minutes of the Shareholders’ Meeting by GI2 by wire transfer to the following bank account of the Company:

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Bank: [*] IBAN: [*] Zweck: [*]	Bank: [*] IBAN: [*] Purpose: [*]

1.3    Die Gesellschaft wird die Kapitalerhöhung erst dann zur Eintragung in das Handelsregister anmelden, wenn die Stammeinlage des Anlegers auf dem vorgenannten Konto gutgeschrieben worden ist, jedoch unverzüglich.

1.3    The Company shall file for registration of the capital increase with the commercial register only after the total capital contri- bution of GI2 has been credited to the above account, however, thereupon without any delay.

1.4 Nach der Eintragung der Kapitalerhöhung in das Handelsregister werden die Gesellschafter Geschäftsanteile an der Gesellschaft halten, die in der folgenden Tabelle aufgeführt sind	1.4 Upon the registration of the capital increase in the commercial register, the Shareholders will hold shares in the Company as set out below:

(i)   WBX 25.000 Geschäftsanteile mit den lfd. Nr. 1 - 25.000, die74,9 % der Gesellschaft repräsentiern

(ii)    GI2, 8.378 Geschäftsanteile mit den lfd. Nr. 25.001 bis 33.378, die 25, 1 % der Gesellschaft repräsentieren,

(i) WBX: 25,000 shares, numbered 1 - 25,000, representing 74.9% of the Company. (ii) GI2: 8,378 shares, numbered 25,001 - 33,378, representing 25.1% of the Company.

Gesamt 33.378 Geschäftsanteile mit den lfd. Nrn. 1 bis 33.378, die 100,00% des Stammkapitals repräsentieren	Total: 33,378 shares, numbered 1 - 33,378, representing 100% of the share capital of the Company.

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2. Zusätzliche unternehmerische Maßnahmen	2. Additional corporate measures

2.1 WBX beschließt (oder hat bereits beschlossen) in der Gesellschafterversammlung auch über:	2.1 WBX shall also resolve (or has already resolved) in the Shareholder’s Meeting on:

(a) die Anpassung einer neuer Satzungsvorschriften der Gesellschaft, die als Anhang 2.1(a) beigefügt ist (die “Satzung” in ihrer jeweils gültigen Fassung);	(a) the adoption of new Articles of Association of the Company attached as Annex 2(a) (the “Articles“ as amended from time to time);

(b) die als Anhang 2.1(b) beigefügte Geschäftsordnung für die Geschäftsführung;	(b) the rules of procedure for the management attached as Annex 2(b);

(c)     die Bestellung von Dr. Stefan Schlutius, Sabine Spiller- Schlutius, Ferdinand Schlutius und Jaime Ferré Ripoll zu weiteren alleinvertretungsberechtigten Geschäftsführern der Gesellschaft, jedoch vorbehaltlich der Beschränkung durch die Satzung, diesen Vertrag, die Geschäftsordnung und die Gesellschafterbeschlüsse;

(c)     the appointment of Dr. Stefan Schlutius, Sabine Spiller-Schlutius, Ferdinand Schlutius and Jaime Ferré Ripoll as additional managing directors of the Company, each with sole power of representation, but, for the avoidance of doubt, subject to the limitation in the Articles, this Agreement, the rules of procedure and shareholder resolutions;

(d) der Abschluss der Geschäftsführeranstellungsv erträge zwischen Dr. Stefan Schlutius, Sabine Spiller- Schlutius, Ferdinand Schlutius und der Gesellschaft beigefügt als Anlage 2.1.(c);	(d) the conclusion of the managing directors’ employment agreements among each of Dr. Stefan Schlutius, Sabine Spiller-Schlutius, Ferdinand Schlutius and the Company attached as Annex 2.1(c);

(e) die Annahme eines Rahmengeschäftsplans, der als Anhang 2.1(d) beigefügt ist.	(e) the adoption of a framework business plan attached as Annex 2(e).

(f)     WBX darf weder direkt noch indirekt bösgläubige Handlungen vornehmen, die in erster Linie darauf abzielen, den Preis für die in Abschnitt 8.1 der Vereinbarung genannten Verkaufs- und Kaufoptionen zu umgehen oder zu senken.

(f)     WBX shall not, directly or indirectly, take any actions in bad faith that would have the primary purpose of avoiding or reducing the price under the put and call detailed in section 8.1 of the Agreement.

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3. ABL Marokko S.A.	3. ABL Morocco S.A.

3.1    Die Geschäftsführer verpflichten sich, ihre Anteile an ABL Morocco S.A. zu veräußern und alle anderen Anteilseigner von ABL Morocco S.A. zu veranlassen, ihre Anteile unverzüglich nach Vollzug dieser Vereinbarung an die Gesellschaft oder eine von der Gesellschaft bestimmte Partei zu verkaufen. Der Kaufpreis für die Aktien wird auf Anraten der Steuerberater der Parteien und der ABL Morocco S.A.-Aktionäre vereinbart.

3.1    The Managers agree to sell their shares in ABL Morocco S.A. and to cause all other shareholders of ABL Morocco S.A. to sell their shares to the Company or any party determined by the Company without any delay after the execution of this Agreement. The purchase price for the shares shall be agreed upon advice from the tax advisors of the Parties and the ABL Morocco S.A. shareholders.

3.2 Die Aktionäre von ABL Morocco S.A. geben der Gesellschaft bei Unterzeichnung und Abschluss des Aktienkaufs die in Anhang 5 Abschnitt 2 festgelegten üblichen Garantien.	3.2 The ABL Morocco S.A. shareholders shall make customary guarantees to the Company as of signing and closing of the share purchase as stipulates in Annex 5 Section 2.

4. Zusicherungen und Garantien WBX	4. WBX Representations and Warranties

Vorbehaltlich der nachfolgenden Bestimmungen dieser Ziffer 3 sowie der Bestimmungen der nachstehenden Ziffer 6 sichert WBXGI2 in Form einer selbständigen Garantie im Sinne von § 311 Abs. 1 BGB und mit den in nachstehender Ziffer 6 dargelegten Rechtsfolgen zu, dass alle nachstehenden Erklärungen zum Zeitpunkt der Unterzeichnung in vollem Umfang wahr und richtig sind (nachfolgend gemeinsam als “Garantien WBX” und jeweils einzeln als “Garantie WBX” bezeichnet):

Subject to the following provisions of this Section 4 as well as the provisions of Section 6 below, WBX hereby represents and warrants to GI2 in the form of an independent guarantee within the meaning of § 311 (1) BGB (German Civil Code) and with the legal consequences, and only with the legal consequences, set forth in Section 6 below, that all of the following statements are fully true and correct as of the Signing Date (hereinafter collectively referred to as the “WBX’s Guarantees“ and each individually as a “WBX’s Guarantee“):

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4.1 Die von der Gesellschaft gemäß Ziffer 1.1 ausgegebenen Neuen Geschäftsanteile sind frei von allen Rechten und Ansprüchen Dritter.	4.1 The New Shares issued by the Company in accordance with Section 1.1 will be free and clear of any and all third-party rights and claims.

4.2 Mit der Zeichnung der gemäß Ziffer 1.1 ausgegebenen Neuen Geschäftsanteile durch GI2 erwirbt GI2 die Neuen Geschäftsanteile uneingeschränkt und frei von Rechten Dritter und sonstigen Belastungen.

4.2    Upon subscription by GI2 to the New Shares issued in accordance with Section 1.1, GI2 will acquire the New Shares without restrictions and free and clear of third-party rights and other encumbrances.

5. Zusicherungen und Gewährleistungen GI2	5. GI2 Representations and Warranties

Vorbehaltlich der Bestimmungen in nachstehender Ziffer 6 sichert hiermit gegenüber der Gesellschaft und WBX in Form einer selbständigen Garantie im Sinne von § 311 Abs. 1 BGB und mit den in nachstehender Ziffer 6 dargelegten Rechtsfolgen zu, dass alle in Anlage 5 gemachten Angaben zum Zeitpunkt der Unterzeichnung wahr, richtig und vollständig sind (nachfolgend gemeinsam als “Garantien GI2” und jeweils einzeln als “Garantie GI2” bezeichnet).

Subject to the provisions of Section 6 below, GI2 hereby represents and warrants to each, the Company and WBX, in the form of an independent guarantee within the meaning of § 311 (1) BGB (German Civil Code) and with the legal consequences, and only with the legal consequences, set forth in Section 6 below, that all of the statements made in Annex 5 are true, correct and complete as of the Signing Date (hereinafter collectively referred to as the “GI2’s Guarantees“ and each individually as an “GI2’s Guarantee“).

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6. Rechtsfolgen bei fehlerhaften Garantien	6. Legal Consequences of Incorrect Guarantees

6.1    Sollte eine der WBX-Garantien oder der GI2-Garantien (jeweils eine “Garantie”) ganz oder teilweise unrichtig sein oder sich eine Erklärung oder Anlage als unvollständig erweisen, ist die betroffene Partei verpflichtet, die Partei, die die jeweilige Garantie abgegeben hat (der “Garant”), unverzüglich über die Verletzung der Garantie zu informieren. Diese Mitteilung muss eine Darstellung der Tatsachen enthalten, auf denen die Verletzung der Garantie beruht. Eine verspätete Mitteilung hat keine Auswirkungen auf die Verpflichtungen des jeweiligen Garanten. Die Garantien werden ohne ein Verschulden des Garanten übernommen. Jede Partei kann von dem jeweiligen Garanten verlangen, in die Lage versetzt zu werden, in der sich die Gesellschaft und/oder die Partei befunden hätte, wenn die Garantie korrekt gewesen wäre.

6.1    If any of WBX’s Guarantees or the GI2’s Guarantees (each a “Guarantee”) is incorrect in whole or in part, or a statement or annex proves to be incomplete, notice of the breach of the Guarantee shall be given by the affected Party to the Party that has given the respective Guarantee (the “Guarantor“) without undue delay. Such notice shall include a statement of the facts upon which the breach of the Guarantee is based. A delay in giving notice shall not have any impact on the obligations of the relevant Guarantor. The Guarantees are given without any requirement for fault on the part of the Guarantor. Each Party may demand from the relevant Guarantor to be put in the position in which the Company and/or the Party would have been had the guarantee been correct.

6.2    Hat der jeweilige Garant die Verletzung einer Garantie nicht innerhalb einer Frist von vier (4) Wochen nach Zugang der Mitteilung geheilt oder ist eine Heilung der Verletzung nicht möglich, so haftet der jeweilige Garant für alle Schäden (§§ 249 ff. BGB), die den betroffenen Gesellschaftern und/oder der Gesellschaft durch die Unrichtigkeit oder Unvollständigkeit entstanden sind. Alle anderen gesetzlichen Ansprüche, insbesondere auf Schadensersatz, Minderung oder Vereitelung des Vertrages, sind ausgeschlossen.

6.2    If the relevant Guarantor has not cured the breach of a Guarantee within a period of four (4) weeks after receipt of such notice, or if it is not possible to cure such breach, then the relevant Guarantor shall be liable for all damages (§§ 249 et seqq. German Civil Code (BGB)) that have arisen for the affected Shareholders and/or the Company as a result of such incorrectness or incompleteness. All other statutory claims, in particular for damages, reduction of price, or for frustration of contract are excluded.

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6.3    Ansprüche aus einer Garantieverletzung, Verletzung von Zusicherungen oder Gewährleistungsansprüche verjähren mit Ablauf des 12. Kalendermonats nach Beurkundung dieser Vereinbarung außer bei Themen im Zusammenhang mit (i) Inhaberschaft von Geschäftsanteilen, (ii) Beschäftigungsangelegenheiten der Tochtergesellschaften, (iii) Steuerangelegenheiten der Tochtergesellschaften, (iv) Umweltfragen von ABL Morocco; die (in all diesen Ausnahmethemen)sechsundreißi g (36) Monate nach notarieller Berukundung dieser Vereinbarung verjähren.

6.3    Claims arising from a breach of guarantee, breach of warranties or warranty claims shall lapse at the end of the 24th calendar month after the notarazing of this Agreement except for topics related to: (i) title of the shares of the Subsidiaries; (ii) employment of the Subsidiaries; (iii) tax of the Subsidiaries; and (iv) environmental issues of ABL Morroco; which will lapse (in all these exceptions) thirtysix (36) months after notarizing this Agreement.

6.4 Ansprüche gegen GI2 aus Garantieverletzung, Verletzung von Zusicherungen oder Gewährleistungsansprüche der Anlage 5 sind der Höhe nach auf 3,5 Mio. EUR begrenzt.

6.4    Claims against GI2 for breach of guarantee, breach of warranties or warranty claims of Annex 5 are limited to EUR 3.5 million (the “CAP”) except for the Non-Related Obligations (as defined in Annex 5) which will be uncapped and not counted for the CAP.

6.5    Gemäß Abschnitt 1 des Anhangs 5 haftet GI2 nicht für Einzelschäden aufgrund von Gewährleistungsverletzungen oder Gewährleistungsansprüchen gemäß diesem Abschnitt 1, es sei denn, der Gesamtbetrag der dem Unternehmen und/oder WBX enstandenen Schäden übersteigt 100.000 EUR (der „Korb“); in diesem Fall haftet GI2 für den gesamten Schadensbetrag ab einem Euro (1 EUR) und nicht für den den Korb übersteigenden Betrag.

6.5    Under Section 1 Annex 5, GI2 shall not be liable in respect of any single damage for breaches of warranties or warranty claims under such Section 1, unless the aggregate amount of damages caused to the Company and/or WBX exceed EUR 100,000 (the “Basket”), in which case GI2 will be liable for the entire amount of damages from euro one (EUR 1) rather than the excess over the Basket.

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6.6    Der Korb für Abschnitt 2 von Anhang 5 beträgt 500.000 EUR, wobei die obige Ziffer 6.5 sinngemäß gilt, mit Ausnahme der nicht bindenden Verpflichtungen (wie in Anhang 5 definiert), für die der Korb nicht gilt

6.6    The Basket for Section 2 of Annex 5 shall be EUR 500,000 which Section 6.5 above shall be applicable mutandis mutandi except for the Non-Related Obligations (as such term is defined in Annex 5) which the Basket shall not be applicable.

6.7    Ungeachtet anderslautender Bestimmungen in dieser Vereinbarung vereinbaren die Parteien, dass die in dieser Ziffer 6 genannten Haftungsbeschränkungen im Falle von Vorsatz, Arglist, grober Fahrlässigkeit und/oder absichtlichem Fehlverhalten nicht gelten.

6.7    Notwithstanding anything in this Agreement to the contrary, the Parties agree that no limitations on liability set out in this Section 6 shall apply in the event of intend, fraud, gross negligence and/or willful misconduct.

7. Sperrfrist, Übertragung von Anteilen	7. Lock Up, Transfer of Shares

7.1 GI2 verpflichtet sich hiermit gegenüber der Gesellschaft und WBX, während eines Zeitraums von 60 Monaten nach dem Unterzeichnungsdatum (die “Lock-Up-Periode”)	7.1 GI2 hereby undertakes to the Company and WBX that for a period of 60 months following the Signing Date (the “Lock-Up Period”), it will not:

(a)     keine seiner Anteile an der Gesellschaft zu verkaufen, zu übertragen, zu verpfänden, zu belasten oder anderweitig zu veräußern (einschließlich der Einräumung einer Option oder der Schaffung eines Treuhandverhältnisses in Bezug auf die Anteile) oder damit zu handeln; und/oder

(a)     sell, transfer, pledge, encumber or otherwise dispose of (ver- fügen) or deal with (including the granting of any option over or the creation of any form of trust relationship in respect of) any of its shares in the Company; and/or

(b) keine Vereinbarung oder Transaktion in Bezug auf Stimmrechte oder andere mit seinen Anteilen an der Gesellschaft verbundene Rechte abzuschließen.	(b) enter into any agreement or transaction in respect of any voting rights or other rights attaching to any of its shares in the Company.

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7.2    WBX und GI2 sind berechtigt, ihre Anteile an der Gesellschaft auf ein mit ihnen verbundenes Unternehmen zu übertragen. Die anderen Gesellschafter müssen einer solchen Übertragung stets zustimmen (sofern ihre Zustimmung erforderlich ist), auf ein etwaiges Vorkaufsrecht verzichten (Ziffer 10 der Satzung), und unter der Voraussetzung, dass sie alle Verpflichtungen aus dieser Vereinbarung ebenso unterzeichnen, wie sie in Ziffer 12 dieses Vertrags ausgeführt sind.

7.2    WBX and GI2 shall be entitled to transfer their shares in the Company to any of their Affiliates. The other Shareholders shall always consent to such transfer (if their consent is required), waive any right of first refusal (Section 10 of the Articles) provided that they will sign and commit of all the obligations under this Agreement as well as detailed in Section 12 of this Agreement.

8. Wallbox N.V.	8. Wallbox N.V.

8.1    GI2 kann und WBX ist berechtigt, von GI2 zu verlangen, seine Anteile an der Gesellschaft gegen Barzahlung und/oder Anteile an der Wallbox N.V. gemäß den Bedingungen dieses Vertrages und insbesondere Anhang 8.1.a bis b zu verkaufen, nachdem der Jahresabschluss der Gesellschaft für das Geschäftsjahr 2024 festgestellt wurde. Diese Option kann von jeder Partei nur bis zum 31.

Dezember 2025 ausgeübt werden.

8.1    The GI2 may and WBX shall be entitled to require GI2 to sell to WBX its shares in the Company against cash payments and/or shares in Wallbox N.V. in accordance with the terms and conditions of this Agreement and, in particular, Annex 8.1 a to b, after the financial statements of the Company for the financial year 2024 have been approved. This option may only be exercised by any Party until December 31, 2025.

8.2 Preisanpassung	8.2 Price Adjustment

(a)     Für den Fall, dass zwischen dem Unterzeichnungsdatum und dem Vollzugsdatum des Geschäftsanteilskaufs und — verkaufs gemäß Ziffer 8.1 Ereignisse oder Umstände eintreten, die zu einem Schadenersatzanspruch zugunsten WBX und/oder der

(a)     In the event that between the Signing Date and completion date of the share sale and purchase pursuant to Section 0, events or circumstances occur that result in any damages eligible for compensation in favor of WBX and/or Company in accordance with this Agreement or any other amounts owed by GI2 (or Related Persons) to WBX and/or the Company, the

SEITE 14 VON 37

Gesellschaft gemäß diesem Vertrag oder zu anderen Beträgen führen, die GI2 (oder mit ihm verbundene Parteien) WBX und/oder der Gesellschaft schuldet, unterliegt der Preis für den Verkauf der Geschäftsanteile durch GI2 einer Anpassung, indem der entsprechende Betrag eines solchen Schadens und/oder solcher Beträge vom Preis abgezogen wird. Die Anpassung wird durch WBX begründet, indem er entweder:

price for the sale of shares by GI2 will be subject to an adjustment by deducting the equivalent amount of such damages and/or amounts from the price. The ad- justment will be justified by WBX through either:

(i) eine Vereinbarung zwischen den Parteien, oder	(i) An agreement between the Parties, or

(ii)    eine Erklärung von WBX zusammen mit einem vollstreckbaren Urteil, das die Verpflichtung zur Zahlung des entsprechenden Schadensersatzes feststellt. Um jeden Zweifel auszuschließen, reicht eine vorläufige Vollstreckbarkeit aus, ein rechtskräftiges Urteil ist nicht erforderlich.

(ii)    A statement from WBX along with an enforceable judgment that declares the obligation to pay the corresponding damages. For the avoidance of all doubt, a provisional enforceability shall be sufficient, a final binding judgment is not required.

(b)     GI2 nimmt hiermit zur Kenntnis und erklärt sich damit einverstanden, dass für den Fall, dass zum Zeitpunkt des Vollzugs des Anteilsverkaufs underwerbs gemäß Ziffer 8.1 eine anhängige Forderung der Gesellschaft und/oder WBX gegen ihn besteht, die noch nicht vollständig geklärt ist und daher noch andauert, WBX das Recht hat, den Betrag eines solchen

(b)     GI2 hereby acknowledges and agrees that, if on the completion date of the share sale and purchase pursuant to Section 8.1, there is a pending claim against him (or its Related Persons) from the Company and/or WBX which has not been fully resolved and is, therefore, ongoing, WBX shall have the right to withhold the amount duly substantiated (to the extent possible) of such damage or any claim made under the

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Schadens oder einer Forderung, die unter den Bedingungen dieses Vertrages geltend gemacht wird, und/oder jeden Betrag, den der Anleger WBX und/oder der Gesellschaft schuldet, einzubehalten, bis die betreffende Forderung geklärt ist oder nach Erlass einer vollstreckbaren gerichtlichen Entscheidung oder eines Schiedsspruchs; zu diesem Zeitpunkt wird WBX:

terms of this Agreement and/or any amount owed by GI2 (or its Related Persons) to WBX and/or the Company, until the relevant claim has been resolved, or following the issuance of an enforceable court decision or an arbitration award, at which point WBX shall:

(i) den Preis anpassen, indem er den entsprechenden Betrag des Schadens vom Preis abzieht; oder	(i) adjust the price by deducting the equivalent amount of such damages from the price; or

(ii) dem GI2 den übersteigenden Betrag, der nicht durch den Anspruch abgedeckt ist, zurückerstatten.	(ii) refund to GI2 any excess amount not covered by the claim.

8.3    WBX schlägt in den nächsten Jahreshauptversammlungen der Wallbox N.V. einen der Geschäftsführer (Dr. Stefan Schlutius, Ferdinand Schlutius oder Sabine Spiller-Schlutius) als Mitglied des Verwaltungsrats der Wallbox N.V. vor.

8.3    WBX shall propose in the next annual shareholders’ meeting of Wallbox N.V. one of the Managers (Dr. Stefan Schlutius, Ferdinand Schlutius and Sabine Spiller-Schlutius) as member of the board of directors of Wallbox N.V.

8.4 Einer oder mehrere der Geschäftsführer (Dr. Stefan Schlutius, Ferdinand Schlutius oder Sabine Spiller-Schlutius) nehmen am Management Komitee der Wallbox N.V. teil.	8.4 One or more of the Managers (Dr. Stefan Schlutius, Ferdinand Schlutius and Sabine Spiller-Schlutius) shall participate in the management committee of Wallbox N.V.

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9. Die Geschäftsleitung	9. Management Board

9.1    Die Gesellschaft besteht in der Regel aus mindestens drei (3) Geschäftsführern. Die Gesellschaft wird in einem ersten Schritt fünf Geschäftsführer haben, den derzeitigen Geschäftsführer sowie die in Abschnitt 2.1(c) genannten Personen. WBX verpflichtet sich jedoch, zwei der Geschäftsführer bis zum 30. Juni 2024 nicht abzuberufen. Danach kann WBX zwei (2) der Geschäftsführer als Geschäftsführer der Gesellschaft abberufen.

9.1    As a rule, the Company shall have at least three (3) managing directors. The Company will, however as first stage, have five managing directors, the current managing director as well as the persons mentioned in Section 2(c). However, WBX agrees not to remove three of the Managers as managing directors until June 30, 2024. Thereafter, WBX may remove two (2) of the Managers as managing directors of the Company.

9.2    WBX ist berechtigt, alle bis auf einen Geschäftsführer zu ernennen und abzuberufen, und GI2 ist berechtigt, jederzeit einen Geschäftsführer zu ernennen und den so ernannten Geschäftsführer abzuberufen.

9.2 WBX shall be entitled to appoint and remove all but one managing director and GI2 shall be entitled to appoint one managing director at any time and remove the managing director so appointed.

9.3    Jeder von GI2 ernannte Geschäftsführer ist nur berechtigt, die Gesellschaft gemeinsam mit einem anderen von WBX ernannten Geschäftsführer zu vertreten, mit Ausnahme der in Anlage 2 (b) (Geschäftsordnung) aufgeführten Angelegenheiten.

9.3    Any managing director appointed by GI2 shall only be entitled to represent the Company jointly with another managing director appointed by WBX, except for the mattersdetailed in Annex 2(b)(Rules of Procedures).

9.4 Ungeachtet des Vorstehenden kann WBX jeden Geschäftsführer jederzeit aus wichtigem Grund abberufen.	9.4 Irrespective of the foregoing, WBX may always remove any managing director for cause (aus wichtigem Grund).

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10. Good Leaver / Bad Leaver	10. Good Leaver / Bad Leaver

10.1 Für den Fall, dass	10.1 In the event that

(a)     das Dienst-, Arbeitsoder Beratungsverhältnis eines Geschäftsführers (Dr. Stefan Schlutius, Ferdinand Schlutius oder Sabine Spiller-Schlutius) mit der Gesellschaft aus einem Grund, den der Geschäftsführer vorsätzlich, betrügerisch und/oder grob fahrlässig zu vertreten hat, von der Gesellschaft gekündigt wird; oder

(a)     the service, employment or consultancy agreement of a Manager (Dr. Stefan Schlutius, Ferdinand Schlutius or Sabine Spiller-Schlutius) with the Company is terminated by the Company for cause for which the Manager is responsible intentionally, fraud and/or through gross negligence; or

(b)     die Abberufung eines Geschäftsführers (Dr. Stefan Schlutius, Ferdinand Schlutius oder Sabine Spiller-Schlutius) aus einem Grund, den der Geschäftsführer vorsätzlich, betrügerisch und/oder grob fahrlässig zu vertreten hat

(b)     the appointment of a Manager (Dr. Stefan Schlutius, Ferdinand Schlutius or Sabine Spiller-Schlutius) as a managing director of the Company is terminated for cause for which the Manager is responsible intentionally, fraud and/or through gross negligence

in jedem der Fälle (a) bis (b) außer im Falle des Todes, des regulären Ruhestands oder der dauerhaften Verhinderung des Geschäftsführers;	in each of the cases (a) to (b) other than for reason of the death, regular retirement or permanent disability of the Manager;

(c)     der Geschäftsführer (Dr. Stefan Schlutius, Ferdinand Schlutius oder Sabine Spiller-Schlutius) gegen Wettbewerbsverbote verstößt, unabhängig davon, ob diese vertraglicher oder nachvertraglicher Natur sind, insbesondere ohne Einschränkung gemäß seinem Dienst-, Arbeitsoder Beratervertrag, der Satzung der Gesellschaft oder diesem Vertrag; oder

(c)     the Manager (Dr. Stefan Schlutius, Ferdinand Schlutius or Sabine Spiller-Schlutius) infringes any non-competition obligations, irrespective of whether of a contractual or post-contractual nature, in particular without limitation pursuant to his service, employment or consultancy agreement, the Articles of Association of the Company or this Agreement; or

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(d)     GI2 gegen Ziffer 7 verstößt oder ein Geschäftsführer (Dr. Stefan Schlutius, Ferdinand Schlutius oder Sabine Spiller-Schlutius) seine direkten und/oder indirekten Anteile an der Gesellschaft vor Ablauf der Sperrfrist veräußert, überträgt, verpfändet, belastet oder anderweitig verfügt oder mit ihnen handelt (einschließlich der Einräumung einer Option oder der Begründung eines Treuhandverhältnisses in Bezug auf sie) oder eine Vereinbarung oder Transaktion in Bezug auf Stimmrechte oder andere Rechte, die mit seinen Anteilen an GI2 verbunden sind, eingeht; oder

(d)     GI2 breaches Section 7 or a Manager (Dr. Stefan Schlutius, Ferdinand Schlutius or Sabine Spiller-Schlutius) sells, transfers, pledges, encumbers or otherwise disposes of (verfügen) or deals with (including the granting of any option over or the creation of any form of trust relationship in respect of) any of its direct and/or indirect shares of the Company or enters into any agreement or transaction in respect of any voting rights or other rights attaching to any of its shares in Company prior to the end of the Lock-Up Period; or

(e) GI2 es versäumt hat, trotz Erhalt einer Mitteilung innerhalb einer angemessenen Frist die Verletzung wesentlicher Verpflichtungen aus diesem Vertrag zu unterlassen;	(e) GI2 has failed, despite having received a notice, to refrain from violating material obligations arising from this Agreements within reasonable time;

ist GI2 verpflichtet, für jedes Ereignis eine Vertragsstrafe gemäß Ziffer 10.2 an WBX zu zahlen. Im Falle eines fortgesetzten Verstoßes wird die Vertragsstrafe für jeden angefangenen Monat des Verstoßes fällig.

GI2 shall be obliged to pay to WBX for each event a contractual penalty pursuant to Section 10.2. In the event of a continuing violation, the contractual penalty shall accrue for each commenced month of the violation.

10.2   Bei einem der in Abschnitten 10.1 (a), 10.1 (b) und 10.1 (e) beschriebenen Ereignisse beträgt die Vertragsstrafe 200.000 EUR pro Verstoß. Für die Ereignisse in Abschnitt 10.1 (c) beträgt die Vertragsstrafe 2.000.000 EUR pro Verstoß. In jedem Fall von Abschnitt 10.1(d) beträgt die Vertragsstrafe pro Verstoß den höheren der beiden folgenden Beträge: (i) den für die Geschäftsanteile erhaltenen Kaufpreis oder (ii) den Marktwert dieser Geschäftsanteile, je nachdem, welcher Wert höher ist.

10.2   In any of the events described in Sections 10.1(a), 10.1(b) and 10.1(e), the contractual penalty shall amount to EUR 200,000 per breach. For the events in Section 10.1 (c), the contractual penalty shall be EUR 2,000,000 per breach. In any event of Section 10.1(d) the contractual penalty per breach shall amount to the higher of (i) the purchase price received for the shares or (ii) the fair market value of these shares, as the case may be.

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10.3   WBX hat das Recht, neben der verwirkten Vertragsstrafe weiterhin die Einhaltung der jeweils verletzten Pflichten und insbesondere die Unterlassung der pflichtwidrigen Handlungen zu verlangen. WBX ist berechtigt, neben dem fortbestehenden Anspruch auf Erfüllung der verletzten Pflichten auch Schadensersatz von GI2 zu verlangen. In diesem Fall kann WBX eine verwirkte Vertragsstrafe als Mindestschaden geltend machen; die Geltendmachung eines darüber hinausgehenden Schadens ist nicht ausgeschlossen. In keinem Fall kann die Höhe der verwirkten Vertragsstrafe dadurch gemindert werden, dass WBX einen geringeren Schaden geltend macht. Die §§ 340 Abs. 1, 341 Abs. 3 BGB werden hiermit abbedungen.

10.3   WBX shall have the right, in addition to the contractual penalty forfeited, to continue to demand compliance with the respective breached obligations and, in particular, to demand refraining from the actions breaching the obligations. WBX shall also have the right to claim damages from GI2 in addition to the continuing claim for performance of the relevant obligations. In this case, WBX may claim any forfeited contractual penalty as a minimum amount of damages; the assertion of further damages is not excluded. In no case may the amount of the forfeited contractual penalty be reduced by claiming that WBX suffered a lesser damage. §§ 340 (1), 341 (3) BGB are hereby waived.

11. Kündigung Beendigung	11. Term Termination

11.1   Dieser Vertrag tritt mit dem Tag der Unterzeichnung in Kraft und gilt für einen bestimmten Zeitraum bis zum fünfzehnten Jahrestag der Unterzeichnung; für diesen Zeitraum ist eine ordentliche Kündigung dieses Vertrages ausgeschlossen. Danach kann jede der Parteien ihre Beteiligung an diesem Abkommen mit einer Frist von sechs Monaten zum Ende eines Kalenderjahres schriftlich kündigen. Das Recht zur Kündigung dieser Vereinbarung aus wichtigem Grund bleibt unberührt.

11.1   This Agreement shall become effective upon the Signing Date and shall have effect for a fixed period of time up until the fifteenth annual anniversary of the Signing Date; for this period of time, a regular termination of this Agreement shall be excluded. Thereafter, each of the Parties may give six months’ written notice to the end of a calendar year to terminate his participation in this Agreement for the future. The right to terminate this Agreement for cause shall remain unaffected.

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11.2   Scheidet eine Partei durch Kündigung oder aus einem anderen Grund aus, so wird diese Vereinbarung von den übrigen Parteien fortgesetzt; dies gilt auch im Falle der Insolvenz oder Liquidation einer der Parteien.

11.2   If one Party leaves as a result of giving notice or for any other reason, this Agreement shall be continued by the remaining Parties; this shall also apply in the event of the insolvency or liquidation of any of the Parties.

11.3 Dieser Vertrag endet automatisch, wenn nur noch ein Gesellschafter in der Gesellschaft verbleibt.	11.3 This Agreement shall automatically terminate when there is only one Shareholder left in the Company.

11.4   Die Beendigung oder das Erlöschen dieser Vereinbarung berührt nicht die Rechte, Pflichten oder Verbindlichkeiten, die ihrer Natur nach dazu bestimmt sind, eine solche Beendigung oder ein solches Erlöschen zu überdauern, einschließlich, aber nicht beschränkt auf: Abschnitte 5, 6, 7, 8, 10 (lit. c und d), 11, 14. 15, 17.10 ,17.11. und Ziffer 14 bleibt 36 Monate nach Beendigung dieser Vereinbarung in Kraft. Abschnitt 13 bleibt 10 Jahre nach Beendigung des Abkommens in Kraft.

11.4   The termination or expiration of this Agreement shall not affect the rights, obligations, or liabilities that, by their nature, are intended to survive such termination or expiration, including but not limited to: Sections 5, 6, 7, 8.2, 10 (sections c and d, together with section 10.2), 11, 14, 15, 17.10 and 17.11. Section 14 shall remain in force 36 months after termination of this Agreement. Section 13 shall be in force 10 years after termination.

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12. Beitritt zu diesem Vertrag	12. Accession to this Agreement

12.1   Die Gesellschafter verpflichten sich gegenseitig, ihre jeweiligen Rechtsnachfolger sowie jeden weiteren, der der Gesellschaft als Gesellschafter beitritt, zu verpflichten, in die Rechte und Pflichten dieses Vertrages als Gesellschafter einzutreten.

12.1   The Shareholders undertake towards each other to commit their respective legal successors as well as any further party joining the Company as a shareholder to enter into the rights and obligations of this Agreement as a party.

12.2   Überträgt ein Gesellschafter seine Anteile an der Gesellschaft auf einen Dritten, so bieten die übrigen Parteien diesem Dritten hiermit unwiderruflich den Beitritt zu diesem Vertrag in der zum Zeitpunkt des Beitritts geltenden Fassung an, wobei dieser Dritte in alle Rechte und Pflichten des seine Anteile auf den Dritten übertragenden Gesellschafters vollumfänglich eintritt. Die Annahme der vorgenannten Abtretung durch den Dritten ist gegenüber der Gesellschaft schriftlich zu erklären, soweit nicht gesetzlich eine strengere Form vorgeschrieben ist. Die übrigen Parteien bevollmächtigen hiermit die Gesellschaft zur Entgegennahme der Annahmeerklärung und verzichten auf den Zugang der Annahme (§ 151 BGB).

12.2   If a Shareholder transfers its shares in the Company to any third-party, the remaining Parties hereby irrevocably offer to such third-party to accede to this Agreement in the version effective at the time of the accession, whereas such third-party fully assumes all rights and obligation of the Shareholder transferring its shares to the third-party. Acceptance of the aforementioned offer by the third-party is to be declared vis-à-vis the Company in written form, unless a stricter form is required by law. The remaining Parties hereby authorize the Company to receive such acceptance declaration and waive the receipt of the acceptance (§ 151 BGB).

13. Vertraulichkeit	13. Confidentiality

      Jeder Gesellschafter verpflichtet sich, den Inhalt dieses Vertrages sowie alle von der Gesellschaft erhaltenen vertraulichen Informationen vertraulich zu behandeln und nicht zu anderen Zwecken als der Überwachung seiner Beteiligung an der Gesellschaft offenzulegen oder zu verwenden, es sei denn, diese Informationen (i) sind der Öffentlichkeit allgemein bekannt

      Each Shareholder agrees that such Shareholder will keep confidential and will not disclose or use for any purpose, other than to monitor its investment in the Company, the content of this Agreement as well as any confidential information obtained from the Company, unless such information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 13 by such Shareholder), (ii) is or has been inde-pendently developed or conceived by such Shareholder

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      oder werden ihr bekannt (außer als Ergebnis eines Verstoßes gegen diese Ziffer 13 durch den Gesellschafter), (ii) von einem solchen Gesellschafter ohne Verwendung vertraulicher Informationen der Gesellschaft entwickelt oder konzipiert wurden oder (iii) einem solchen Gesellschafter von einem Dritten offengelegt wurden, ohne dass dieser Dritte eine Vertraulichkeitsverpflichtung gegenüber der Gesellschaft verletzt hat; jedoch unter der Voraussetzung, dass ein Gesellschafter vertrauliche Informationen (a) seinen Rechtsanwälten, Wirtschaftsprüfern, Steuerberatern und anderen professionellen Beratern, die einer beruflichen Vertraulichkeitspflicht unterliegen, in dem Umfang offenlegen kann, der für ihre Dienstleistungen im Zusammenhang mit der Überwachung der Investition in die Gesellschaft erforderlich ist, (b) an jeden potenziellen Erwerber von Geschäftsanteilen des Unternehmens, die sich im Besitzdieses Gesellschafters befinden, oder an jeden gegenwärtigen oder zukünftigen Investor in das Unternehmen, solange dieser potenzielle Erwerber oder GI2 sich bereit erklärt, sich an Vertraulichkeitsverpflichtungen zu halten, die den Bestimmungen dieses Abschnitts 13 entsprechen, (c) an ein verbundenes Unternehmen eines solchen Aktionärs im Rahmen der gewöhnlichen Geschäftstätigkeit, (d) an Börsen oder staatliche Ämter oder Behörden, denen der jeweilige Aktionär oder eines seiner verbundenen Unternehmen solche Informationen mitteilen muss, oder (e) wenn dies gesetzlich oder durch eine vollstreckbare gerichtliche oder behördliche Anordnung vorgeschrieben ist, vorausgesetzt, der jeweilige Aktionär unternimmt angemessene Schritte, um den Umfang einer solchen Offenlegung zu minimieren.

      without use of the Company’s confidential information or (iii) is or has been disclosed to such Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Shareholder may disclose confidential information (a) to its attorneys, accountants, tax advisors and other professional advisors who are subject to a professional duty of confidentiality to the extent necessary for their services in connection with monitoring the investment in the Company, (b) to any prospective purchaser of shares of the Company held by such Shareholder or to any present or future investor in the Company as long as such prospective purchaser or GI2 agrees to be bound by confidentiality obligations equivalent to the provisions of this Section 13, (c) to any Affiliate of such Shareholder in the ordinary course of business, (d) to any stock exchanges or state offices or authorities to which the respective Shareholder or any of its Affiliates must notify such information, or (e) as required by law or enforceable court or governmental order, provided that the respective Shareholder takes reasonable steps to minimize the extent of any such disclosure.

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14. Wettbewerbsverbot und Abwerbeverbot	14. Non-Competition and Non-Solicitation

14.1   Während der Dauer seiner unmittelbaren oder mittelbaren Beteiligung am Stammkapital der Gesellschaft darf GI2 ohne schriftliche Zustimmung von WBX weder direkt noch indirekt, weder auf eigene noch auf fremde Rechnung oder in irgendeiner Eigenschaft Tätigkeiten ausüben oder Rechtsverhältnisse eingehen, die direkt oder indirekt mit den Geschäftsaktivitäten der Gesellschaft und/oder ihrer Tochtergesellschaften und/oder von WBX und/oder seiner verbundenen Unternehmen (einschließlich Wall-box N. V.) in den Ländern, in denen die Gesellschaft, eine Tochtergesellschaft der Gesellschaft, WBX und/oder ein verbundenes Unternehmen von WBX direkt oder indirekt tätig ist oder zu sein beabsichtigt (“Konkurrierende Aktivitäten”). Diese Wettbewerbsbeschränkungen   gelten auch für die Beteiligung (für eigene oder fremde Rechnung) an Unternehmen, die konkurrierende Tätigkeiten ausüben. Die vorstehenden Wettbewerbsbeschränkungen gelten nicht für Beteiligungen an börsennotierten Aktiengesellschaften von bis zu 5,0% (fünf Prozent) des Grundkapitals.

14.1   For the duration of their direct or indirect participation in the registered share capital of the Company, GI2 (and any of its Related Persons) may not without WBX’s written consent conduct any activities or enter into any legal relationships, neither directly nor indirectly, neither for their own nor for third party’s account or in any capacity whatsoever, which directly or indirectly compete with the business activities of the Company and/or its subsidiaries and/or WBX and/or its Affiliates (including Wallbox N.V.) in to those countries, in which the Company, a subsidiary of the Company, WBX and/or any Affiliate of WBX is or intends to operate, directly or indirectly (“Competing Activities”). These restrictions on competition also apply to the participation (either for their own or for a third party’s account) in companies which conduct Competing Activities. The above restrictions on competition do not apply with respect to participations in listed stock corporations of up to 5.0% (five percent) of the registered share capital.

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14.2   Scheidet GI2 aus welchen Gründen auch immer als Gesellschafter aus, so gilt Ziffer 14.1 dieses Vertrages für die Dauer von zwei (2) Jahren ab dem Zeitpunkt seines Ausscheidens aus der Gesellschaft als Gesellschafter entsprechend.

14.2   If GI2 ceases to be a shareholder of the Company for any reason whatsoever, Section 14.1 of this Agreement shall apply mutatis mutandis for a period of two (2) years from the date of its withdrawal or exit from the Company (as shareholder).

14.3   Scheidet GI2, gleich aus welchem Grund, als Gesellschafter aus, so ist es ihm für die Dauer von zwei (2) Jahren ab dem Zeitpunkt seines Ausscheidens (als Gesellschafter) aus der Gesellschaft (inklusive Tochtergesellschaften), WBX und/oder und/oder mit WBX verbundene Unternehmen untersagt, direkt oder indirekt für Kunden, Lieferanten und Forschungs- und Entwicklungspartner der Gesellschaft, gleich in welcher Form, sei es als Berater, auf eigene oder fremde Rechnung tätig zu werden oder diese in sonstiger Weise zu unterstützen.

14.3   If GI2 withdraws from the Company as a shareholder, for whatever reason, it shall be prohibited to GI2 (and any of its Related Persons) for a period of two (2) years from the date of its withdrawal or exit from the Company (as shareholder) from acting directly or indirectly for customers, suppliers and research and development partners of the Company (including its subsidiaries), WBX and/or any Affiliate of WBX, in whatever manner, whether as a consultant, for its own account or for the account of third parties, or from supporting them in any other way.

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14.4   Die Geschäftsaktivitäten der reev GmbH mit Sitz in München, der ABL reev solutions GmbH mit Sitz in München, der reev digital o.o.o. mit Sitz in Zagreb (Kroatien), ABL reev international GmbH mit Sitz in Nürnberg, ABL reev Schweiz GmbH mit Sitz in Spreitenbach (Schweiz), eltric GmbH mit Sitz in Bayreuth und Locio GmbH mit Sitz in München zum Zeitpunkt der Unterzeichnung gelten nicht als konkurrierende Tätigkeiten, sofern (a) diese Gesellschaften ihre bisherigen Tätigkeiten fortsetzen. und insbesondere keine Hardware-EV-Ladegeräte herstellen; und/oder (b) während der Laufzeit dieser Vereinbarung und während eines Zeitraums von 24 Monaten nach dem Ausscheiden von GI2 aus dem Unternehmen (als Anteilseigner) verkauft GI2 und/oder einer der Geschäftsführer weder direkt noch indirekt EV-Ladegeräte an die oder durch die Geschäftsführer-Unternehmen und/oder eine andere Einrichtung und/oder beim Verkauf auf irgendeine Weise unterstützt, sofern nicht ausdrücklich von WBX erlaubt. Locio GmbH stellt Ladekabel und Zubehör her. Diese Tätigkeit stellt ausdrücklich keine konkurrierende Tätigkeit dar vorausgesetzt, dass dieses Unternehmen nur Ladekabel und Zubehör herstellt, wie sie heute produziert werden.

14.4   The business activities of reev GmbH with its registered office in Munich, ABL reev solutions GmbH with its registered office in Munich, reev digital o.o.o. with its registered office in Zagreb (Croatia), ABL reev international GmbH with its registered office in Nuremberg, ABL reev Schweiz GmbH with its registered office in Spreitenbach (Switzerland), eltric GmbH with its registred office in Bayreuth and Locio GmbH with its registered office in Munich (all of them, the “Manager Companies”) as of the Signing Date shall not be regarded as Competing Activities provided that: (a) such companies continues with its current activities and are, in particular not producing hardware EV chargers; and/or (b) during the term of this Agreement and during a period of 24 months after withdrawl or exit of GI2 of the Company (as shareholder), GI2 and/or any of Managers does not sale and/or help to sell by any means, directly or indirectly, EV chargers to or though the Manager Companies and/or any other entity unless explicitly allowed by WBX. Locio GmbH manufactures charging cables and accessories. This activity is expressly not a competing activity provided that this company only produces charging cables and accessories as the ones produced as of today.

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14.5   GI2 verpflichtet sich, während der Dauer seiner Bindung an diesen Vertrag und für einen Zeitraum von 24 (vierundzwanzig) Monaten danach Ausscheiden von GI2 (als Gesellschafter), es zu unterlassen, Mitarbeiter der Gesellschaft direkt oder indirekt zur Beendigung ihres Arbeitsverhältnisses mit der Gesellschaft zu bewegen und Dritte, die für die Gesellschaft Dienstleistungen oder Arbeiten erbracht haben, oder Kunden der Gesellschaft zur Beendigung der Geschäftsbeziehung mit der Gesellschaft zu bewegen.

14.5   GI2 (and any of its Related Persons) shall be obliged while he is bound to this Agreement and for a period of the following 24 (twenty four) months after withdrawal or exit of the Company by GI2 (as shareholder) to refrain directly or indirectly from enticing employees of the Company to terminate their employment relationship with the Company and from enticing third parties who have provided services or works for the Company or customers of the Company to terminate the business relationship with the Company.

14.6   Für jeden Fall der Zuwiderhandlung gegen Ziff. 14.1, 14.2., 14.3 und/ oder 14.5 ist GI2 verpflichtet, eine Vertragsstrafe in Höhe von EUR 2.000.000 pro Verstoß an WBX zu zahlen. Im Falle eines fortgesetzten Verstoßes fällt die Vertragsstrafe für jeden angefangenen Monat des Verstoßes an. Die Vertragsstrafe tritt neben die sonstigen Ansprüche von WBX bzw. der Gesellschaft aus der Verletzung von Ziffer 14.1, 14.2., 14.3 und/oder 14.5 und lässt sonstige vertragliche und gesetzliche Rechte der Gesellschaft bzw. von WBX, insbesondere Schadensersatzansprüche, bestehen. Ziffer 10.3 gilt entsprechend.

14.6   For each case of violation of Sections 14.1,14.2, 14.3 and/or 14.5, GI2 shall be obliged to pay a contractual penalty in the amount of EUR 2,000,000 to WBX per breach. In the event of a continuing violation, the contractual penalty shall accrue for each commenced month of the violation. The contractual penalty shall be in addition to WBX and/or Company other claims arising from the violation of Sections 14.1, 14.2, 14.3 and/ or 14.5 and any other contractual and statutory rights of the Company or WBX in particular claims for damages, shall remain in force. Section 10.3 shall apply accordingly.

14.7   Jede der Geschäftsführer verpflichtet sich (und veranlasst alle mit ihr verbundenen Personen), alle Verpflichtungen gemäß Ziffern 10.1(c), 10.1(d) und 14 zu erfüllen. Ein Verstoß gegen diese Verpflichtungen (durch einen von ihnen oder eine mit ihnen verbundene Person)

14.7   Each of the Managers undertakes (and cause tot their Related Persons) to fullfill all the obligations under Sections 10.1(c), 10.1(d) and 14. Any breach of such undertakings (by any of them or or any its Related Persons) shall have the same legal consequences for each of the Managers as detailed in Sections 10.2, 10.3 and 14.6 for GI2, which shall apply to each of them mutatis mutandi. For the sake of clearness, the two (2)

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      hat für jeden der Manager die gleichen rechtlichen Konsequenzen, wie sie in den Abschnitten 10.2, 10.3 und 14.6 für GI2 beschrieben sind, die für jeden von ihnen mutatis mutandi gelten. Aus Gründen der Klarheit beginnt die für die Manager in den entsprechenden Abschnitten geltende Zwei-(2)- Jahres-Frist als mittelbare Mehrheitsaktionäre mit dem Ausscheiden von GI2 aus der Gesellschaft (als Aktionär).

years period applicable to the Managers in the relevant sections, as majority indirect shareholders, starts as from GI2 withdrawal or exit of the Company (as shareholder).

15. Bekanntmachungen	15. Notices

15.1   Alle Mitteilungen, Aufforderungen und sonstigen Mitteilungen im Rahmen dieses Vertrages haben in englischer Sprache in Textform zu erfolgen, soweit nicht durch Gesetz oder diesen Vertrag eine besondere Form vorgeschrieben ist, und sind persönlich, per Kurier, per Telefax oder per E-Mail an die nachstehend genannte Adresse oder an eine andere Person oder Adresse zu richten, die von der jeweiligen Partei den anderen Parteien in gleicher Weise mitgeteilt wird:

15.1   All notices, requests and other communications hereunder shall be made in text form in the English language, unless a specific form is prescribed by statutory law or this Agreement, and delivered by hand, courier, telefax or e-mail to the person at the address set out below, or such other person or address as may be designated by the respective Party to the other Parties in the same manner:

15.2 Wenn an WBX, an: [*] Address: carrer Foc, 68, 08038-Barcelona Emails : [*]	15.2 If to WBX and WBX NV, to: [*] Address: [*] Emails: [*]

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15.3 Wenn an GI2, an: [*] Addresse von allen: [*] Emails: [*]	15.3 If to GI2 and to any Manager, to: [*] Address of all: [*] Emails: [*]

16. Definierte Begriffe, Auslegung	16. Defined Terms, Interpretation

16.1 Die folgenden Begriffe haben die folgende Bedeutung:	16.1 The following terms shall have the following meaning:

(a)     “Verbundene Unternehmen” sind natürliche Personen, Körperschaften, Gesellschaften, Personenvereinigungen oder andere juristische Personen, die nach dem Recht einer beliebigen Rechtsordnung gegründet wurden und verbundene Unternehmen im Sinne der §§ 15 ff. des deutschen Aktiengesetzes sind.

(a)     “Affiliates” shall mean any individual persons, any corporation, company, partnership, association or other legal entity established pursuant to the laws of any jurisdiction who or which are affiliated enterprises (verbundene Unternehmen) within the meaning of Section 15 et seqq. Of the German Stock Corporation Act (Aktiengesetz).

(b)     “Geschäftstag” ist ein Tag, der nicht (i) ein Samstag, (ii) ein Sonntag oder (iii) ein anderer Tag ist, an dem die Geschäftsbanken in Nürnberg/Deutschland oder Barcelona/Spanien aufgrund gesetzlicher Vorschriften geschlossen bleiben müssen.

(b)     “Business Day” shall mean a day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks in Nuremberg/Germany or Barcelona/Spain are required by law to remain closed.

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(c)     “Nahestehende Person” sind Angehörige im Sinne von § 15 Abgabenordnung (AO) und nahestehende Personen im Sinne von § 138 Insolvenzordnung (InsO). In jedem Fall und betreffend GI2, schließt diese Bezeichnung die Geschäftsführer sowie die nahestenden Personen der Geschäftsführer (inklusives der von den Geschäfsführern behrrschten Gesellschaften) Manager mit ein, ausdrücklich jedoch nicht Eduard Schlutius, Charlotte Schlutius, Marie-Louise Schlutius, Haimo Schlutius und Christa Schlutius.

(c)     “Related Person”shall mean relatives within the meaning of Section 15 German Tax Code (Abgabenordnung, AO) and related persons pursuant to Section 138 German Insolvency Code (Insolvenzordnung, InsO). In any case and regarding GI2, this term includes the Managers and the Related Persons of the Managers (including any controlled companies of any of the Managers) but expressly excluding Eduard Schlutius, Charlotte Schlutius, Marie-Louise Schlutius, Haimo Schlutius and Christa Schlutius.

16.2   Verweise auf eine Partei oder ein anderes Unternehmen oder eine andere juristische Person in diesem Vertrag beziehen sich auch auf ihre jeweiligen Rechtsnachfolger sowie auf ihre jeweiligen Rechtsvorgänger.

16.2 References to a Party or any other company or entity in this Agreement also refer to their respective legal successors as well as their respective legal predecessors.

16.3   Begriffe, denen eine deutsche Übersetzung beigefügt wurde, haben in diesem Vertrag durchgängig die Bedeutung, die ihnen in der deutschen Übersetzung zugewiesen wird (sofern sich nicht aus dem Zusammenhang etwas anderes ergibt).

16.3 Terms to which a German translation has been added shall, throughout this Agreement, be given in the meaning assigned to them by the German translation (unless otherwise required by the context).

16.4 Die Überschriften der Abschnitte in diesem Vertrag wurden nur aus Gründen der Übersichtlichkeit hinzugefügt und haben keinen Einfluss auf die Auslegung des Vertrages.	16.4 The headings of the sections in this Agreement have been added for convenience only and shall not affect the interpretation thereof.

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16.5   Wörter wie “hiervon”, “hierin” oder “hierunter” beziehen sich (sofern sich aus dem Kontext nichts anderes ergibt) auf diesen Vertrag als Ganzes und nicht auf eine bestimmte Bestimmung dieses Vertrages. Die Begriffe “umfasst” und “einschließlich” bedeuten “umfasst ohne Einschränkung” bzw. “einschließlich ohne Einschränkung”, ebenso wie der Begriff “insbesondere”, und etwaige Aufzählungen oder Beispiele schränken die Allgemeinheit des Begriffs nicht ein. Der Begriff “oder” ist als “und/oder” zu verstehen, es sei denn, der Kontext erfordert eine Auslegung als “entweder/oder”. Begriffe, die in der Singularform definiert sind, haben die gleiche Bedeutung in der Pluralform und vice versa.

16.5   Words such as “hereof”, “herein” or “hereunder” refer (unless otherwise required by the context) to this Agreement as a whole and not to a specific provision of this Agreement. The term “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively, and so does the term “in particular”, and any enumerations or examples given shall not limit the generality of the term. “or” shall be read as “and/or” unless the context requires it to be read as “either/or”. Terms defined in the singular form shall have the same meaning in the plural form and vice versa.

16.6   Jede Bezugnahme auf ein anderes Dokument ist eine Bezugnahme auf dieses andere Dokument in der jeweils geänderten, geänderten, ergänzten, neu gefassten, hinzugefügten oder novierten Fassung (in jedem Fall, außer bei Verstoß gegen die Bestimmungen dieser Vereinbarung oder eines solchen anderen Dokuments).

16.6   Any reference to any other document is a reference to that other document as amended, varied, supplemented, restated, adhered to or novated (in each case, other than in breach of the provisions of this Agreement or such other document) at any time.

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17. Sonstiges	17. Miscellaneous

17.1   Die Parteien üben ihre Befugnisse und Vollmachten als Gesellschafter aus, einschließlich, aber nicht beschränkt auf (i) Stimmrechte, die auf Gesellschafterversammlungen ausgeübt werden, oder in Bezug auf Beschlüsse der Gesellschafter, die ohne eine Gesellsschafterversammlung gefasst werden, und (ii) Rechte zur Erteilung von Weisungen an die Geschäftsführung, in Übereinstimmung mit den Bestimmungen dieses Vertrags. Zur Klarstellung wird hiermit vereinbart, dass dieser Vertrag auch für alle künftigen Geschäftsanteile der Gesellschaft gilt, die von den Gesellschaftern gehalten werden.

17.1   The Parties shall exercise their powers and authorities as shareholders of the Company, including, without limitation, (i) voting rights exercised at shareholders’ meetings or with respect to shareholder resolutions adopted without a shareholders’ meeting, and (ii) rights to issue instructions to the management, in accordance with the terms of this Agreement. For clarification purposes, it is hereby agreed that this Agreement shall also apply to any future shares of the Company held by the Shareholders.

17.2   Die Parteien verpflichten sich, jederzeit und ohne besondere Gegenleistung alle Mitteilungen in ordnungsgemäßer Form zuzustellen und entgegenzunehmen, alle Beschlüsse in Gesellschafterversammlungen der Gesellschaft zu fassen und alle Maßnahmen zu ergreifen, die zur wirksamen Umsetzung und Erfüllung der in diesem Vertrag festgelegten Bestimmungen erforderlich sind.

17.2   The Parties undertake to deliver and receive at any time and without any special consideration any notices in due and proper form, to adopt all resolutions in shareholders’ meetings of the Company and to take all measures required to effectively implement and fulfil the provisions set out under this Agreement.

17.3   Im Falle von Konflikten zwischen der Satzung der Gesellschaft und diesem Vertrag werden die Parteien ihre Rechte als Gesellschafter so ausüben, dass die Ziele dieses Vertrages im größtmöglichen gesetzlich zulässigen Umfang erreicht werden.

17.3   In the event of any conflicts between the Company’s Articles of Association and this Agreement, the Parties shall exercise their rights as shareholders of the Company such that the purposes of this Agreement will be achieved to the greatest extent permitted by law.

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17.4   Dieser Vertrag stellt die gesamte Vereinbarung zwischen den Parteien in Bezug auf den Vertragsgegenstand dar. Nebenabreden zu dieser Vereinbarung gibt es nicht. Alle früheren mündlichen oder schriftlichen Vereinbarungen, Verhandlungen und Absprachen zwischen den Parteien werden durch diesen Vertrag ersetzt.

17.4   This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. Side agreements to this Agreement do not exist. Any agreements, negotiations and understandings, whether oral or written, made between the Parties before shall be replaced by this Agreement.

17.5 Im Falle einer Umwandlung der Gesellschaft (Umwandlung, Verschmelzung, Spaltung) gelten die Bestimmungen dieses Vertrages entsprechend.	17.5 The provisions of this Agreement shall apply accordingly in the event of a conversion of the Company (transformation, merger, separation).

17.6   Die Parteien sind nicht berechtigt, Forderungen oder sonstige Rechte aus diesem Vertrag ohne Zustimmung der jeweils anderen Partei zu verpfänden oder anderweitig zu belasten, es sei denn, dies ist in diesem Vertrag ausdrücklich gestattet.

17.6   The Parties are not entitled to assign, pledge or otherwise encumber any claims or other rights under this Agreement without the approval of the respective other Parties unless explicitly permitted in this Agreement.

17.7 Die nach diesem Vertrag geschuldeten Zinsen werden auf der Grundlage eines Jahres mit 360 Tagen und der Anzahl der verstrichenen Tage berechnet.	17.7 Interest owed under this Agreement shall be calculated on the basis of a 360-day year and the number of days elapsed.

17.8   WBX ist berechtigt, alle Beträge, die GI2 und/oder seine verbundenen Parteien und/oder Tochtergesellschaften WBX schulden, mit allen Beträgen zu verrechnen, die WBX GI2 und/oder nahestehender Personen schuldet.

17.8 WBX shall be entitled to set-off any amounts due by GI2 and/or its Related Persons and/or Affiliates to WBX against any amounts due by WBX to GI2 and/or its Related Persons.

17.9 Änderungen dieses Vertrages einschließlich seiner Anlagen bedürfen, soweit nicht gesetzlich strengere Formerfordernisse gelten, der Schriftform. Dies gilt auch für Änderungen dieses Abschnitts.

17.9   Any amendments to this Agreement, including its annexes, shall, to the extent that no stricter form requirements apply under statutory law, require written form. This shall also apply to amendments to this Section.

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17.10 Auf diesen Vertrag findet ausschließlich deutsches Recht Anwendung. Die Anwendung des Übereinkommens der Vereinten Nationen über Verträge über den internationalen Warenkauf ist ausgeschlossen.	17.10 This Agreement shall be governed exclusively by German law. The application of the United Nations Convention on Contracts for the International Sale of Goods shall be excluded.

17.11 Ausschließlicher Gerichtsstand für alle Streitigkeiten aus oder im Zusammenhang mit diesem Vertrag ist, soweit gesetzlich zulässig, Nürnberg.	17.11 The exclusive place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be, as far as legally permissible, Nuermberg.

17.12   Sollten einzelne Bestimmungen dieses Vertrages ganz oder teilweise unwirksam oder undurchführbar sein oder werden, oder sollte dieser Vertrag Lücken enthalten, so wird dadurch die Wirksamkeit oder Durchführbarkeit der übrigen Bestimmungen dieses Vertrages nicht berührt. Anstelle der unwirksamen, undurchführbaren oder lückenhaften Bestimmung gilt eine wirksame und durchführbare Bestimmung als vereinbart, die die Parteien unter Berücksichtigung des wirtschaftlichen Zwecks dieses Vertrages vereinbart hätten, wenn ihnen bei Abschluss dieses Vertrages die Unwirksamkeit, Undurchführbarkeit oder das Fehlen der betreffenden Bestimmung bekannt gewesen wäre. Die Parteien werden einen solchen Vorbehalt in der gesetzlich vorgeschriebenen Form bestätigen. 139 BGB findet keine Anwendung.

17.12   Should any provisions of this Agreement be or become totally or partially invalid or unenforceable, or if this Agreement contains gaps, the validity or enforceability of the other provisions of this Agreement shall not be affected thereby. In place of the invalid, unenforceable or missing provision a valid and enforceable provision which the Parties would have agreed upon taking account of the economic purpose of this Agreement if they had, at the conclusion of this Agreement, been aware of the invalidity, unenforceability or the absence of the relevant provision, shall be deemed to be agreed between the Parties. The Parties shall confirm such a provision in the form required by law. Section 139 German Civil Code (BGB) shall not apply.

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17.13   Dieser Vertrag (und seine Anhänge und Anlagen) wurde in englischer und deutscher Sprache abgefasst. Im Falle von Widersprüchen ist die englische Fassung maßgebend. Im Falle von Widersprüchen zwischen den Anhängen/Anlagen und dem vorliegenden Vertrag ist der letztere maßgebend.

17.13   This Agreement (and its annexes and exhibits) has been prepared in English and German languages. In case of contradiction, the English version shall control. Likewise, in case of contradiction of the anexes /exhibits and this Agreement, the latter shall control.

***

[Signature page follows]

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/s/ Dr. Stefan Schlutius
Greenmobility Invest 2 Gmbh
Duly represented by Dr. Stefan Schlutius

/s/ Dr. Stefan Schlutius
Mr. Dr. Stefan Schlutius

/s/ Sabine Spiller-Schlutius
Mrs. Sabine Spiller-Schlutius

/s/ Ferdinand Schlutius
Mr. Ferdinand Schlutius

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/s/ Enric Asución Escorsa
Wall Box Chargers, S.L.U.
Duly represented by Mr. Enric Asución Escorsa

/s/ Enric Asución Escorsa
Wallbox N.V.
Duly represented by Mr. Enric Asución Escorsa

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Execution version

ANNEX 2.1 (a): ARTICLES OF ASSOCIATION

ABL GMBH

SATZUNG / ARTICLES OF ASSOCIATION

Inhaltsverzeichnis / Table of Contents

1.	Firma/Sitz	4
2.	Gegenstand	4
3.	Dauer der Gesellschaft; Geschäftsjahr	4
4.	Bekanntmachungen	5
5.	Stammkapital	5
6.	Gesellschafterversammlung	5
7.	Gesellschafterbeschlüsse	7
8.	Jahresabschluss und Ergebnisverwendung	8
9.	Geschäftsführung und Vertretung	9
10.	Vorerwerbsrecht	10
11.	Schlussbestimmungen	16

1.	Name/Seat	4
2.	Business Object	4
3.	Duration of the Company; Financial Year	4
4.	Company Notices	5
5.	Share Capital	5
6.	Shareholders‘ Meeting	5
7.	Shareholders´ Resolutions	7
8.	Annual Report and Appropriation of Earnings	8
9.	Management and Representation	9
10.	Right of First Refusal	10
11.	Final Provisions	16

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1. Firma/Sitz	1. Name/Seat

1.1 Die Firma der Gesellschaft lautet: ABL GmbH.	1.1 The name of the company is: ABL GmbH.

1.2 Der Sitz der Gesellschaft ist Offenbach am Main.	1.2 The seat of the Company is Offenbach am Main.

2. Gegenstand	2. Business Object

2.1    Gegenstand der Gesellschaft ist die Entwicklung, Herstellung, Vertrieb und Verkauf von innovativen und intelligenten Lösungen für Ladegeräte für Hybrid- und Elektroautos sowie die Installation und Wartung solcher Ladegeräte; die Entwicklung, Herstellung, Vertrieb und Verkauf von Konnektivitätsprodukten (Stecker, Steckdosen, etc.); sowie die Verwaltung von eigenem Vermögen, insbesondere das Halten und Verwalten von Beteiligungen im eigenen Namen und auf eigene Rechnung, nicht als Dienstleistung für Dritte.

2.1    The business object of the Company is the design, manufac- ture, distribution and selling of innovative and intelligent solutions for hybrid and electric car chargers, as well as the installation and maintenance of such chargers; the design, manufacture, distribution and selling of connectivity products (plugs, sockets, etc.); as well as the management of its own assets, in particular the holding and management of investments in its own name and for its own account, not as a service for third parties.

2.2    Die Gesellschaft darf alle Geschäfte eingehen, die geeignet sind, den Unternehmensgegenstand unmittelbar oder mittelbar zu fördern. Sie darf im In- und Ausland Zweigniederlassungen errichten und schließen, Tochtergesellschaften gründen und gleichartige oder ähnliche Unternehmen erwerben, pachten, sich daran beteiligen oder ihre Vertretung oder Geschäftsführung übernehmen. Die Gesellschaft darf auch die Stellung einer persönlich haftenden Gesellschafterin übernehmen.

2.2    The Company may engage in all transactions which are suitable to enhance the object of the Company’s business, directly or indirectly. It may establish and close branches in Germany and abroad, set up subsidiaries and acquire, lease or invest in similar companies or take over their representation or management. The Company may also assume the position of a general partner.

3. Dauer der Gesellschaft; Geschäftsjahr	3. Duration of the Company; Financial Year

3.1 Die Gesellschaft ist auf unbestimmte Zeit errichtet.	3.1 The Company has been established for an indefinite period of time.
3.2 Das Geschäftsjahr entspricht dem Kalenderjahr. Das erste Geschäftsjahr ist ein Rumpfgeschäftsjahr.	3.2 The financial year corresponds to the calendar year. The first financial year shall be a short financial year.

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4. Bekanntmachungen	4. Company Notices

Bekanntmachungen der Gesellschaft erfolgen ausschließlich im Bundesanzeiger.	The Company’s notices shall be exclusively published in the German Federal Gazette (Bundesanzeiger).

5. Stammkapital	5. Share Capital

5.1    Das Stammkapital der Gesellschaft beträgt EUR 33.378 (in Worten: EUR dreiunddreißigtausenddreihundertac htundsiebzig) und ist eingeteilt in 33.378 Geschäftsanteile mit einem Nennwert in Höhe von jeweils EUR 1,- .

5.1    The registered share capital of the Company amounts to EUR 33,378 (in words: EUR thirty-three thousand three hundred seventy-eight) and is divided into 33,378 shares with a nominal value of EUR 1.- each.

6. Gesellschafterversammlung	6. Shareholders‘ Meeting

6.1    Zur Einberufung einer Gesellschafterversammlung ist jeder einzelne Geschäftsführer oder Gesellschafter berechtigt. Die Einberufung kann schriftlich oder in Textform gem. § 126 b BGB („Textform“) an jeden Gesellschafter unter Angabe von Ort, Tag, Zeit und ggf. Einwahldaten sowie der Tagesordnung mit einer Frist von zwei (2) Wochen, in wichtigen Ausnahmefällen mit einer Frist von mindestens einer (1) Woche, bewirkt werden. Der Lauf der Frist beginnt mit dem auf die Absendung der Einladung folgenden Tag; der Tag der Versammlung wird bei der Fristberechnung nicht mitgezählt.

6.1    Each managing director or shareholder shall be entitled to convene a shareholder meeting. The shareholders’ meeting may be convened by invitation in written form or text form pursuant to § 126 b BGB (“Text Form”) to be sent to all shareholders by stating the place, date, time, dial-in details, if required, and the agenda of the shareholders’ meeting with a notice period of at least two (2) weeks, in exceptional cases due to an important reason with at least one (1) week notice. The notice period starts with the day following the dispatch of the invitation; the day on which the shareholders’ meeting takes place shall be disregarded for the calculation of the notice period.

6.2    Auf die gesetzlichen und gesellschaftsvertraglichen Form- und Fristerfordernisse für die Einladung und Ankündigung der Gesellschafterversammlung können die Gesellschafter einstimmig verzichten, sofern alle Gesellschafter anwesend oder ordnungsgemäß vertreten sind.

6.2    The requirements regarding form and time for the invitation and announcement of the shareholders’ meeting, either by statutory law or by these Articles of Association, may be waived unanimously by the shareholders, if all shareholders are present or validly represented.

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6.3    Gesellschafterversammlungen finden als persönliche Zusammenkunft am Sitz der Gesellschaft oder an dem Ort statt, auf den sich sämtliche Gesellschafter geeinigt haben. Alternativ kann eine Gesellschafterversammlung auch mittels Telefon- oder Video-/Web- Konferenz, auch in Kombination mit einer Präsenzversammlung, abgehalten werden.

6.3    Shareholders’ meetings shall take place in person at the Company’s registered seat or at a location agreed on by all shareholders. Alternatively, a shareholder meeting may also be held by a telephone or video/web-conference, also in combination with a personal meeting.

6.4    Die Gesellschafterversammlung ist beschlussfähig, wenn und soweit 75% des Stammkapitals anwesend oder vertreten sind. Sind weniger als 75% des Stammkapitals anwesend oder vertreten, wird eine neue Gesellschafterversammlung mit derselben Tagesordnung unter Einhaltung einer Frist von einer (1) Woche einberufen. Diese zweite Gesellschafterversammlung ist in Bezug auf Gegenstände der ursprünglichen Tagesordnung unabhängig vom anwesenden oder vertretenen Stammkapital beschlussfähig, sofern die Gesellschafter in der Einladung zur zweiten Gesellschafterversammlung hierauf ausdrücklich hingewiesen worden sind.

6.4    The shareholders’ meeting shall have a quorum if and insofar at least 75% of the share capital is present or represented. In the event that less than 75% of the share capital is present or represented, a new shareholders’ meeting shall be convened immediately within a notice period of one (1) week and with the same agenda. This second meeting shall be competent to vote with regard to the agenda items of the initial shareholders’ meeting irrespective of the registered share capital present or represented, provided that this had been pointed out explicitly in the invitation for the second shareholders’ meeting.

6.5    Der Vorsitzende der Gesellschafterversammlung erstellt und unterzeichnet ein Protokoll über alle auf der Gesellschafterversammlung gefassten Beschlüsse. Eine Kopie des Protokolls wird jedem Gesellschafter per Brief, Fax oder E-Mail zugestellt. .

6.5    The chairman of the shareholder meeting shall prepare and sign minutes of all resolutions passed at the shareholder meeting. A copy of the minutes shall be forwarded to each shareholder by letter, fax or e-mail.

6.6    Der Vorsitzende der Gesellschafterversammlung hat ein Protokoll der im Rahmen einer Gesellschafterversammlung gefassten Beschlüsse zu erstellen und zu unterschreiben. Eine Kopie wird an jeden Gesellschafter per Brief, per Telefax oder per E-Mail versandt.

6.6    The chairman of the shareholder meeting shall prepare and sign minutes of all resolutions passed at the shareholder meeting. A copy of the minutes shall be forwarded to each shareholder by letter, fax or e-mail.

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6.7    Jeder Gesellschafter kann einen zur Geheimhaltung verpflichteten Mitarbeiter des jeweiligen Gesellschafters, einen anderen Gesellschafter, einen Geschäftsführer oder einen gesetzlich zur Geheimhaltung verpflichteten Berufsträger (Rechtsanwalt, Notar, Steuerberater, Wirtschaftsprüfer) sowie dessen jeweils zur Geheimhaltung verpflichtete Mitarbeiter schriftlich bevollmächtigen, ihn bei der Gesellschafterversammlung zu vertreten.

6.7    Each shareholder may grant written power of representation for a shareholders´ meeting to an employee subject to confidentiality, a co-shareholder, a managing director or to lawyers, notaries, tax advisors or accountants who are subject to professional confidentiality obligations as well as to employees of these professionals who are obliged to confidentiality.

7. Gesellschafterbeschlüsse	7. Shareholders´ Resolutions

7.1    Gesellschafterbeschlüsse werden grundsätzlich in Gesellschafterversammlungen gem. Ziffer 6 gefasst. Außerhalb von Versammlungen können Beschlüsse, soweit nicht zwingend eine andere Form vorgeschrieben ist, auch formlos, insbesondere durch schriftliche, in Textform oder durch E-Mail im Umlaufverfahren (einschließlich jeder Kombination vorgenannter Kommunikationsformen) vorgenommene Abstimmungen gefasst werden, sofern alle Gesellschafter dieser Art der Beschlussfassung zustimmen oder sich an der Abstimmung beteiligen. Ein Gesellschafter beteiligt sich auch an der Abstimmung, wenn er sich der Stimme enthält. Außerhalb von Versammlungen gefasste Gesellschafterbeschlüsse sind von den Geschäftsführern (zu Beweiszwecken) in einer Niederschrift festzustellen. Ziffer 6.6 Satz 2 gilt entsprechend.

7.1    Shareholders´ resolutions shall usually be passed in sharehold- ers meetings pursuant to section 6. Alternatively, resolutions may also be passed without any form requirements, unless a mandatory form is applicable, in particular by voting in writing, Text Form or by e-mail in a circular voting procedure (including any combination of the afore-mentioned forms of communication), provided that all shareholders consent to such circular voting or participate in the voting procedure. A shareholder shall also participate in the voting procedure if he abstains from voting. Any resolutions passed outside of shareholders´ meetings shall be recorded by the managing directors for evidence purposes. Section 6.6 2nd sentence shall apply accordingly.

7.2    Gesellschafterbeschlüsse werden in allen Angelegenheiten gefasst, über die durch die Gesellschafterversammlung zu entscheiden ist. Je EUR 1,00 eines Geschäftsanteils gewährt eine Stimme. Geschäftsanteile, die von der Gesellschaft gehalten werden, haben kein Stimmrecht.

7.2    Shareholders´ resolutions shall be passed in all matters that are in the responsibility of the shareholders’ meeting. Each EUR 1.00 of a share shall grant one vote. Shares held by the Company have no voting rights.

7.3    Gesellschafterbeschlüsse werden grundsätzlich mit einfacher Mehrheit der abgegebenen Stimmen gefasst, es sei denn eine größere Mehrheit ist durch Gesetz oder durch diesen Gesellschaftsvertrag vorgesehen.

7.3 Unless statutory law or, these articles of association provide for a higher majority, shareholders´ resolutions shall be passed by a simple majority of votes cast.

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7.4 Nachfolgende Punkte bedürfen der Mehrheit von 75%:	7.4 The following points require a majority of 75%:

(a) Auflösung der Gesellschaft	(a) Dissolution of the company

(b) Umwandlungen nach dem UmwG	(b) Conversions in accordance with the UmwG

(c) Änderungen dieser Satzung	(c) Amendments of this articles of association

(d) Erwerb und Veräußerung von Beteiligungen	(d) Acquisition and disposal of shareholdings in companies

8. Jahresabschluss und Ergebnisverwendung	8. Annual Report and Appropriation of Earnings

8.1    Die Geschäftsführer haben innerhalb der gesetzlichen Fristen den Jahresabschluss (Bilanz nebst Gewinn- und Verlustrechnung und Anhang) und, soweit erforderlich, den Lagebericht für das abgelaufene Geschäftsjahr aufzustellen. Die Geschäftsführer können sich hierzu der Unterstützung eines Wirtschaftsprüfers oder Steuerberaters bedienen.

8.1    The managing directors shall prepare the annual financial statements (balance sheet together with income statement and notes) and, if necessary, the management report for the past financial year within the statutory periods. The managing directors may avail themselves of the assistance of an auditor or tax advisor for this purpose.

8.2    Die Geschäftsführer haben den Jahresabschluss und ggf. den Lagebericht mit einem Gewinnverwendungsvorschlag unverzüglich nach Fertigstellung und ggf. erforderlicher Prüfung der Gesellschafterversammlung vorzulegen.

8.2    The managing directors shall submit the annual financial statements and, if applicable, the management report with a proposal for the appropriation of profits to the shareholders’ meeting without undue delay after completion and, if necessary, after auditing.

8.3    Die Gesellschafterversammlung beschließt über die Ergebnisverwendung, insbesondere darüber, inwieweit der Jahresüberschuss zuzüglich eines Gewinnvortrages und abzüglich eines etwaigen Verlustvortrages in die Gewinnrücklagen eingestellt, als Gewinn vorgetragen oder an die Gesellschafter ausgeschüttet wird. Der ausgeschüttete Gewinn steht den Gesellschaftern entsprechend ihrer Beteiligung am Stammkapital zu. Vorabausschüttungen auf den zu erwartenden Gewinn des Geschäftsjahres können bereits vor dessen Ablauf beschlossen werden.

8.3    The shareholders’ meeting decides on the appropriation of profits, in particular on the extent to which the net profit for the year plus any profit carried forward and less any loss carried forward is to be allocated to retained earnings, carried forward as profit or distributed to the shareholders. The distributed profit is due to the shareholders in proportion to their share in the share capital. Advance distributions on the expected profit for the financial year may be resolved before the end of the financial year.

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8.4 Die Gesellschafter können, auch im Fall der Liquidation, einstimmig eine von den Beteiligungsverhältnissen abweichende Erlös- bzw. Gewinnverteilung und Ausschüttungen bestimmen.	8.4 The shareholders may, also in case of a liquidation, unanimously agree on the distributions of earnings and dividends and proceeds deviating from the share quotas.

9. Geschäftsführung und Vertretung	9. Management and Representation

9.1 Die Gesellschaft hat einen oder mehrere Geschäftsführer.	9.1 The Company shall have one or more managing directors.

9.2 Hat die Gesellschaft einen oder mehrere Geschäftsführer, so ist jeder berechtigt, die Gesellschaft allein zu vertreten.	9.2 If the Company has one or more managing director, each managing director shall represent the Company individually.

9.3    Durch Beschluss der Gesellschafterversammlung kann jedem Geschäftsführer auch die Befugnis erteilt werden, die Gesellschaft bei Rechtsgeschäften mit sich selbst oder als Vertreter eines Dritten zu vertreten (Befreiung von den Beschränkungen des § 181 BGB).

9.3    By resolution of the shareholder meeting the shareholders may grant to one or several managing directors to represent the Company in legal transactions with himself or as representative of a third party (exemption from the restrictions imposed by § 181 BGB).

9.4    Die Geschäftsführer sind an den Gesellschaftsvertrag, Gesellschafterbeschlüsse, eine Geschäftsordnung für die Geschäftsführung sowie ihre mit der Gesellschaft geschlossenen Dienstverträge gebunden.

9.4    The managing directors are bound by the articles of association, resolutions of the shareholders’ meeting, the rules of procedure for the management as well as by their service agreements with the Company.

9.5    Die Geschäftsführer haben unverzüglich nach Wirksamwerden einer jeden Veränderung in den Personen der Gesellschafter oder des Umfangs ihrer Beteiligung eine von ihnen unterschriebene Gesellschafterliste zum Handelsregister einzureichen. Die Gesellschafter sind verpflichtet, den Geschäftsführern jede Veränderung schriftlich mitzuteilen und nachzuweisen. Als Nachweis sind im Allgemeinen entsprechende Urkunden in Urschrift oder beglaubigter Abschrift vorzulegen. Für den Nachweis der Erbfolge gilt § 35 der Grundbuchordnung entsprechend. Nach Aufnahme der geänderten Gesellschafterliste im Handelsregister haben die Geschäftsführer sämtlichen Gesellschaftern unverzüglich eine Abschrift der aktuellen Gesellschafterliste zu übersenden.

9.5    In case of any changes in the person of the shareholders or their shareholding in the Company the managing directors shall file with the commercial register an amended list of shareholders signed by them immediately after such changes have become effective. The managing directors shall be notified by the shareholders of such changes in written form accompanied by appropriate proof. Appropriate proof shall, in general, consist of corresponding deeds in the original or certified copies thereof. For appropriate proof of succession, § 35 of the German Land Register Act (Grundbuchordnung) shall apply accordingly. After registration of the amended list of shareholders with the commercial register, the managing directors shall send a copy of the amended list of shareholders to all shareholders without undue delay.

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9.6 Die Regelungen dieser Ziffer 9 gelten entsprechend für die Liquidatoren der Gesellschaft.	9.6 The provisions of this section 9 shall apply mutatis mutandis for any liquidators of the Company.

10. Vorerwerbsrecht	10. Right of First Refusal

10.1   Für den Fall, dass ein Gesellschafter („Veräußerungswilliger Gesellschafter“) beabsichtigt, seine Geschäftsanteile an der Gesellschaft ganz oder teilweise („Veräußerer— Geschäftsanteile“) an einen Dritten (einschließlich eines anderen Gesellschafters und der Gesellschaft) („Erwerber“) zu veräußern, sind die übrigen Gesellschafter der Gesellschaft nach Maßgabe der folgenden Bestimmungen zum Vorerwerb berechtigt:

10.1   In the event that a shareholder (“Selling Shareholder“) intends to sell and transfer parts or all of his shares in the Company (“Selling Shareholder Shares”) to a third party (including another Shareholder and the Company) (“Acquirer“), the other shareholders of the Company shall be entitled pursuant to the following provisions to a right of first refusal (the “Right of First Refusal”):

(a) Der Veräußerungswillige Gesellschafter hat den übrigen Gesellschaftern sowie der Geschäftsführung der Gesellschaft folgende Angaben in Textform mitzuteilen („Veräußerungsanzeige“):	(a) The Selling Shareholder shall notify the other shareholders as well as the management of the Company in Text Form stating (“Sale Notice“):

(i) Name / Firma und Sitz bzw. Adresse des Erwerbers,	(i) name/firm name and registered seat, respectively, address of the Acquirer,

(ii) Kaufpreis bzw. andere Gegenleistung für die Veräußerer-Geschäftsanteile,	(ii) purchase price or other kind of consideration for the Selling Shareholder Shares,

(iii) Fälligkeit des Kaufpreises bzw. der sonstigen Gegenleistung,	(iii) date on which the purchase price or other kind of consideration becomes due,

(iv) Anzahl und Nominalbeträge der Veräußerer- Geschäftsanteile, deren Veräußerung beabsichtigt ist, und	(iv) number and nominal value of the Selling Shareholder Shares to be sold and transferred, and

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(v) ggf. Garantien und Freistellungen und Rechtsfolgen im Fall ihrer Verletzung, die der Veräußerungswillige Gesellschafter übernimmt,	(v) warranties and indemnifications to be granted by the Selling Shareholder, and legal consequences in case of a breach,

(b)     Jeder Gesellschafter kann sein Vorerwerbsrecht nur vollständig (d.h. hinsichtlich sämtlicher Veräußerer- Geschäftsanteile) und nur innerhalb eines Monats ab Zugang der Veräußerungsanzeige („Ausübungsfrist“) durch Erklärung in Textform gegenüber der Geschäftsführung der Gesellschaft ausüben. Nach Ablauf der Ausübungsfrist hat die Geschäftsführung unverzüglich allen Gesellschaftern das Ergebnis der Ausübung der Vorerwerbsrechte in Textform mitzuteilen („Ausübungsmitteilung“). Haben mehrere Gesellschafter ihr Vorerwerbsrecht im vollen Umfang ausgeübt, gilt das Vorerwerbsrecht als anteilig im Verhältnis ihrer Beteiligung an der Gesellschaft ausgeübt. Die Ausübungsmitteilung hat in Anwendung der mathematischen Rundungsregeln die Aufteilung der Veräußerer- Geschäftsanteile unter den Gesellschaftern, die ihr Vorerwerbsrecht ordnungsgemäß ausgeübt haben, zu enthalten.

(b)     Each shareholder may exercise his Right of First Refusal only fully (i.e. with respect to all Selling Shareholder Shares) and only within one (1) month upon receipt of the Sale-Notice (“Exercise Period“) exclusively by way of a notice in Text Form to be submitted to the managing directors of the Company. Upon expiry of the Exercise Period, the managing directors shall immediately notify all shareholders in Text Form of the result of the exercise of the Right of First Refusal (“Exercise Notice“). If several shareholders of the Company have exercised their Rights of First Refusal, this shall be deemed to be exercised pro rata to their respective percentage in the registered share capital of the Company. The Exercise Notice shall include the allocation of the Selling Shareholder Shares among the shareholders, who have duly exercised their Right of First Refusal, by applying the mathematical rounding principles.

10.2   Für den Fall, dass Vorerwerbsrechte ordnungsgemäß ausgeübt wurden, sind der Veräußerungswillige Gesellschafter und die Gesellschafter, die ihr Vorerwerbsrecht ausgeübt haben, verpflichtet, unverzüglich miteinander einen notariellen Geschäftsanteilskauf- und Übertragungsvertrag über sämtliche Veräußerer-Geschäftsanteile entsprechend der in der Ausübungsmitteilung aufgeführten Aufteilung sowie zu dem in der Veräußerungsanzeige genannten Kaufpreis und zu den dort aufgeführten sonstigen Bedingungen abzuschließen.

10.2   In the event that Rights of First Refusal have been duly exercised, the Selling Shareholder and the shareholders who have duly exercised their Rights of First Refusal, are obliged to immediately enter into a notarial share purchase and transfer agreement on the Selling Shareholder Shares based on the allocation stated in the Exercise Notice and at the purchase price and subject to the other terms and conditions set forth in the Sale Notice.

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10.3   Macht keiner der Gesellschafter von seinem Vorerwerbsrecht Gebrauch oder verzichten alle Gesellschafter auf ihr Vorerwerbsrecht, kann der Veräußerungswillige Gesellschafter die Veräußerer-Geschäftsanteile an den Erwerber zu den in der Veräußerungsanzeige genannten Bedingungen veräußern; in diesem Fall gilt die Zustimmung der übrigen Gesellschafter als erteilt.

10.3   If none of the shareholders exercises its Right of First Refusal or if all shareholders waive their Rights of First Refusal, the Selling Shareholder may sell the Selling Shareholder Shares to the Acquirer under the conditions stated in the Sale Notice; in such case, the consent of the other shareholders shall be deemed to have been given.

10.4   Die Vorerwerbsrechte gelten entsprechend für den Tausch oder die Schenkung der Veräußerer- Geschäftsanteile. Beim Tausch tritt der Verkehrswert des Tauschgegenstandes und bei der Schenkung der Verkehrswert der Veräußerer-Geschäftsanteile an die Stelle des Kaufpreises. Der Veräußerungswillige Gesellschafter hat den übrigen Gesellschaftern den Verkehrswert mitzuteilen. Für den Fall von Streitigkeiten zwischen den Gesellschaftern hinsichtlich des Verkehrswertes des Tauschgegenstandes oder der zu verschenkenden Veräußerer- Geschäftsanteile wird diese Streitigkeit von einer unabhängigen Wirtschaftsprüfungsgesellschaft entschieden, die als Schiedsgutachter („Experte“) und nicht als Schiedsrichter mit Einstimmigkeit der Gesellschafter und mit Zustimmung einer Investorenmehrheit bestimmt wird (§ 317 BGB). Der Verkehrswert des Tauschgegenstandes bzw. der zu übertragenden Veräußerer- Geschäftsanteile, der durch den Experten bestimmt wird, ist endgültig und bindet die Parteien („Bindender Verkehrswert“). Wenn sich die Gesellschafter nicht auf eine Wirtschaftsprüfungsgesellschaft als Experten einigen können, wird der

10.4   The Rights of First Refusal shall apply accordingly in the case of barter or donation of the Selling Shareholder Shares. In the event of barter, the fair market value of the bartering object, or, in the event of a donation, the fair market value of the Selling Shareholder Shares shall replace the purchase price. The Selling Shareholder shall notify all other shareholders of the fair market value. If the shareholders fail to agree on a fair market value of the bartering object or of the Selling Shareholder Shares to be donated, an independent accounting firm shall decide, which shall be appointed as arbitration expert (Schiedsgutachter) (“Expert”) and not as arbitrator (Schiedsrichter) by unanimous consent of Shareholders’ votes and with the approval of an Investors’ Majority (§ 317 BGB). The Expert’s opinion on the fair market value of the bartering object, respectively of the Selling Shareholder Shares to be transferred, shall be final and binding upon the Parties (“Binding Market Value“). If the shareholders are unable to agree on an accounting firm as Expert, the chairman of the Institute of German

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Experte auf Verlangen eines Gesellschafters durch den Vorsitzenden des Instituts der Wirtschaftsprüfer e.V., Düsseldorf, , bestellt. Der Experte wird auch über die Verteilung seiner Kosten, einschließlich der bereits von einer Partei vorgeschossenen Kosten, entsprechend §§ 91 ff. der Zivilprozessordnung (ZPO) entscheiden. In Abweichung von vorstehender Ziffer 12.1c) endet die Ausübungsfrist in diesem Fall erst zwei (2) Wochen nach Mitteilung des Bindenden Verkehrswerts an die Gesellschafter.

Chartered Accountants (Institut der Wirtschaftsprüfer e. V.), Düsseldorf, shall appoint the Expert upon request of any shareholder. The Expert shall decide on the allocation of his costs, including the costs having been advanced by any party involved, in accordance with §§ 91 et seq. of the German Code on Civil Procedure. In deviation from section 12.1c) above, the Exercise Period in such a case will only end two (2) weeks after the notification of the Binding Market Value to the shareholders.

11. Kündigung	11. Termination

11.1   Die Gesellschafter können zwanzig (20) Jahre lang nicht ohne wichtigen Grund kündigen. Nach Ablauf dieser Frist kann jeder Gesellschafter seinen Austritt aus der Gesellschaft durch Kündigung zum Ende eines Geschäftsjahres erklären. Innerhalb von 2 Monaten können die anderen Gesellschafter gleichzeitig die Kündigung aussprechen. Wenn alle Gesellschafter kündigen, wird die Gesellschaft aufgelöst. Die Kündigung muss innerhalb von sechs Monaten per Einschreiben erfolgen.

11.1   The shareholders cannot terminate without good cause for twenty (20) years. After this period, each shareholder may declare his withdrawal from the company by giving notice at the end of a financial year. Within 2 months after receipt of the notice, the other shareholders may give notice of cancellation at the same time. If all shareholders give notice of termination, the company is liquidated. Notice of cancellation must be given by registered letter within six months. -

11.2   Der ausscheidende Gesellschafter ist nach Wahl der Gesellschaft verpflichtet, seinen Geschäftsanteil jeweils ganz oder zum Teil an die Gesellschaft selbst, an einen oder mehrere Gesellschafter oder an eine von der Gesellschafter zu benennende dritte Person abzutreten oder die Einziehung zu dulden. Bis zum Ausscheiden kann er seine Gesellschafterrechte ausüben. Die verbleibenden Gesellschafter sind verpflichtet, bis zum Wirksamwerden der Kündigung Austritts über die Einziehung oder Abtretungsverpflichtung Beschluss zu fassen.

11.2   The withdrawing shareholder is obliged, at the company’s discretion, to assign his share in whole or in part to the company itself, to one or more shareholders or to a third party to be nominated by the shareholder, or to tolerate the redemption. He may exercise his shareholder rights until he withdraws. The remaining shareholders are obliged to pass a resolution on the redemption or assignment obligation until the cancellation of the resignation takes effect.

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12. Einziehung von Geschäftsanteilen	12. Redemption of shares

12.1 Die Einziehung von Geschäftsanteilen ist mit Zustimmung des betroffenen Gesellschafters jederzeit zulässig.	12.1 Shares may be redeemed at any time with the consent of the shareholder concerned.

12.2 Der Zustimmung des betroffenen Gesellschafters bedarf es nicht,	12.2 The consent of the shareholder concerned is not required:

(a) wenn über sein Vermögen ein Insolvenzverfahren eröffnet ist oder die Eröffnung eine solchen Verfahrens mangels Masse abgelehnt wird;	(a) if insolvency proceedings have been opened against his assets or the opening of such proceedings has been rejected for lack of assets;

(b) wenn sein Geschäftsanteil gepfändet ist und die Pfändung nicht innerhalb von zwei Monaten aufgehoben wird;	(b) if its share has been enforce under a in rem right and the enforcement is not cancelled within two months;

(c) Zwangsvollstreckungen in seinen Gesellschaftsanteil betrieben oder versucht werden, oder wenn	(c) judicial foreclosure proceedings are instituted or attempted against its share in the company.

12.3   Die Gesellschaft oder die Gesellschafter können bei der Pfändung eines Geschäftsanteils den vollstreckenden Gläubiger befriedigen und alsdann den gepfändeten Anteil einziehen. Der betroffene Gesellschafter darf der Befriedigung nicht widersprechen. Er hat sich das zur Befriedigung des vollstreckenden Gläubigers Aufgewendete auf seinen Entgeltanspruch anrechnen zu lassen.

12.3   The company or the shareholders may satisfy the executing creditor in the event of the seizure of a share and then collect the seized share. The affected shareholder may not object to the satisfaction. It must allow the amount used to satisfy the enforcing creditor to be offset against his claim for payment.

12.4 Statt der Einziehung kann die Gesellschafterversammlung beschließen, dass der Geschäftsanteil auf einen oder mehrere von ihr bestimmte Gesellschafter der Dritte zu übertragen ist.	12.4 Instead of redemption, the shareholders’ meeting may decide that the share is to be transferred to one or more shareholders of the third party designated by it.

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12.5   Mit dem Beschluss über die Einziehung verliert der Gesellschafter seine Gesellschafterstellung mit sofortiger Wirkung und unabhängig von der Zahlung der Abfindung. Mit dem Beschluss über die Abtretungsverpflichtung ruhen die Gesellschafterrechte eines Gesellschafters unabhängig von der Zahlung der Abfindung mit sofortiger Wirkung.

12.5   With the resolution on redemption, the shareholder loses his shareholder status with immediate effect and irrespective of the payment of the settlement With the resolution on the assignment obligation, the shareholder rights of a shareholder shall be suspended with immediate effect, irrespective of the payment of the compensation.

12.6   Die Einziehung und die Abtretung kann von der Gesellschafterversammlung nur mit Dreiviertelmehrheit beschlossen werden. Der betroffene Gesellschafter hat kein Stimmrecht. Seine Stimmen bleiben bei der Berechnung der erforderlichen Mehrheit außer Betracht.

12.6   The redemption and assignment can only be resolved by the shareholders’ meeting with a three-quarters majority. The shareholder concerned has no voting rights in the cases de- tailed 12.2. His votes shall not be taken into account when cal- culating the required majority.

13. Abfindung ausscheidender Gesellschafter	13. Severance payment to departing shareholders

13.1   In allen Fällen des Ausscheidens eines Gesellschafters, insbesondere bei Einziehung eines Geschäftsanteils ist zur Berechnung der zu leistenden Abfindung eine Abfindungsbilanz/Auseinandersetzun gsbilanz aufzustellen.

13.1   In all cases where a shareholder leaves the company under sec- tion 11 and section 12, in particular when a share is withdrawn, a settlement/separation balance sheet must be drawn up to calculate the settlement to be paid.

13.2   Für diese Auseinandersetzungsbilanz sind grundsätzlich die Buchwerte aus der Handelsbilanz maßgebend. Auf Verlangen des Abfindungsberechtigten ist die wirtschaftlich angemessene Höhe der Vermögensgegenstände der Gesellschaft durch ein auf den Tag des Ausscheidens bezogenes Gutachten eines Wirtschaftsprüfers zu bestimmten. Bewertung und Bestimmung des Wirtschaftsprüfers erfolgt gemäß Ziffer 10. Soweit die Voraussetzungen für ein Ausscheiden nach Ziffer 12.2 vorliegen, erhält der ausscheidende Gesellschafter lediglich 60 % des Verkehrswertes. Können sich die Beteiligten nicht auf einen Prüfer einigen, so bestimmt der Vorsitzende des Instituts der Wirtschaftsprüfer e. V., Nürnberg-Düsseldorf, auf Antrag eines Beteiligten den Prüfer.

13.2   The book values from the commercial balance sheet are generally decisive for this settlement balance sheet. At the request of the person entitled to compensation, the economically appropriate amount of the company’s assets must be determined by an auditor’s report relating to the date of departure. The auditor shall be valued and appointed in accordance with item 10. Insofar as the conditions for withdrawal pursuant to Section 12.2 are met, the withdrawing shareholder shall receive only 60% of the market value. If the involved parties are unable to agree on an auditor, the chairman of the Institute of German Chartered Accountants (Institut der Wirtschaftsprüfer e. V.), Düsseldorf, shall appoint the auditor upon request of any affected party.

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13.3   Die Abfindung ist in fünf gleichen Jahresraten, von denen die erste ein halbes Jahr nach dem Tag des Ausscheidens fällig ist, auszuzahlen. Steht der Unternehmenswert bis dahin noch nicht fest, so sind angemessene Abschlagszahlungen zu leisten.

13.3   The settlement shall be paid in five equal annual instalments, the first of which is due six months after the date of departure. If the company value has not yet been determined by then, appropriate instalments shall be paid on account.

13.4 Die Abfindung ist mit 2% über dem jeweiligen Basiszins gemäß § 247 BGB zu verzinsen. Die Zinsen sind mit den Raten fällig.	13.4 The settlement shall bear interest at 2 % above the respective base rate in accordance with Section 247 BGB. The interest is due with the instalments.

13.5   Die Gesellschaft ist berechtigt, die Abfindung oder die jeweils noch ausstehenden Teile der Abfindung jederzeit ganz oder teilweise vorzeitig entschädigungslos auszuzahlen. Vorzeitig ausgezahlte Beträge werden auf die nächst fällig werdende Rate angerechnet

13.5   The company is authorised to pay out the severance payment or the outstanding parts of the severance payment at any time in full or in part prematurely without compensation. Amounts paid out early shall be offset against the next instalment due.

13.6 Sicherheit wegen Inanspruchnahme durch Gesellschaftsgläubiger oder Befreiung von den Geschäftsverbindlichkeiten kann der ausscheidende Gesellschafter nicht verlangen.	13.6 The departing shareholder may not demand security due to claims by company creditors or exemption from business obligations.

14. Schlussbestimmungen	14. Final Provisions

11.1   Alle das Gesellschaftsverhältnis betreffenden Vereinbarungen zwischen der Gesellschaft und den Gesellschaftern bedürfen zu ihrer Wirksamkeit der Schriftform, soweit nicht kraft Gesetzes eine strengere Form vorgeschrieben ist. Dies gilt

14.1   All agreements between the Company and a shareholder concerning the corporate relationship must be in writing in order to be effective, unless a stricter form is prescribed by law. This shall also apply to any

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auch für einen etwaigen Verzicht auf das Schriftformerfordernis. Dies gilt entsprechend für Rechtsgeschäfte zwischen der Gesellschaft und den Geschäftsführern bzw. Angehörigen der Gesellschafter bzw. Geschäftsführer oder diesen nahestehenden Personen im Sinne von § 15 Abgabenordnung.

waiver of the written form requirement. This shall apply mu-tatis mutandis to legal transactions between the Company and the managing directors or relatives of the shareholders or managing directors or persons closely associated with them within the meaning of Section 15 of the German Fiscal Code (Abgabenordnung).

11.2 Im Fall eines Widerspruchs zwischen der deutschen und englischen Fassung dieser Satzung gilt ausschließlich die deutsche Fassung. Die englische Fassung dient nur informatorischen Zwecken.

14.2   In case of differences between the German and English version of these Articles of Association only the German version shall be decisive and applicable. The English version has only informative purposes.

11.3   Soweit gesetzlich zulässig, ist Gerichtsstand für Rechtsstreitigkeiten zwischen der Gesellschaft und den Gesellschaftern sowie für Rechtsstreitigkeiten zwischen den Gesellschaftern der Sitz der Gesellschaft.

14.3 As far as permitted by law, the venue for all disputes between the Company and the shareholders and for all disputes among the shareholders shall be the seat of the Company.

11.4   Sollte eine Bestimmung dieses Gesellschaftsvertrages oder eine künftig in ihn aufgenommene Bestimmung ganz oder teilweise unwirksam oder undurchführbar sein oder die Wirksamkeit oder Durchführbarkeit später verlieren oder sich eine Lücke herausstellen, soll hierdurch die Gültigkeit der übrigen Bestimmungen nicht berührt werden. Anstelle der unwirksamen oder undurchführbaren Bestimmung oder zur Ausfüllung der Lücke ist eine angemessene Bestimmung durch Gesellschafterbeschluss zu ersetzen, welche, soweit rechtlich zulässig, dem am nächsten kommt, was die Gesellschafter gewollt haben oder gewollt hätten, falls sie den Punkt bedacht hätten. Ende der Anlage

14.4   Should any provisions of these Articles of Association be or become entirely or partly invalid, or should these Articles of Association contain a gap, the validity of the remaining provisions shall not be affected thereby. Instead of the invalid or unenforceable provision or to fill the gap, the shareholders shall be obliged to agree on a provision which to the extent legally permissible they would have reasonably agreed on if they had been aware of the invalidity or absence of the respective provi- sion. End of annex

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ANNEX 2.1 (b): RULES OF PROCEDURES

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GESCHÄFTSORDNUNG FÜR DIE GES-CHÄFTSFÜHRUNG	RULES OF PROCEDURE FOR THE MANAGEMENT BOARD

Die Gesellschafterversammlung der ABL GmbH, eine Gesellschaft mit beschränkter Haftung nach deutschem Recht mit Sitz in Offenbach am Main, eingetragen im Handelsregister des Amtsgerichts Offenbach am Main unter HRB 55773 (“Gesellschaft”) hat am [Datum] die nachfolgende Geschäftsordnung für die Geschäftsführer der Gesellschaft erlassen:	The shareholder meeting of ABL GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany with registered seat in Offenbach am Main, registered with the commercial register (Handelsregister) of the local court of Offenbach am Main (Amtsgericht Offenbach am Main) under HRB 55773 (“Company”) has issued the following rules of procedure for the managing directors of the Company on [date]:

1. Allgemeine Grundsätze der Ges-chäftsführung	1. General Principles of the Management

1.1    Die Geschäftsführer führen die Geschäfte in gemeinschaftlicher Verantwortung mit der Sorgfalt eines ordentlichen und gewissenhaften Kaufmanns nach Maßgabe der gesetzlichen Vorschriften, des Gesellschaftsvertrages, des zwischen allen Gesellschaftern der Gesellschaft abgeschlossenen Gesellschaftervertrages, der Gesellschafterbeschlüsse, dieser Geschäftsordnung und ihrer jeweiligen Dienstverträge mit der Gesellschaft.

1.1    The managing directors conduct the business in joint responsibility with the due care and diligence of a prudent and conscientious businessman in accordance with statutory law, the Company’s articles of association, the shareholder agreement, which has been concluded between all shareholders of the Company, the shareholder resolutions, these rules of procedure and their respective service agreements with the Company.

1.2    Die Geschäftsführer führen die operativen Geschäfte der Gesellschaft umfassend und in eigener Verantwortung. Sie tragen gemeinsam die Verantwortung für die Geschäftsführung der Gesellschaft und arbeiten vertrauensvoll zusammen, unterrichten sich gegenseitig laufend über alle wichtigen geschäftlichen Angelegenheiten und sind berechtigt, jederzeit voneinander Auskunft über die geschäftlichen Angelegenheiten der Gesellschaft zu verlangen.

1.2    The managing directors shall manage the operational business of the Company comprehensively and on their own re- sponsibility. They shall be jointly responsible for the management of the Company and shall cooperate on a basis of trust, always inform each other on an ongoing basis on any important business matters and shall be entitled at any time to request from each other information on the Company’s business matters.

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1.3 Wenn und solange die Geschäftsführung nur aus einem einzigen Mitglied besteht, finden die nachfolgenden Bestimmungen keine Anwendung.	1.3 If and as long as the management board consists only of a single member, the following provisions shall not apply.

2. Vertretung der Gesellschaft	2. Representation of the Company

2.1    Dr. Stefan Schlutius, Sabine Spiller- Schlutius und Ferdinand Schlutius sowie alle anderen von der greenmobility invest 2 GmbH oder auf deren Vorschlag hin bestellten Geschäftsführer werden im Folgenden auch als “GI2 Geschäftsführer” bezeichnet. Jaime Ferré Ripoll und Enric Asunción Escorsa sowie jeder andere Geschäftsführer, der von oder auf Vorschlag der Wall Box Chargers, S.L.U. ernannt wurde, werden hierin auch als “WBX Geschäftsführer “ bezeichnet, die jeweils einzeln vertreten.

2.1    Dr. Stefan Schlutius, Sabine Spiller-Schlutius and Ferdinand Schlutius as well as any other managing director appointed by or appointed upon the proposal of greenmobility invest 2 GmbH are herein also referred to as “GI2 Directors”. Jaime Ferré Ripoll and Enric Asunción Escorsa as well as any managing director appointed by or upon the proposal of Wall Box Chargers, S.L.U. are herein also referred to as “WBX Directors”, which may act individualy.

2.2    Jeder GI2 Geschäftsführer ist nur gemeinsam mit einem WBX Geschäftsführer zur Vertretung der Gesellschaft berechtigt. Soweit ein GI2 Geschäftsführer alleinvertretungsberechtigt ist, kann er die folgenden Geschäfte ohne einen WBX Geschäftsführer tätigen:

2.2    Any GI2 Directors shall only be entitled to represent the Company together with any WBX Directors. Insofar as an GI2 Directors is authorized to act as sole representative, he may conduct the following transactions without any WBX Directors:

(a) Verkaufsverträge ohne finanzielle Begrenzung, sofern die Finanz-KPIs grundsätzlich erfüllt werden (insbesondere: gross margin), und in jedem Fall keine Garantien gewährt werden;	(a) Sale agreements without financial limit, provided that finance KPI’s are basically fulfilled (in particular: gross margin) and in any case, provided that no guarantees are granted;

(b) Verträge mit einem Wert von bis zu 100.000 EUR jährlich, sofern in den Verträgen keine externen Garantien gewährt werden;	(b) Agreements with a value of up to EUR 100,000 annually, provided that the agreements do not grant any external guarantees;

(c) Neue Arbeitsverträge, jedoch mit Ausnahme von Arbeitsverträgen für Direktoren (oder höhere Ebenen) und Angestellte mit Gehältern von mehr als 100.000 EUR;	(c) New employment contracts but excluding employment agreements for directors (or higher levels) and employees with salaries of more than EUR 100,000;

(d) Eröffnung und Schließung von Bankkonten (im letzteren Fall nur, wenn Gelder auf die Bankkonten der Gesellschaft überwiesen werden)	(d) Opening and closing banks accounts (in the latter case, only provided that funds are transferred to Company’s bank accounts).

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(e) Einziehung von Krediten;	(e) Collecting credits;

(f) Gehaltsabrechnungen und Steuerzahlungen, ohne Begrenzung;	(f) Payroll and tax payments, with no limit;

(g) Kreditkartenausgaben bis zu einem Höchstbetrag von 5.000 € monatlich.	(g) Credit cards expensions up to a maximum amount of 5,000 € per month.

Um jeden Zweifel auszuschließen, umfassen die in den Absätzen (a) und (b) genannten Transaktionen die Gewährung von Standardgewährleistungen für das jeweilige Produkt.	For the avoidance of doubt, transactions under sections (a) and (b) include to grant standard warranties of the product approved by the Company.

3. Sonstiges	3. Miscellaneous

3.1    Diese Geschäftsordnung wurde durch Beschluss der Gesellschafterversammlung angenommen und tritt sofort in Kraft. Sie bleibt in Kraft, bis sie von der Gesellschafterversammlung mit der Mehrheit geändert oder aufgehoben wird.

3.1    These rules of procedure have been adopted by resolution of the shareholders’ meeting and shall have immediate effect. They shall remain in force until amended or abolished by the majority of the shareholders’ meeting.

3.2 Sollte eine Bestimmung dieser Geschäftsordnung ungültig sein oder werden, so bleiben die übrigen Bestimmungen dieser Geschäftsordnung davon unberührt.	3.2 If any provision of these rules of procedure are or become invalid, the remaining provisions of these rules of procedure shall not be affected thereof.

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ANNEX 2.1 (c): Managing Directors agreements

[RESERVED]

ANNEX 2.1 (e): BUSINESS PLAN

[RESERVED]

ANHANG 5	ANNEX 5
INVESTITIONS- UND GESELLSCHAFTSVEREINBARUNG ABL GMBH	INVESTMENT AND SHAREHOLDERS’ AGREEMENT ABL GMBH

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Abschnitt 1	Section 1

Garantien von GI2 gegenüber dem Verkäufer	GI2´s Guarantees regarding the Seller

1.1 Finanzberichte	1.1 Financial Statements

1.1.1    Die als Anlage beigefügten Jahresabschlüsse des Verkäufers für die Geschäftsjahre 2019 - 2021 1.1.1 (die “Jahresabschlüsse des Verkäufers”) wurden unter Beachtung der geltenden Vorschriften und insbesondere der Grundsätze ordnungsgemäßer Buchführung (GoB) sowie unter Wahrung formaler und materieller Bilanzkontinuität erstellt. Insbesondere wurden alle Bilanzierungs- und Bewertungsgrundsätze, -methoden und-vorschriften beibehalten und alle Aktivierungs- und Passivierungswahlrechte konsequent angewendet.

1.1.1    The financial statements of the Seller for the fiscal years 2019 – 2021 attached as Exhibit 1.1.1 (the “Seller’s Financial Statements”) were prepared in accordance with the applicable rules and, in particular, the generally accepted principles of accounting (GoB), consistent with past practice regarding their formal organization and measurement (unter Wahrung formeller und materieller Bilanzkonti- nuität). Specifically, all accounting and valuation principles, methods and rules were retained and all options to capitalize or to include items on the liabilities side (Aktivierungs- und Passivierungswahlrechte) were consistently applied.

1.1.2    Der Jahresabschluss des Verkäufers vermittelt ein den tatsächlichen Verhältnissen entsprechendes Bild der Vermögens-, Finanz- und Ertragslage des Verkäufers für die jeweiligen Stichtage bzw. Geschäftsjahre. Die dem Jahresabschluss des Verkäufers beigefügten Bilanzen sind hinsichtlich der darin auszuweisenden Aktiv- und Passivposten vollständig und richtig. Der dem Jahresabschluss des Verkäufers beigefügte Lagebericht vermittelt jeweils ein den tatsächlichen Verhältnissen entsprechendes Bild der Lage des Verkäufers.

1.1.2    The Seller’s Financial Statements present a true and fair view of the net assets position (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of the Seller for the respective balance sheet dates or fiscal year. The balance sheets included with the Seller’s Financial Statements are complete and correct with respect to the assets and liabilities items to be shown therein. The management report (Lagebericht) under the Seller’s Financial Statements presents in each case a correct view of the situation of the Seller.

1.1.3 Die Finanzbücher und -unterlagen des Verkäufers sind korrekt und vollständig und wurden ordnungsgemäß und im Einklang mit dem geltenden Recht geführt.	1.1.3 The financial books and documents of the Seller are correct and complete and were duly kept in compliance with applicable law.

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1.2 Änderungen nach Eröffnung des Insolvenzverfahrens	1.2 Changes after the opening of the insolvency proceedings

Nach der Eröffnung des Insolvenzverfahrens über das Vermögen des Verkäufers in Bezug auf das von der Gesellschaft erworbene Geschäft des Verkäufers wurde der Geschäftsbetrieb bis zum Closing des APA im Wege des ordungsgemäßen Geschäftsgangs fortgeführt, und zwar inbesondere	After the opening of the insolvency proceedings over the assets of the Seller, in relation to the business of the Seller acquired by the Company and up to closing of the APA, business operations were continued in the ordinary course of business, and in particular

1.2.1 Es gab keine Verzicht auf Rechte, der nicht im Rahmen des normalen Geschäftsverkehrts erfolgt wäre.	1.2.1 there has not been any waiver of rights other than those waivers of rights arising in the ordinary course of business;

1.2.2    Kein Vertrag, kein Vorgang und auch keine Transaktion wurde außerhalb des normales Geschäftsverlaufes oder zu anderen als den marktüblichen Bedingungen und im Einklang mit der bisherigen Praxis abgeschlossen.

1.2.2 no contract, operation or transaction was concluded outside the ordinary course of business or under terms or conditions other than in line with market practice and consistent with past practice

1.2.3.   Alle vom Verkäufer getätigten Käufe und erhaltenen Dienstleistungen wurden mit den üblichen Lieferanten zu marktüblichen Bedingungen und zu den für solche Käufe und Dienstleistungen üblichen Zahlungs-, Preis-, Qualitäts-, Mengen-und sonstigen Bedingungen getätigt bzw. in Auftrag gegeben.

1.2.3    all the purchases made and services received by the Seller have been executed or hired, as the case may be, with their usual suppliers, under ordinary market conditions and subject to the payment terms, price, quality and quantity terms and other conditions which, ordinarily were establishing for such purchases and services;

1.2.4.   Der Verkäufer hat keinen Vertrag mit Ausgaben von mehr als 100.000,00 Euro abgeschlossen oder vereinbart, es sei denn, es handelt sich um einen Vertrag mit Ausgaben, die im Rahmen der gewöhnlichen Geschäftstätigkeit getätigt wurden.

1.2.4    no contract involving expenditure in excess and in total of EUR 100,000 has been entered into or agreed to be entered into by the Seller, other than those contracts involving expenditures entered into in the ordinary course of business;

1.2.5.   Keine Handelsbestände, Waren oder beweglichen Vermögenswerte des Verkäufers wurden verkauft oder deren Verkauf vereinbart, abgesehen vom Verkauf von Handelsbeständen im Rahmen der normalen Geschäftstätigkeit.

1.2.5 no trading stock, goods or moveable assets of the Seller have been sold or agreed to be sold, apart from the sale of trading stock in the ordinary course of business;

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1.2.6.   Die Gehälter oder sonstigen Vergütungen, Renten oder Versicherungsprämien, die von dem Verkäufer an seine Angestellten, Direktoren oder Vertreter zu zahlen sind, entsprechen den Angaben im Datenraum, der Grundlage des APA war.

1.2.6    the salaries or other remuneration, pensions or insurance premiums, payable by the Seller to their employees, directors or agents are those detailed in the data room which was basis from the APA.

1.2.7. Alle Vorgänge und Transaktionen wurden vom Verkäufer ausgeführt und ordnungsgemäß aufgezeichnet und verbucht.	1.2.7 all operations and transactions carried out by the Seller have been duly recorded and accounted for.

1.3 Genehmigungen	1.3 Permits

1.3.1    Das Unternehmen verfügt in Bezug auf das vom Verkäufer erworbene Geschäftüber die benannten Genehmigungen, Lizenzen und sonstigen öffentlich-rechtlichen Genehmigungen, Erlaubnisse, Zertifikate und Registrierungen (die „Genehmigungen”), die im Datenraum der Due Diligence offengelegt wurden und die Grundlage für das APA waren. Sie erlauben den Weiterbetrieb des Geschäftsbetriebs in der bisherigen Form. Verfahrenstände bezüglich der einzellen Genehmigungen, Lizenzen und sonstigen öffentlich-rechtlichen Erlaubnissen ergeben sich ebenfalls aus dem Datenraum.

1.3.1    The Company with respect to the business acquired from the Seller holds all permits, licenses and other public law approvals (öffentlich-rechtliche Erlaubnisse), autohorisations, certifications and registrations (the “Authorisations”) disclosed in the data room of the due diligence, which were basis for the APA. They allow business operations to continue in their current form. The data room also provides information on the status of procedures relating to Authorisations.

1.3.2    Es gibt keine aktuellen Tatsachen oder Umständen, die zu einem Widerruf oder einer Aufhebung einer der Ermächtigungen in ihrer derzeitigen Fassung führen könnten mit Ausnahme der Mitteilung von Compleo an den Verkäufer bezüglich der Verletzung der Patente EP 2 531 368 B1 und EP 2 755 846 B1 (der “Compleo-Anspruch”)

1.3.2    There are no current facts or circumstances which may lead to a revocation or any cancellation of any of the Authorizations in the terms under which they are currently in force except for the notification of Compleo to the Seller regarding the breach of patents EP 2 531 368 B1 and EP 2 755 846 B1 (the “Compleo Claim”).

1.3.3 Der Verkäufer hat gegen keine der in den Genehmigungen festgelegten Anforderungen und Bedingungen betrügerisch, vorsätzlich oder grobfahrlässig verstoßen.	1.3.3 None of the requirements and conditions imposed by the Authorisations has been breached by the Seller with fraud, wilful conduct or grossly negligent.

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1.3.4    Es gibt keine weiteren Ermittlungen, Untersuchungen oder Verfahren oder andere Tatsachen oder Umstände, die zu einer Aussetzung, Annullierung, Änderung, Aufhebung oder einem vollständigen oder teilweisen Widerruf einer der von der Gesellschaft gehaltenen Genehmigungen führen oder deren Erneuerung beeinträchtigen könnten.

1.3.4    There is no investigation, enquiry or proceeding or other fact or circumstance outstanding or anticipated, which might result in the suspension, cancellation, modification, annulment or revocation, totally or partially, of any of the Authorisations held by the Company, or that might prejudice their renewal.

1.4 Geistiges Eigentum	1.4 Intellectual Property

1.4.1    “Rechte des geistigen Eigentums“sind alle Rechte an geistigem Eigentum und gewerblichen Schutzrechten, ähnliche Rechte und Schutzformen mit vergleichbarer Wirkung, unabhängig von dem Land, in dem diese Rechte erteilt wurden, und unabhängig davon, ob sie in einem öffentlichen Register eingetragen sind oder eingetragen werden könnten, einschließlich Anmeldungen von Rechten wie Patenten, Marken, Gebrauchsmustern, Geschmacksmustern, Halbleiterschutzrechten, Sortenschutzrechten, Internet- Domain-Namen, geschäftlichen Bezeichnungen, geografischen Herkunftsangaben, Urheberrechten und anderen Leistungsschutzrechten.

1.4.1    “Intellectual Property Rights” shall mean any intellectual and industrial property rights, similar rights and forms of protection with comparable effect, irrespective of the country in which such rights were granted and regardless of whether they are or could be recorded in a public register, including applications for rights such as patents, trademarks, utility mod- els, design patents, semi-conductor proprietary rights, plant variety protective rights, internet domain names, business designations, geographical indications of origin, copyrights and other ancillary copyrights.

1.4.2    “Know-how“sind alle Informationen (einschließlich der in Formeln, Entwürfen, Spezifikationen, Listen, technischen Beschreibungen und Zeichnungen enthaltenen oder daraus abgeleiteten Informationen), unabhängig davon, ob und in welcher Form sie festgehalten wurden, die sich auf den Geschäftsbetrieb eines Unternehmens beziehen (einschließlich Beschaffung, Forschung und Entwicklung, Produktion, Informationstechnologie, Qualitätsmanagement, Marketing, Logistik, Vertrieb und Kundenbeziehungen) und die der Öffentlichkeit im Allgemeinen nicht bekannt sind.

1.4.2    “Know-how” shall mean all information (including information comprised in or derived from formulae, designs, specifications, lists, technical descriptions and drawings), irrespective of whether and in what manner it has been memorialized, which relates to the business operation of a company (including procurement, research and development, production, information technology, quality management, marketing, logistics, sales and distribution and customer relations) and which is generally not known to the public.

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1.4.3    Die Gesellschaft hat mit der Zahlung des Betrags in Höhe von 5.007.821,43 Euro auf das Sicherungskonto des Verkäufers bei der Commerzbank AG alle geistigen Eigentumsrechte und das Know-how erworben, die erforderlich sind, damit die Gesellschaft ihr Geschäft in der gleichen Art und Weise und in dem gleichen Umfang betreiben kann, wie sie es bisher vom Verkäufer betrieben hat, ohne jegliche Einschränkungen und frei von Rechten Dritter und sonstigen Belastungen.

1.4.3    The Company has acquired all Intellectual Property Rights and Know-how necessary for the Company to conduct its business in the same manner and scope as formerly conducted by the Seller without any restrictions and free and clear of any third-party rights and other encumbrances, upon payment of the amount of EUR 5,007,821.43 to the Seller’s collateral account at Commerzbank AG.

1.4.4    Der Verkäufer hat keine der vom Unternehmen erworbenen Rechte an geistigem Eigentum an Dritte lizenziert. Die von der Gesellschaft erworbenen Rechte an geistigem Eigentum verletzen keine Rechte an geistigem Eigentum Dritter, und kein Dritter verletzt die von der Gesellschaft erworbenen Rechte an geistigem Eigentum oder hat sie angefochten mit Ausnahme der Compleo Ansprüche.

1.4.4    The Seller has not licensed any Intel lectual Property Rights acquired by the Company to any third party. The Intellectual Property Rights acquired by the Company do not infringe upon any Intellectual Property Rights of any third party and no third party infringes upon or has challenged any of the Intellectual Property Rights acquired by the Company except for the Compleo Claim.

1.4.5    Die Gesellschaft ist uneingeschränkt berechtigt, die Kontrolle über das Know-how auszuüben, das es benötigt, um seine Geschäfte in der gleichen Art und Weise und in dem gleichen Umfang zu betreiben, wie sie zuvor vom Verkäufer betrieben wurden.

1.4.5 The Company is entitled without restriction to exercise control over the Know-How that it requires to conduct its business in the same manner and scope as formerly conducted by the Seller.

1.4.6    Die Gesellschaft hat ausschließliche und uneingeschränkte Rechte an allen Erfindungen und Entwicklungen des Verkäufers, die von den dem Verkäufer nahestehenden leitenden Angestellten, Geschäftsführern, Vorstandsmitgliedern, Mitarbeitern, freien Mitarbeitern, Dienstleistern, Subunternehmern und sonstigen Dritten (sowie deren jeweiligen Geschäftsführern und Mitarbeitern) gemacht wurden und den Verkäufer entstanden sind. Der Verkäufer hat alle Rechte nach dem deutschen Arbeitnehmererfindungsgesetzerfüllt

1.4.6    The Company has in each case exclusive and unrestrictive rights to all inventions and developments of the Seller which were made by the officers, managing directors, board members, employees, freelance workers, service providers, subcontractors and other third parties (as well as their respective managing directors and employees) related to the Seller and which arose in connection with a job at or the work for the Seller. The Seller has exercised all rights under the German Act on Employee Inventions (Arbeitnehmer- erfindungsgesetz).

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1.4.7 Es liegen keine aktuellen Tatsachen oder Umstände vor, die zu einer Verletzung von Geistigem Eigentum und Know-How in diesem Vertrag führen können.	1.4.7 There are no current facts or circumstances which may lead to a violation of 7unctionalit Property and Know-How in this agreement.

1.5 Vermögenswerte	1.5 Assets

Die Gesellschaft hat alle Gegenstände des Anlagevermögens des Verkäufers erworben, die erforderlich sind, damit die Gesellschaft ihr Geschäft in der gleichen Art und Weise und in dem gleichen Umfang, wie es zuvor vom Verkäufer betrieben wurde ohne jegliche Einschränkungen und frei von Rechten Dritter sowie sonstigen Belastungen nach Zahlung der jeweiligen Kaufpreiseraten an den Verkäufer aus dem APA und der notwendigen Zahlungen aus den Verträgen mit der ELABO GmbH (per 30. November insgesamt TEUR 477), der Commerz Real Mobilien- leasing GmbH (per 3. November insgesamt TEUR 2.034 Leasingraten bis Februar 2029) und der AS Automation GmbH (per 30. November insgesamt TEUR 489).

The Company has acquired all fixed assets (Gegenstände des Anlagevermögens) of the Seller necessary for the Company to conduct its business in the same manner and scope as formerly conducted by the Seller without any restructions and free and clear of any third party right and other emcumbrances, upon payment of the respective parts of the purchase price to the Seller under the APA and necessary payments under the contracts with ELABO GmbH (in total TEUR 477 per 30th November), Commerz Real Mobilienleasing GmbH (per 30th November in total TEUR 2.034 leasing fees till February 2029) and AS Automation GmbH (per 30th November in total TEUR 489.

1.6 Arbeitsverhältnisse	1.6 Employment

1.6.1    Alle Arbeitnehmer des Verkäufers, die gemäß § 613a BGB auf die Gesellschaft übergehen, sind in der Anlage 1.6.1 des APA aufgeführt. Diese Anlage enthält eine wahrheitsgemäße, vollständige und genaue Auflistung aller zum Stichtag übergegangenen Festangestellten und Zeitarbeitskräfte (wie im APA definiert) zusammen mit Angaben zu deren Arbeitgeber, Bruttojahreseinkommen, Bonus (falls zutreffend), einschließlich Bar- und Sachleistungen, und den Einzelheiten der festen und nicht festen Vergütung, Betriebszugehörigkeit, Garantie-oder Schutzklauseln, Kategorie und Vertragsart sowie etwaigen

1.6.1    All employees of the Seller that transfer to the Company pursuant to § 613a BGB are listed in Exhibit 1.6.1 of the APA. Such Exhibit contains a true, complete and accurate list of every permanent and temporary employee transferred as at Effective Date (as such term is defined in the APA) together with details relating to their employer, gross annual income, bonus (if any) including cash and in kind and the detail of fixed and nonfixed remuneration, seniority, guarantee or safeguard clauses, category and contract type and any exception to the applicable general laws in respect of payments derived from dismissal or labour contract termination of employment, in respect of each of said employees. The Seller has timely and properly comply with all of its obligations towards the employees’ and in full compliance with all applicable laws, collective agreements, judgements and any other

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Ausnahmen von den anwendbaren allgemeinen Gesetzen in Bezug auf Zahlungen, die sich aus der Entlassung oder der Beendigung des Arbeitsverhältnisses ergeben, in Bezug auf jeden der genannten Arbeitnehmer Der Verkäufer hat alle seine Verpflichtungen gegenüber den Arbeitnehmern rechtzeitig und ordnungsgemäß sowie in voller Übereinstimmung mit allen geltenden Gesetzen, Tarifverträgen, Urteilen und sonstigen Vereinbarungen, zu denen der Verkäufer verpflichtet ist, erfüllt, außer:

agreements by which the Seller is obliged, except for:

• Erhöhung gemäß Tarifvertrag in Höhe von insgesamt TEUR 750 wurde in 2023 nicht bezahlt.	• Increase according to collective agreement was not paid in 2023 amounting in total TEUR 750.

• Urlaubsgeld 2023 in Höhe von insgesamt ca. TEUR 100 wurde nicht bezahlt	• Holiday pay 2023 was not paid, amounting the non-paid in total TEUR 100.

• Weihnachtsgeld 2023 in Höhe von insgesamt ca. TEUR 270 werden nur 83 % bezahlt	• Only 83% of the 2023 Christmas bonus was paid. The non-paid bonus amounts in total TEUR 270. .

1.6.2    Hinsichtlich der arbeitsrechtlichen Verpflichtungen im Zusammenhang mit den Mitarbeitern des Verkäufers, sind derzeit Gerichtsverfahren (bisher 46 + 19 + 2 Mitarbeiter)anhängig. Gemäß den Regelungen des APA trägt hieraus der Verkäufer einen Betrag in Höhe von 600.000EUR, sollte dieser Betrag nicht ausreichen, trägt die Gesellschaft weitere 400.000EUR. Soweit diese Beträge nicht ausreichen, übernimmt GI2 für übersteigende Beträge eine Garantie inder Weise, dass diese auf ihre künftigen Abfindungsbeträge bei Ausscheiden anzurechnen sind (vgl. Ziffer 8.2 derVereinbarung).

1.6.2    Regarding the labor-related obligations in connection with the employees of the Seller currently involved in pending court proceedings (so far 46 + 19 + 2 employees). In accordance with the provisions of the APA, the Seller shall bear an amount of EUR 600,000; if this amount is insufficient, the Company shall bear a further EUR 400,000. If these amounts are not sufficient, GI2 assumes a guarantee for any excess amounts in such a way that these are to be offset against its future settlement amounts upon withdrawal (see Section 8.2 of the Agreement).

1.7 Versicherungen	1.7 Insurances

The Seller had taken out all mandatory insurance policies, and also covered all risks which companies of similar size in a similar industry would customarily cover by insurance and specifically in the same scope with respect to insured risks and coverage amounts. The insurance contracts are valid, establish enforceable rights for the Seller. Each policyholder as well as each insurance carrier has performed the obligations due under the insurance contract, and no clause

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Der Verkäufer hatte alle obligatorischen Versicherungen abgeschlossen und darüber hinaus alle Risiken abgedeckt, die Unternehmen ähnlicher Größe in einer ähnlichen Branche üblicherweise durch Versicherungen abdecken, und zwar in Bezug auf die versicherten Risiken und die Deckungssummen im gleichen Umfang. Die Versicherungsverträge sind gültig und begründen durchsetzbare Rechte für den Verkäufer. Nach positiver Kenntnis hat jeder Versicherungsnehmer und jeder Versicherungsträger die aus dem Versicherungsvertrag geschuldeten Leistungen erbracht, und keine Klausel eines Versicherungsvertrags wurde von einer der Vertragsparteien hinsichtlich ihrer Gültigkeit in Frage gestellt. GI2 liegen keine anderweitigen positiven Erkenntnisse vor.

under any insurance contract has been questioned by any of the contracting parties regarding its validity. GI2 has no other positive findings.

1.8 Einhaltung der Vorschriften	1.8 Compliance

Der Geschäftsbetrieb des Verkäufers wurde stets in Übereinstimmung mit allen anwendbaren Gesetzen, Verordnungen, Gesellschaftsverträgen, internationalen Verträgen, Verwaltungsvorschriften, Urteilen, Beschlüssen, Entscheidungen, Genehmigungen oder sonstigen (einzelstaatlichen) behördlichen Entscheidungen oder sonstigen Vorschriften einer supranationalen, nationalen, regionalen oder lokalen Körperschaft, Einrichtung, Behörde oder eines Gerichts, Tribunals oder einer anderen hoheitlichen Stelle oder eines Schiedsgerichts geführt, internationalen, nationalen, regionalen oder lokalen Gremien, Einrichtungen, Regierungsbehörden oder Gerichten, Tribunalen oder anderen hoheitlichen Stellen oder Schiedsgerichten erlassen wurden, sowie übliche Regeln und Praktiken (zusammenfassend als „rechtliche Anforderungen“ bezeichnet). Weder der Geschäftsbetrieb des Verkäufers noch die vom Verkäufer hergestellten, verkauften oder

The business operations of the Seller were always managed in accordance with any and all applicable statutes, ordinances, articles of association, international treaties, administrative regulations, judgments, resolutions, decisions, permits or other (individual regulatory) decisions or other rules issued by a supranational, international, national, regional or local body, establishment, government authority or any court, tribunal or other sovereign entity or an9unctionalin tribunal as well as customary rules and practices (collectively referred to as “Legal Requirements”). Neither the business operations of the Seller nor the products manufactured, sold or otherwise distributed by the Seller nor any services or other work provided by the Seller violates any Legal Requirements; or do not comply with its funtionality and/ or specifications. Neither the Seller nor any of its officers, directors, board members, employees or representatives have granted, promised or raised the prospect of an unlawful advantage or benefit in connection with the business activity of the relevant company, nor has any such company or person been granted, promised, or given the prospect of such an advantage or benefit. All products from the Sellers which will be acquired by the Company under the APA fully comply with all Legal Requirements.

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anderweitig vertriebenen Produkte noch die vom Verkäufer erbrachten Dienstleistungen oder sonstigen Leistungen verstoßen gegen gesetzliche Vorschriften; oder stimmen nicht mit seiner Funktion und/oder seinen Spezifikationen überein. Weder der Verkäufer noch seine Amtsträger, Direktoren, Vorstandsmitglieder, Mitarbeiter oder Vertreter haben im Zusammenhang mit der Geschäftstätigkeit des betreffenden Unternehmens einen unrechtmäßigen Vorteil gewährt, versprochen oder in Aussicht gestellt, noch ist einem solchen Unternehmen oder einer solchen Person ein solcher Vorteil gewährt, versprochen oder in Aussicht gestellt worden. Alle Produkte der Verkäufer, die das Unternehmen im Rahmen des APA erwirbt, entsprechen in vollem Umfang allen gesetzlichen Anforderungen. Es liegen keine aktuellen Tatsachen oder Umstände vor, die zu einem Verstoß gegen die oben genannten Bestimmungen führen könnten.

There are no current facts or circumstances which may lead to a violation of the above mentioned provisions.

1.9 Rechtsstreitigkeiten	1.9 Litigation

Alle Rechtsstreitigkeiten oder sonstigen gerichtlichen, schiedsgerichtlichen oder behördlichen Verfahren, an denen der Verkäufer direkt oder indirekt beteiligt ist oder die in sonstiger Weise zu einer Haftung oder sonstigen Verpflichtung (auch im Wege des Rückgriffs auf Dritte) des Verkäufersführen könnten, sind in dem Datenraum der Due diligence offengelegt.

All legal disputes or other judicial, arbitral or regulatory proceedings in which the Seller is either directly or indirectly involved or which could, in some other manner, lead to a liability or other obligation (including by way of a third-party recourse) on the part of the Seller has been disclosed in the data room of the due diligence.

1.10 Liegenschaften	1.10 Real Estate

1.10.1   Exhibit 1.10.1 enthält für die Gesellschaft eine Liste aller Immobilien, die von der jeweiligen nahestehenden Person des Verkäufers gemietet wurden (die „gemieteten Immobilien der Gesellschaft „).

1.10.1 Exhibit 1.10.1 includes for the Company a list of all real estate leased from the relevant Related Person of the Seller (the “Company Leased Real Estate “).

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1.10.2   Außer den von der Gesellschaft gepachteten Immobilien werden derzeit keine anderen Immobilien von der Gesellschaft genutzt oder sind für die Ausübung des vom Verkäufer betriebenen Geschäfts notwendig. Die von der Gesellschaft gepachteten Immobilien sind nicht von Einrichtungen und Anlagen abhängig, die sich auf benachbarten Grundstücken befinden, um den Betrieb auf den von der Gesellschaft gepachteten Immobilien zu führen und effektiv zu nutzen, mit Ausnahme der Einrichtungen und Anlagen der öffentlichen Versorgungsunternehmen.

1.10.2   No real estate other than the Company Leased Real Estate is currently used by or necessary for the Company to conduct the business as conducted by the Seller. The Company Leased Real Estate does not depend on facilities and installations situated on adjacent properties in order to run and effectively use the operation located on the Company Leased Real Estate, with the exception of the facilities and installations of public utility providers.

1.10.3   Alle Grundstücke, Gebäude und baulichen Anlagen, die zu den von der Gesellschaft gepachteten Immobilien gehören, befinden sich in einem nutzbaren Zustand und ermöglichen es der Gesellschaft, den Geschäftsbetrieb des Verkäufers in gleicher Weise und in gleichem Umfang wie bisher fortzuführen.

1.10.3   All land parcels, buildings and structures included in the Company Leased Real Estate are in useable condition and will allow the Company to continue the Seller’s business operations in the same manner and scope as they was currently conducted.

1.10.4   Alle auf den von der Gesellschaft gepachteten Grundstücken befindlichen genehmigungspflichtigen Bauten, Anlagen und Einrichtungen sowie deren derzeitige Nutzung sind behördlicherseits genehmigt worden. Es gibt keine behördlichen oder berufsgenossenschaftlichen Auflagen oder Bedingungen für die von der Gesellschaft gepachteten Immobilien, die nicht eingehalten wurden, und es gibt keine Widerrufe oder Aufhebungen oder Einschränkungen von früher erteilten Genehmigungen oder Zulassungen oder Tatsachen, die ein solches Vorgehen rechtfertigen würden. Mit Ausnahme der Tennishalle, in der es sich um eine zeitliche Beschränkung der Nutzung handelt (Anhang 1.11.3).

1.10.4   All construction, installations and facilities, which are situated on Company Leased Real Estate and which require regulatory approval, as well as the current use of those items, have been granted with approval by regulatory finality. There are no con- ditions, restrictions or requirements which were imposed by regulators or government safety associations (berufsgenossenschaftlichen Auflagen) on the Company Leased Real Estate that have not been observed, and there are no revocations or repeals of, or restrictions on, any permits or approvals previously granted or any facts which would justify such action except for the indoor tennis centre in which they are restrictions on the period of use (Annex 1.11.3).

1.10.5 In Bezug auf die von der Gesellschaft gepachteten Immobilien sind derzeit

1.10.5   With regard to the Company Leased Real Estate, there are no proceedings under public law (litigation, appellate proceedings or administrative proceedings reviewing an individual regulatory decision with a view to judicial review (Widerspruchsverfahren)) currently pending, including formally lodged neighbour disputes (Nachbarwidersprüche) and proceedings that aim to increase the requirements under the applicable construction and emission control legislation to the best knowledge of the Managers. There are currently no legal proceedings subject to civil or public law with third parties relating to the Company

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keine öffentlich-rechtlichen Verfahren (Gerichts-, Rechtsmittel- oder Verwaltungsverfahren zur Überprüfung einer einzelnen behördlichen Entscheidung im Hinblick auf eine gerichtliche Überprüfung) anhängig, einschließlich förmlich eingelegter Nachbarwidersprüche und Verfahren, die auf eine Erhöhung der Anforderungen nach dem geltenden Bau- und Emissionsschutzrecht abzielen nach besten Wissen und Gewissen der Geschäftsführer. Es gibt derzeit keine zivilrechtlichen oder öffentlich-rechtlichen Verfahren mit Dritten in Bezug auf die von der Gesellschaft gepachteten Immobilien nach besten Wissen und Gewissen der Geschäftsführer.

Leased Real Estate to the best knowledge of the Managers.

1.10.6   The business operations of the Seller have not caused any contamination or pollution of soil, water, groundwater or air which require, pursuant to any environmental law as currently in effect, any clean-up, containment, other remedial action or investigation. The Company Leased Real Estate is free from any hazardous substances.

1.11 Disclosure

1.10.6   Der Geschäftsbetrieb des Verkäufers hat keine Verunreinigungen oder Verschmutzungen des Bodens, des Wassers, des Grundwassers oder der Luft verursacht, die nach geltendem Umweltrecht eine Sanierung, Eindämmung, sonstige Abhilfemaßnahmen oder Untersuchungen erfordern. Das von der Gesellschaft gepachtete Grundstück ist frei von gefährlichen Stoffen.

Neither the Seller nor GI2 and/or the Managers have withheld from the WBX any material facts relating to the business, assets, properties, liabilities, results of operations, employees or customer relations or prospects of the Seller, the Subsidiaries and their respective businesses.

1.11   Offenlegung

Weder der Verkäufer noch GI2 und/oder die Geschäftsführer haben dem WBX wesentliche Tatsachen in Bezug auf das Geschäft, die Vermögenswerte, das Eigentum, die Verbindlichkeiten, die Betriebsergebnisse, die Mitarbeiter oder Kundenbeziehungen oder die Aussichten des Verkäufers, die Tochtergesellschaften und deren jeweilige Geschäftstätigkeit vorenthalten.

Section 2 Investor’s Guarantees regarding ABL Morocco S.A. and ABL Holland, ABL China

2.1 Corporate Status and Authority

2.1.1 The Subsidiaries have been duly established under the laws of their

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Abschnitt 2 Garantien des Investors für ABL Morocco S.A, ABL Holandund ABL China.

respective countries of incorporation. They exist validly and have their actual administrative center in their respective country of incorporation. The Subsidiaries were and are entitled, pursuant to the applicable provisions of corporate law, to manage their respective current business operations as they were managed in the past and are managed at present and are furthermore entitled to continue their respective business operations without any change in the type and scope thereof in the future.

2.1 Unternehmensstatus und Befugnisse

2.1.1    Die Tochtergesellschaft wurden ordnungsgemäß nach dem Recht des jeweiligen Landes gegründet, in dem sie ihren Sitz haben. Sie besteht rechtsgültig und haben ihren tatsächlichen Verwaltungssitz in ihrem jeweiligen Gründungsland. Die Tochtergesellschaft war und ist gemäß den anwendbaren gesellschaftsrechtlichen Bestimmungen berechtigt, ihre jeweiligen laufenden Geschäfte so zu führen, wie sie in der Vergangenheit geführt wurde und gegenwärtig geführt werden, und sind darüber hinaus berechtigt, ihre jeweiligen Geschäfte nach Art und Umfang in der Zukunft fortzuführen.

2.1.2    Die Kapitaleinlagen für die Ausgabe von Aktien oder Anteilen am Kapital der Tochtergesellschaft sind in voller Höhe geleistet und weder offen noch verdeckt zurückgezahlt worden. Es besteht keine Nachschusspflicht.

2.1.3    Keine Tochtergesellschaft hat eine Agentur, Zweigstelle oder einen anderen Geschäftssitz oder eine ständige Niederlassung außerhalb des Landes, in dem sie gegründet wurde.

2.1.2    The capital contributions for the issuance of shares or interests in the capital of any Subsidiary have been paid in full and were not repaid, either openly or concealed. There is no obligation to make additional capital contributions (Nachschusspflicht).

2.1.3    No Subsidiary has any agency, branch or other place of business or permanent establishment outside of its country of incorporation.

2.1.4    The Seller is entitled without restriction to dispose of all the shares in the Subsidiaries except five (5) shares in ABL Morroco (the “Shares”). The Shares are validly existing and are free and clear of any and all third-party rights and claims. There are no options, preemptive rights, shareholder agreements, trust agreements, sub-participations or understandings. No Subsidiary has certificated their shares, either in whole or in part, and no Subsidiary is obligated to certificate their shares. Upon transfer, the Company will acquire the Shares without restrictions and free and clear of third-party rights and other encumbrances.

2.1.4    Die Veräußerer ist uneingeschränkt berechtigt, über alle Anteile an der Tochtergesellschaften zu verfügen, außer fünf (5) Aktien von ABL Morroco (die     „Geschäftsanteile“). Die Gesellschaftsanteile sind gültig vorhanden und frei von jeglichen Rechten und Ansprüchen Dritter. Es

2.1.5 None of the Subsidiaries has a supervisory board, advisory board, administrative board or any similar governing body, nor are they obligated to create any such governing body.

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bestehen keine Optionen, Vorkaufsrechte, Gesellschaftervereinbarungen, Treuhandverträge, Unterbeteiligungen oder Absprachen. Keine Tochtergesellschaft hat ihre Gesellschaftsanteile ganz oder teilweise verbrieft, und keine Tochtergesellschaft ist verpflichtet, ihre Gesellschaftsanteile zu verbriefen. Bei der Übertragung erwirbt die Gesellschaft die Anteile uneingeschränkt und frei von Rechten Dritter und sonstigen Belastungen.

2.1.5    Keine Tochtergesellschaft hat einen Aufsichtsrat, Beirat, Verwaltungsrat oder ein ähnliches Organ, sie sind nicht dazu verpflichtet ein solches Organ zu schaffen.

2.1.6    The Subsidiaries have not entered into any agreements regarding silent partnerships, domination or profit and loss pooling agreements (Be-herrschungs oder Gewinnabführungsverträge), other affiliation agreements (Unternehmensverträge) within the meaning of sec. 291 et seq. of the AktG or comparable agreements such as management of operations agreements (Betriebsführungsverträge).The Subsidiaries have not entered into any cash-pooling agreements or similar agreements, nor do they participate in any cash-pooling or any similar system. They are also not obligated to enter into any such agreements or to participate in any such systems.

2.1.6    Die Tochtergesellschaften haben keine Verträge über stille Beteiligungen, Beherrschungs- oder Gewinnabführungsverträge, sonstige Unternehmensverträge im Sinne der §§ 291 ff AktG oder vergleichbare Verträge wie Betriebsführungsverträge abgeschlossen. Die Tochtergesellschaften haben keine Cash-Pooling-Verträge oder vergleichbare Vereinbarungen abgeschlossen und nehmen auch nicht an einem Cash-Pooling oder einem ähnlichen System teil. Sie sind auch nicht verpflichtet, derartige Verträge abzuschließen oder an derartigen Systemen teilzunehmen.

2.1.7    Except for a 5% of the shareholding in 5 % Trial S.A held by the ABL Morocco, the Subsidiaries do not hold either directly or indirectly (nor through an escrow agent (Treuhänder)) any shares, partnership interests, memberships or equity interests (including silent partnerships and sub-participations) in other companies or enterprises, nor are they obligated to acquire any such shares, partnership interests, memberships or equity interests. No Subsidiary is obligated to form any company, partnership or enterprise. No Subsidiary is party to any joint venture, consortium or any other undisclosed partnership (Innengesellschaft), nor is any Subsidiary obligated to acquire any such party status.

2.1.7    Mit Ausnahme eines Anteils von 5 % an der 5 % Trial S.A., der von ABL Morocco gehalten wird, halten die Tochtergesellschaften weder direkt noch indirekt (auch nicht über einen Treuhänder) Aktien, Gesellschaftsanteile, Mitgliedschaften oder Beteiligungen (einschließlich stiller Beteiligungen und Unterbeteiligungen) an anderen

2.1.8    No insolvency, reorganisation or similar proceedings in Germany or abroad have been applied for or instituted against the assets of any Subsidiary and they are not insolvent. Furthermore, no compulsory judicial enforcement proceedings or any similar measures have been applied for or instituted against all or some of the

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Gesellschaften oder Unternehmen, noch sind sie verpflichtet, solche Aktien, Gesellschaftsanteile, Mitgliedschaften oder Beteiligungen zu erwerben. Keine Tochtergesellschaft ist verpflichtet, eine Gesellschaft, Partnerschaft oder ein Unternehmen zu gründen. Keine Tochtergesellschaft ist Partei eines Joint Ventures, Konsortiums oder einer sonstigen stillen Gesellschaft (Innengesellschaft), noch ist eine Tochtergesellschaft verpflichtet, eine solche Parteistellung zu erwerben.

assets of any Subsidiary. of the Subsidiaries is unable to pay its debts as they fall due (zahlungsunfähig), nor is an illiquidity imminent. None of the Subsidiaries has ceased or suspended its payments (Zahlungen eingestellt) nor entered into or offered any debt settlement agreements or similar arrangements with creditors.

2.1.8    Über das Vermögen der Tochtergesellschaft ist weder im Innoch im Ausland ein Insolvenz-, Sanierungs- oder ähnliches Verfahren beantragt oder eröffnet worden. Auch sind keine gerichtlichen Zwangsvollstreckungsverfahren oder ähnliche Maßnahmen gegen das gesamte oder einen Teil des Vermögens einer Tochtergesellschaft beantragt oder eingeleitet worden. Die Tochtergesellschaften sind nicht zahlungsunfähig, oder droht nichtzahlungsunfähig zu werden. Die Tochtergesellschaften haben ihre Zahlungen nicht eingestellt oder ausgesetzt und keine Schuldenregulierungsvereinbarunge n oder ähnliche Vereinbarungen mit Gläubigern getroffen oder angeboten. .

2.1.9    Durch den Abschluss des APA hat der Verkäufer weder Rechte Dritter verletzt noch gegen sonstige Verpflichtungen verstoßen, auch nicht gegen solche, die sich aus (i) gesetzlichen Vorschriften oder (ii) Verträgen oder sonstigen vertraglichen Verpflichtungen ergeben (zusammenfassend als „rechtlich bindende Geschäfte“ bezeichnet). GI2 hat bei Abschluss des Termsheets darauf hingewiesen, dass bei ABL Marocco S.A. nicht alle Aktien von einer Person gehalten werden können, sondern mehrere Aktionäre notwendig waren.

2.1.9    By entering into the APA, the Seller was neither infringing any third party rights nor breaching any other kind of obligation, including those arising under (i) any Legal Requirements or (ii) contracts or other contractual obligations (collectively referred to as “Legally Binding Transactions”). When finalising the termsheet, GI2 pointed out that not all shares in ABL Marocco S.A. can be held by one person, but that several shareholders were necessary.

2.1.10   The Seller was not obligated to obtain consents from third parties (including government authorities or other sovereign entities) to enter into or perform APA or to notify any such third party of the conclusion or performance of the APA. Claims, other rights of any kind and legal relationships of Subsidiaries shall not be revoked, terminated, amended or impaired in any other way due to the conclusion or performance of the APA. Furthermore, the conclusion and performance of the APA does not establish any termination rights, claw back rights or other rights of the relevant contractual partners of the Subsidiaries or third parties.

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2.1.10   Der Verkäufer war nicht verpflichtet, Zustimmungen Dritter (einschließlich staatlicher Behörden oder anderer hoheitlicher Stellen) zum Abschluss oder zur Durchführung des APA einzuholen oder diese Dritten über den Abschluss oder die Durchführung des APA zu informieren. Ansprüche, sonstige Rechte jeglicher Art und Rechtsverhältnisse der Tochtergesellschaften werden durch den Abschluss oder die Durchführung des APA nicht widerrufen, beendet, geändert oder in sonstiger Weise beeinträchtigt. Ferner werden durch den Abschluss und die Durchführung des APA keine Kündigungsrechte, Rückforderungsrechte oder sonstige Rechte der jeweiligen Vertragspartner der Tochtergesellschaften oder Dritter begründet.

2.2 Finanzberichte

2.2.1    Die Jahresabschlüsse (Bilanz, Gewinn- und Verlustrechnung und Anhang) der Tochtergesellschaft für die Geschäftsjahre 2019 – 2021 sind als Anlage beigefügt 2.2.1 (die „Jahresabschlüsse der Tochtergesellschaft“).

2.2.2    Die Jahresabschlüsse der Tochtergesellschaften entsprechen den von den Gesellschaftern für das jeweilige Geschäftsjahr festgestellten Jahresabschlüssen der Tochtergesellschaften und wurden unter Beachtung der geltenden Vorschriften, insbesondere der Grundsätze ordnungsmäßiger Buchführung (GoB), in Übereinstimmung mit der bisherigen Praxis hinsichtlich der formalen und materiellen Bilanzkontinuität erstellt. Insbesondere wurden alle Bilanzierungs- und Bewertungsgrundsätze, -methoden und -vorschriften beibehalten und

2.2 Financial Statements

2.2.1    The financial statements (balance sheet, profit and loss accounts and notes) (Bilanz, Gewinnund Verlustrechnung und Anhang)) of the Subsidiaries for the fiscal years 2019 – 2021 are attached as Exhibit 2.2.1 (the “Subsidiaries’ Financial Statements”).

2.2.2    The Subsidiaries’ Financial Statements conform to the Subsidiaries’ annual financial statements that were formally approved by the shareholders for the relevant fiscal year and were prepared in accordance with the applicable rules and, in particular, the generally accepted principles of accounting (GoB), consistent with past practice regarding their formal organization and measurement (unter Wahrung formeller und materieller Bilanzkontinuität). Specifically, all accounting and valuation principles, methods and rules were retained and all options to capitalize or to include items on the liabilities side (Aktiv-ierungs-und Passivierungswahl-rechte) were consistently applied.

2.2.3    The Financial Statements present a true and fair view of the net assets position (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of the Subsidiary for the respective balance sheet dates or fiscal year. The balance sheets included with the Subsidiay´s’ Financial Statements are complete and correct with respect to the assets and liabilities items to be shown therein. The risk involving future developments were accurately reflected in each case

2.2.4    None of the Subsidiaries has any liabilities (including any uncertain and contingent liabilities, whether known or unknown), other than those accounted or accrued for in their full

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alle Aktiv-und Passivierungswahlrechte konsequent angewendet.

2.2.3    The Financial Statements present a true and fair view of the net assets position (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of the Subsidiary for the respective balance sheet dates or fiscal year. Die dem Jahresabschluss der Tochtergesellschaft beigefügten Bilanzen sind hinsichtlich der dort auszuweisenden Aktiv- und Passivposten vollständig und richtig. Die Risiken der künftigen Entwicklung wurden jeweils zutreffend dargestellt.

amount in the Subsidiaries’ Financial Statements. The foregoing shall not apply to regular obligations for specific performance (vertragliche Erfüllungsansprüche) under ongoing contracts (schwebende Geschäfte), to the extent such obligations do not qualify for balance sheet recognition (nicht bilanzierungsfähig). To the extent that any contingent liabilities (Eventualverbindlichkeiten) (including liabilities based on comfort letters (Patronatserklärungen)) are not required to be included as liabilities on the balance sheet, such liabilities have been reported in the notes (Anhang) to the Subsidiaries’ Financial Statements.

2.2.4    Keine der Tochtergesellschaften hat Verbindlichkeiten (einschließlich bekannter oder unbekannter ungewisser Verbindlichkeiten und Eventualverbindlichkeiten), die nicht in voller Höhe in den Jahresabschlüssen der Tochtergesellschaften ausgewiesen oder zurückgestellt sind. Dies gilt nicht für vertragliche Erfüllungsansprüche aus schwebenden Geschäften, soweit diese nicht bilanzierungsfähig sind. Soweit Eventualverbindlichkeiten (einschließlich Verbindlichkeiten aus Patronatserklärungen) nicht bilanzierungspflichtig sind, werden sie im Anhang der Jahresabschlüsse der Tochtergesellschaften ausgewiesen.

2.2.5    The books and documents of the Subsidiaries are correct and complete and are duly kept in compliance with the applicable Legal Requirements. Above all, the Subsidiaries have always performed, both fully and properly, their duties of retention according to Section 257 HGB and any comparable provisions under applicable foreign jurisdictions.

2.3    Indebtedness and Related Transactions

2.3.1    The Subsidiaries have not entered into any financial agreements, including bank loans, credit facilities, loans, or any other financial agreements of any nature whatsoever other than those shown in Exhibit 2.3.1. In such Exhibit is also detailed all the current indebtedness and payment terms.

2.2.5    Die Bücher und Unterlagen der Tochtergesellschaften sind richtig und vollständig und werden ordnungsgemäß nach den geltenden gesetzlichen Vorschriften geführt. Vor allem haben die Tochtergesellschaften ihre

2.3.2    At Signing Date, the Subsidiaries do not hold any obligation whatsoever vis-à-vis the Seller, GI2and/or their Related Person except those detailed in Exhibit 2.3.2.a and 2.3.2.b. Likewise, the Subsidiaries does not secure or guarantee any obligation

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Berichtspflichten nach § 257 HGB und vergleichbaren Vorschriften in ausländischen Rechtsordnungen stets vollständig und ordnungsgemäß erfüllt. 2.3 Verschuldung und damit verbundene Transaktionen whatsoever vis-à-vis the Seller, the Investor and/or their Related Parties. For the avoidance of doubt, in this Agreement Related Person of GI2 includes the Managers and any other company linked to them (the “Non- Related Obligations”).

2.3.1    Die Tochtergesellschaften haben keine finanziellen Vereinbarungen abgeschlossen, einschließlich Bankdarlehen, Kreditfazilitäten, Darlehen oder sonstige finanzielle Vereinbarungen jeglicher Art, die nicht in Anhang 2.3.1 aufgeführt sind. In dieser Anlage sind auch alle aktuellen Schulden und Zahlungsbedingungen aufgeführt.

2.3.3 At Signing Date, the Subsidiaries do not have in force any guarantee or security granted in order to secure obligations of the Seller, GI2 and/or their Related Parties.

2.3.2    Zum Zeitpunkt der Unterzeichnung haben die Tochtergesellschaften keinerlei Verpflichtungen gegenüber dem Verkäufer, GI2 und/oder deren verbundenen Personen außer denjenigen in Anhang 2.3.2.a und 2.3.2.b. Ebenso sichern oder garantieren die Tochtergesellschaften keinerlei Verpflichtungen gegenüber dem Verkäufer, dem Investor und/oder deren nahestehenden Personen. Zur Vermeidung von Zweifeln schließt der Begriff „Verbundene Person von GI2“ in dieser Vereinbarung die Manager und alle anderen mit ihnen verbundenen Unternehmen ein.

2.3.3    Zum Zeitpunkt der Unterzeichnung haben die Tochtergesellschaften keine Garantien oder Sicherheiten zur Absicherung von Verpflichtungen des Verkäufers, des Investors und/oder der mit ihnen verbundenen Parteien gewährt.

2.4    Changes after the last balance sheet date

Since the balance sheet date of the respective Subsidiaries Financial Statements,

2.4.1    there has not been any legal or regulatory amendment that affects or could materially affect the activities carried out by the Subsidiary, or its assets;

2.4.2    there has not been any event that has entailed, or may entail, the creation of any obligations or responsibilities whatsoever for any of the Subsidiaries, other than those obligations and responsibilities arising in the ordinary course of business;

2.4 Änderungen nach dem letzten Bilanzstichtag Seit dem Bilanzstichtag der jeweiligen Jahresabschlüsse der Tochtergesellschaften,	2.4.3 there has not been any waiver of rights related to the business of the Subsidiaries, other than those waivers of rights arising in the ordinary course of business;

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2.4.1    gab es keine rechtlichen odr behördlichen Änderungen, die die von der Tochtergesellschaft ausgeübten Tätigkeiten oder ihr Vermögen wesentlich beeinflussen oder beeinflussen könnten;

2.4.2    ist kein Ereignis eingetreten, das für eine der Tochtergesellschaften Verpflichtungen oder Verantwortlichkeiten jeglicher Art mit sich gebracht hat oder bringen könnte, mit Ausnahme der Verpflichtungen und Verantwortlichkeiten, die sich aus dem gewöhnlichen Geschäftsverlauf ergeben;

2.4.4    the Subsidiaries have not entered into any contract, operation or transaction outside their ordinary course of business or under terms or conditions other than in line with market practice and consistent with past practice;

2.4.5    all the purchases made and services received by the Subsidiaries have been executed or hired, as the case may be, with their usual suppliers, under ordinary market conditions and subject to the payment terms, price, quality and quantity terms and other conditions which, ordinarily the Subsidiaries were establishing for such purchases and services;

2.4.3    gab es keinen Verzicht auf Rechte im Zusammenhang mit der Geschäftstätigkeit der Tochtergesellschaften gegeben, mit Ausnahme von Verzichten auf Rechte, die im Rahmen des normalen Geschäftsbetriebs entstehen

2.4.4    haben die Tochtergesellschaften keine Verträge, Geschäfte oder Transaktionen abgeschlossen, die außerhalb ihres normalen Geschäftsbetriebs oder zu Bedingungen oder Konditionen erfolgen, die nicht der Marktpraxis entsprechen und mit der bisherigen Praxis vereinbar sind;

2.4.6    all the sales made and services provided by the Subsidiaries have been executed or hired, as the case may be, with their usual clients or others of reputed financial solvency, in ordinary market conditions and subject to the prices and remaining conditions which, ordinarily the Subsidiaries were establishing for such sales and services;

2.4.5    wurdenalle von den Tochtergesellschaften getätigten Käufe und in Anspruch genommenen Dienstleistungen mit ihren üblichen Lieferanten zu marktüblichen Bedingungen und zu den Zahlungs-, Preis-, Qualitäts- und Mengenbedingungen und sonstigen Konditionen, die die Tochtergesellschaften normalerweise für solche Käufe und Dienstleistungen festlegen, durchgeführt bzw. In Auftrag gegeben;

2.4.7    No vices or defects have been disclosed in relation to the quantity or quality of the goods acquired or sold or the services received or provided by the Subsidiaries which have caused or it is expected that may cause a damage for the Subsidiaries in excess of EUR 150,000 in total per year;

2.4.8    no fixed asset of a value in excess of EUR 150,000 in total per year has been acquired or disposed of or

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agreed to be acquired or disposed of by the Subsidiaries; and

2.4.6    wurden alle von den Tochtergesellschaften getätigten Verkäufe und erbrachten Dienstleistungen mit ihren gewöhnlichen Kunden oder anderen Personen mit guter Bonität zu marktüblichen Bedingungen und zu den Preisen und sonstigen Bedingungen, die die Tochtergesellschaften normalerweise für solche Verkäufe und Dienstleistungen festsetzen, getätigt bzw. In Auftrag gegeben

2.4.9    no contract involving expenditure in excess of EUR 150,000 in total per year has been entered into or agreed to be entered into by the Subsidiaries, other than those contracts involving expenditures entered into in the ordinary course of business;

2.4.7    wurden keine Unzulänglichkeiten oder Mängel in Bezug auf die Menge oder Qualität der von den Tochtergesellschaften erworbenen oder verkauften Waren oder der von ihnen erhaltenen oder erbrachten Dienstleistungen festgestellt, die den Tochtergesellschaften einen Schaden von insgesamt mehr als 150.000 EUR pro Jahr verursacht haben oder voraussichtlich verursachen werden

2.4.10 no trading stock, goods or moveable assets of the Subsidiaries have been sold or agreed to be sold, apart from the sale of trading stock in the ordinary course of business;

2.4.8    wurde von den Tochtergesellschaften kein Anlagevermögen mit einem Gesamtwert von mehr als 150.000 EUR pro Jahr erworben oder veräußert oder ein solcher Erwerb oder eine solche Veräußerung vereinbart und

2.4.11   there has been no increase in the salaries or other remuneration, pensions or insurance premiums, payable by any of the Subsidiaries to their employees, directors or agents, except for those arising from the application of collective agreements or contractual conditions or otherwise in the ordinary course of business and in a manner reasonably consistent with past practice;

2.4.9    haben die Tochtergesellschaften keine Verträge mit Ausgaben von insgesamt mehr als 150.000 EUR pro Jahr abgeschlossen oder vereinbart, es sei denn, es handelt sich um Verträge, die im Rahmen der normalen Geschäftstätigkeit abgeschlossen wurden;

2.4.12   none of the Subsidiaries has commenced or settled any litigation in excess of EUR 100,000 per year;

2.4.13   all operations and transactions carried out by the Subsidiaries have been duly recorded and accounted for.

2.4.10   wurden keine Handelsvorräte, Waren oder beweglichen Vermögenswerte der Tochtergesellschaften veräußert oder deren Veräußerung vereinbart, mit Ausnahme der Veräußerung von Handelsvorräten im Rahmen der gewöhnlichen Geschäftstätigkeit;

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2.5 Real Estate

2.4.11   wurden die Gehälter oder sonstigen Vergütungen, Strafen oder Versicherungsprämien, die von den Tochtergesellschaften an ihre Angestellten, Direktoren oder Vertreter gezahlt werden, nicht erhöht, es sei denn, sie ergeben sich aus der Anwendung von Tarifverträgen oder vertraglichen Bedingungen oder aus anderen Gründen im Rahmen der normalen Geschäftstätigkeit und in einer Weise, die der bisherigen Praxis entspricht;

2.5.1    The Subsidiaries hold good, valid, marketable and full legal title over their business premises, which is all the real estate properties they use, be it as owner, lessee, or any other way in carrying out the business as conducted. None of the Subsidiaries has received written notice of any recession or restitution claim, any third-party claim, or any other similar procedure that may result in the deprivation of ownership or right to lease any real property. ABL Holland only rents its office, there is no ownership of the property which terms are detailed in Exhibit 2.5.3.

2.4.12   hat keine der Tochtergesellschaften Rechtsstreitigkeiten mit einem Wert von mehr als 100.000 EUR pro Jahr eingeleitet oder beigelegt;

2.4.13   wurden alle von den Tochtergesellschaften durchgeführten Operationen und Transaktionen ordnungsgemäß aufgezeichnet und verbucht.

2.5 Liegenschaften

2.5.1    Die Tochtergesellschaften sind im Besitz guter, gültiger, marktfähiger und vollständiger rechtlicher Eigentumsrechte an ihren Geschäftsräumen, d.h. an allen Immobilien, die sie als Eigentümer, Pächter oder in anderer Weise zur Ausübung ihrer Geschäftstätigkeit nutzen. Keine der Tochtergesellschaften hat eine schriftliche Mitteilung über einen Rückforderungs- oder Restitutionsanspruch, einen Anspruch eines Dritten oder ein anderes ähnliches Verfahren erhalten, das zur Entziehung des Eigentums oder des Rechts auf Verpachtung einer Immobilie führen könnte. ABL Holland mietet nur sein Büro und ist nicht Eigentümer, der Mietvertrag ist im Anhang 2.5.3. aufgeführt.

2.5.2    ABL Morocco is the unrestricted legal and beneficial owner of the Owned Real Estate which is no. 06/100671 located in the Tangiers-Boukhalef free zone. (the “Owned Real Estate”), and no piece of Owned Real Estate is (i) encumbered with any land charges or mortgages (Grund- pfandrechte), planning obligations, covenants, options or other encumbrances (Belastungen); or (ii) subject to any pending transfer (Auflassung) or other disposition (Verfügung) or any sale, contribution or other contractual arrangement creating an obligation to transfer any real estate or to create, change or remove any encumbrances. The real estate taxes (Grundsteuern),development charges (Erschließungsbeiträge) and other public charges payable with respect to the Owned Real Estate, have been fully paid or properly reserved in the ABL Morocco’ Financial Statements. A part of the Owned Real Estate, the ABL Morrocco does not hold any other real estate.

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2.5.2    ABL Morocco ist uneingeschränkte rechtliche und wirtschaftliche Eigentümerin an der Immobilie Nr. 06/100671 belegen in der Tangiers- Boukhalef Freihandelszone. Keine der eigenen Immobilien ist (i) mit Grundpfandrechten, Planungsverpflichtungen, Auflagen, Optionen oder sonstigen Belastungen belastet oder (ii) Gegenstand einer anstehenden Auflassung oder sonstigen Verfügung oder eines Verkaufs, einer Abtretung oder einer sonstigen vertraglichen Vereinbarung, die eine Verpflichtung zur Übertragung eines Grundstücks oder zur Bestellung, Änderung oder Beseitigung von Belastungen begründet. Die Grundsteuern, Erschließungsbeiträge und sonstigen öffentlichen Abgaben, die für die eigenen Immobilien zu zahlen sind, wurden im Jahresabschluss von ABL Marokko vollständig bezahlt oder ordnungsgemäß bedient. Außer dem vorbezeichenten Grundstück hält ABL Morocco keine anderen Grundstücke.

2.5.3    Anlage 2.5.3 enthält für jede Tochtergesellschaft eine Liste aller von dieser Tochtergesellschaft von Dritten gepachteten Immobilien (die in Anlage 2.5.3 aufgeführten oder aufzuführenden Immobilien sind die „gepachteten Immobilien“). Der Mieter der von Dritten gepachtete Immobilien hat die Bedingungen des Mietvertrages (insbesondere die Zahlung der Miete) eingehalten.

2.5.4    Anlage 2.5.4 enthält für jede Tochtergesellschaft eine Liste aller von dieser Tochtergesellschaft an Dritte verpachteten Immobilien (die in Anlage 2.5.4 aufgeführten oder aufzuführenden Immobilien sind die „verpachtete Immobilien“).

2.5.3    Exhibit 2.5.3 includes for each Subsidiary a list of all real estate leased by such Subsidiary from any third party (the real estate listed or to be listed in Exhibit 2.5.3 the ”Leased Real Estate from Third Parties” ). The tenant of the Leased Real Estate from Third Parties has complied the the terms and conditions of the lease agreement (in particular the payment of the rent).

2.5.4    Exhibit 2.5.4 contains a list of all properties leased by each Subsidiary in favour to third parties (the properties listed or to be listed in Annex 2.5.4 are the “Leased Properties to Third Parties”).

2.5.5    All lease agreements relating to Leased Real Estate from Third Parties and Leased Properties to Third Parties (the “Real Estate Lease Agreements” ) have been validly concluded. The Subsidiaries have duly performed their duties under the Real Estate Lease Agreements. None of the Real Estate Lease Agreements have been terminated or ended by way of notice of termination or otherwise or have been substantially amended within the last 12 months before the Signing Date. There are no facts or circumstances that could entitle a contracting party to terminate a Real Estate Lease Agreements for cause. In particular, none of the Real Estate Lease Agree- ments may be terminated by the respective party to the contract based on the conclusion or performance of this Agreement. Insofar as one of the Real Estate Lease Agreements expires within 12 months after the Signing Date, there is no indication to the effect that the relevant Subsidiary could not obtain a renewal of the Real Estate Lease Agreement or could do so only on less favorable terms and conditions.

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2.5.5    Alle Verträge über gepachtete Immobilien und von Dritte verpachtete Immobilien („Immobilienverträge“) sind rechtsgültig abgeschlossen worden. Die Tochtergesellschaften haben ihre Pflichten aus den Immobilienmietverträgen ordnungsgemäß erfüllt. Keiner der Immobilienmietverträge wurde innerhalb der letzten 12 Monate vor dem Unterzeichnungsdatum gekündigt oder beendet oder wesentlich geändert. Es liegen keine Tatsachen oder Umstände vor, die eine Vertragspartei zur Kündigung eines Immobilienmietvertrags aus wichtigem Grund berechtigen könnten. Insbesondere kann keiner der Immobilienmietverträge von der jeweiligen Vertragspartei aufgrund des Abschlusses oder der Durchführung dieses Vertrages gekündigt werden. Soweit einer der Immobilienmietverträge innerhalb von 12 Monaten nach dem Unterzeichnungsdatum ausläuft, gibt es keine Anhaltspunkte dafür, dass die betreffende Tochtergesellschaft eine Verlängerung des Immobilienmietvertrags nicht oder nur zu ungünstigeren Bedingungen erreichen könnte.

2.5.6    No real estate other than the Owned Real Estate, the Leased Real Estate (together the “Real Estate”) is currently used by or necessary for any Subsidiary to conduct its business as currently conducted. The Real Estate are the only premises used by the Subsidiaries for the purpose of running the Subsidiaries’ business operations. The Real Estate does not depend on facilities and installations situated on adjacent properties in order to run and effectively use the operation located on the Real Estate, with the exception of the facilities and installations of public utility providers.

2.5.6    Außer den eigenen Immobilien und den gepachteten Immobilien werden derzeit keine anderen Immobilien von den Tochtergesellschaften genutzt oder sind für die Ausübung ihrer derzeitigen Geschäftstätigkeit erforderlich. Die Immobilien sind die einzigen Räumlichkeiten, die von den Tochtergesellschaften für den Zweck der Ausübung ihrer Geschäftstätigkeit genutzt werden. Die Immobilien sind nicht von Einrichtungen und Anlagen auf benachbarten Grundstücken abhängig, um den auf den Immobilien befindlichen Betrieb zu führen und effektiv zu nutzen, mit Ausnahme der Einrichtungen und Anlagen der öffentlichen Versorgungsunternehmen.

2.5.7    All land parcels, buildings and structures included in the Real Estate are in sound and useable condition and will allow the Subsidiaries to continue the Subsidiaries’ business operations in the same manner and scope as they are currently conducted. In particular, the Real Estate is free of any aboveground or subterranean building remnants and relics of archaeological interest. Any and all maintenance or repair work to the buildings or structures have been duly and timely performed and were carried out in accordance with current standards of technology, the requirements under public law and the recommendations of manufacturers or, as the case may be, the specifications of the insurance carriers. Necessary capital expenditures have not been delayed. There are no Legal Requirements, Legally Binding Transactions or third-party rights which restrict the current use of the Real Estate and the buildings and structures situated thereon.

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2.5.7    Alle zum Grundbesitz gehörenden Grundstücke, Gebäude und Anlagen befinden sich in einem guten und nutzbaren Zustand und ermöglichen es den Tochtergesellschaften, ihren Geschäftsbetrieb in gleicher Weise und in gleichem Umfang wie bisher fortzuführen. Insbesondere sind die Liegenschaften frei von ober- und unterirdischen Gebäuderesten und archäologisch interessanten Relikten. Sämtliche Instandhaltungs-und Instandsetzungsarbeiten an den Gebäuden und Anlagen sind ordnungsgemäß und rechtzeitig durchgeführt worden und entsprechen dem Stand der Technik, den öffentlich-rechtlichen Vorschriften und den Empfehlungen der Hersteller bzw. Den Vorgaben der Versicherungsträger. Erforderliche Investitionen wurden nicht aufgeschoben. Es bestehen keine gesetzlichen Auflagen, Rechtsgeschäfte oder Rechte Dritter, die die derzeitige Nutzung des Grundstücks und der darauf befindlichen Gebäude und Anlagen einschränken.

2.5.8    Alle auf dem Grundstück befindlichen genehmigungspflichtigen Bauten, Anlagen und Einrichtungen sowie deren laufende Nutzung sind behördlicherseits vorbehaltlos und unbefristet genehmigt worden. Sie entsprechen den geltenden öffentlich-rechtlichen Vorschriften, einschließlich der bau- und immissionsschutzrechtlichen Vorschriften, und verstoßen auch sonst nicht gegen geltendes Recht. Es gibt keine Bedingungen, Beschränkungen oder Auflagen, die von Aufsichtsbehörden oder staatlichen Sicherheitsverbänden für die Immobilien erteilt wurden und die nicht eingehalten werden, und es gibt keine Aufhebungen oder Wiederholungen oder Einschränkungen früher erteilter Genehmigungen oder Zulassungen oder Tatsachen, die ein solches Vorgehen rechtfertigen würden.

2.5.8    All construction, installations and facilities, which are situated on the Real Estate and which require regulatory approval, as well as the current use of those items, have been granted unconditional and perpetual approval with regulatory finality. They comply with the applicable public law provisions, including any regulations covering construction and emissions, and do not violate any other currently applicable laws. There are no conditions, restrictions or requirements which were imposed by regulators or government safety associations (berufsgenossenschaftlichen Auflagen) on the Real Estate that have not been observed, and there are no revocations or repeals of, or restrictions on, any permits or approvals previously granted or any facts which would justify such action.

2.5.9    The Subsidiaries hold all building permits, licenses and other public law authorisations (öffentlich-rechtliche Erlaubnisse), registrations, qualifications and consents which are required in any jurisdiction for the constructions, installations and facilities which are situated on Owned Real Estate as well as for the current use of those items as conducted at the Signing Date and the Closing Date (“Building Permits” ). Each Building Permit is in full force and effect (bestandskräftig). No Building Permit has been revoked (widerrufen) or withdrawn (zurückgenommen) by the competent authority or challenged by any third party. There are no facts which would justify a challenge, cancellation, withdrawal or revocation of any Building Permit. No proceedings regarding a revocation (Widerruf) or withdrawal (Rücknahme) of any Building Permit have been initiated or have been threatened. Constructions, installations and facilities which are situated on Owned Real Estate comply with the applicable public law provisions and do not violate any other currently applicable laws.

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2.5.9    Die Tochtergesellschaften verfügen über alle Baugenehmigungen, Lizenzen und sonstigen öffentlich-rechtlichen Erlaubnisse, Registrierungen, Qualifikationen und Zustimmungen, die in irgendeiner Jurisdiktion für die Bauten, Anlagen und Einrichtungen, die sich auf den Eigenen Grundstücken befinden, sowie für die derzeitige Nutzung dieser Gegenstände, wie sie am Tag der Unterzeichnung und am Tag des Vollzugs durchgeführt wird, erforderlich sind. Jede Baugenehmigung ist in vollem Umfang gültig und wirksam. Keine Baugenehmigung wurde von der zuständigen Behörde widerrufen oder zurückgenommen oder von einem Dritten angefochten. Es liegen keine Tatsachen vor, die eine Anfechtung, Aufhebung, Rücknahme oder einen Widerruf einer Baugenehmigung rechtfertigen würden. Ein Verfahren zum Widerruf oder zur Rücknahme einer Baugenehmigung ist weder eingeleitet noch angedroht worden. Bauten, Anlagen und Einrichtungen, die sich auf den eigenen Grundstücken befinden, entsprechen den geltenden öffentlich-rechtlichen Vorschriften und verstoßen auch nicht gegen andere geltende Gesetze. Es gibt keine Bedingungen, Einschränkungen oder Auflagen, die von Behörden oder berufsgenossenschaftlichen Auflagen für die eigenen Grundstücke gemacht wurden, die nicht eingehalten wurden. Die Angaben in diesem Unterabschnitt sind auch in Bezug auf die Vermieteten Immobilien zutreffend.

There are no conditions, restrictions or requirements which were imposed by Authorities or government safety associations (berufsgenossenschaftlichen Auflagen) on the Owned Real Estate that have not been observed. The statements in this subsection are also correct with respect to the Leased Real Estate.

2.5.10   With regard to the Real Estate, there are no proceedings under public law (litigation, appellate proceedings or administrative proceedings reviewing an individual regulatory decision with a view to judicial review (Wid- erspruchsverfahren)) currently pending, including formally lodged neighbour disputes (Nachbarwidersprüche) and proceedings that aim to increase the requirements under the applicable construction and emission control legislation. Also, no such proceedings were initiated and pending within the last two years before the conclusion of this agreement. There are currently no legal proceedings subject to civil or public law with third parties relating to the Real Estate, nor have there been such proceedings during the last two years before the Signing Date.

2.5.11   The business operations of the Subsidiaries and from the tenant of the Leased Properties to Third Par-ties have not caused any contamination or pollution of soil, water, groundwater or air which require, pursuant to any environmental law as currently in effect, any clean-up, containment, other remedial action or investigation. The Real Estate is free from any hazardous substances.

2.5.10 In Bezug auf die Liegenschaft sind derzeit keine öffentlich-rechtlichen Verfahren (Gerichts-, Berufungs-oder Verwaltungsverfahren zur Überprüfung einer einzelnen

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behördlichen Entscheidung im Hinblick auf eine gerichtliche Überprüfung) anhängig, einschließlich förmlich eingelegter Nachbarwidersprüche und Verfahren, die auf eine Erhöhung der bau- und immissionsschutzrechtlichen Anforderungen abzielen. Auch in den letzten zwei Jahren vor Abschluss dieser Vereinbarung wurden keine derartigen Verfahren eingeleitet und anhängig gemacht. Zivilrechtliche oder öffentlich-rechtliche Verfahren mit Dritten, die das Grundstück betreffen, bestehen derzeit nicht und waren auch in den letzten zwei Jahren vor dem Unterzeichnungsdatum nicht anhängig.

2.5.11   Die Geschäftstätigkeit der Tochtergesellschaften und des Pächters der Pachtobjekte haben keine Verunreinigungen oder Verschmutzungen des Bodens, des Wassers, des Grundwassers oder der Luft verursacht, die nach geltendem Umweltrecht eine Sanierung, Eindämmung, sonstige Abhilfemaßnahmen oder Untersuchungen erfordern. Die Immobilien sind frei von gefährlichen Stoffen.

2.6 Assets

2.6.1    All fixed assets (Gegenstände des Anlagevermögens) reported by each of the Subsidiary in the Subsidiary´s Financial Statements or acquired by the Subsidiary since the record date of such Subsidiary´s Financial Statements are legally and beneficially owned or lawfully possessed by the Subsidiary, unless such assets were sold in the ordinary course of business.These assets are free and clear of any encumbrances inuring to the benefit of third parties and of any claims or rights of third parties. The two preceding sentences shall not apply to any Sicherungsübereignun-geretention of title rights (Eigen- tumsvorbehalte) and statutory liens that were created in the ordinary course of business by the Subsidiary on whose balance sheet the assets in question were shown. None of these assets have been recorded in a refinancing or similar register.

2.6 Vermögenswerte

2.6.1    Alle Gegenstände des Anlagevermögens, die die Tochtergesellschaft in ihren Jahresabschlüssen ausweisen oder die sie seit dem Stichtag der Jahresabschlüsse erworben haben, befinden sich im rechtlichen und wirtschaftlichen Eigentum oder im rechtmäßigen Besitz der Tochtergesellschaft, es sei denn, sie wird im Rahmen des gewöhnlichen Geschäftsverkehrs veräußert. Diese Vermögenswerte sind frei von Belastungen zugunsten Dritter und frei von Ansprüchen oder Rechten Dritter. Die beiden vorstehenden Sätze gelten nicht für Sicherungsübereignungen,

2.6.2    The fixed assets and any assets leased by the Subsidiary have been properly maintained, are in good working order and repair (normal wear and tear excepted), are fit for the intended use and are in a condition and quantity adequate to conduct the business of the Subsidiary as currently conducted.

2.6.3    The inventories set out in the Subsidiaries’ Financial Statements are in sound condition and can be used, processed and sold as is. There are sufficient inventories to conduct the business of the Subsidiary as currently conducted to be conducted in the future.

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Eigentumsvorbehalte und gesetzliche Pfandrechte, die von der Tochtergesellschaft, in deren Bilanz die betreffenden Vermögensgegenstände ausgewiesen sind, im ordnungsgemäßen Geschäftsverkehr bestellt wurden. Keiner dieser Vermögensgegenstände ist in ein Refinanzierungs- oder ähnliches Register eingetragen worden.

2.7 Intellectual Property Rights

2.7.1    The Subsidiaries hold, own and are in full control as proprietors or are the legitimate licence holders of any Intellectual Property Rights necessary to operate the Subsidiary’s business and activities as currently conducted.

2.6.2    Das Anlagevermögen und alle von der Tochtergesellschaft geleasten Vermögensgegenstände wurden ordnungsgemäß instand gehalten, befinden sich in gutem Zustand und Reparatur (normale Abnutzung ausgenommen), sind für die beabsichtigte Nutzung geeignet und befinden sich in einem Zustand und in einer Menge, die für die Führung der Geschäfte der Tochtergesellschaft, wie sie derzeit geführt wird, angemessen sind.

2.6.3    Die in den Jahresabschlüssen der Tochtergesellschaften ausgewiesenen Vorräte sind in einwandfreiem Zustand und können so verwendet, verarbeitet und verkauft werden, wie sie sind.Die Vorräte reichen aus, um die Geschäfte der Tochtergesellschaft in ihrer derzeitigen und zukünftigen Form zu führen.

2.7 Rechte an geistigem Eigentum

2.7.1    Die Tochtergesellschaften sind Inhaber und Eigentümer aller geistigen Eigentumsrechte, die für den Betrieb der Geschäfte und Tätigkeiten der Tochtergesellschaft in ihrer derzeitigen Form erforderlich sind, und üben diese Rechte in vollem Umfang aus oder sind die rechtmäßigen Lizenzinhaber.

2.7.2    If a Subsidiary does not own or hold the Intellectual Property Rights as proprietor, it makes use of them by means of a valid licence which is in full force and has been issued without time limits and is not subject to any termination rights or any other limitations or restrictions. The Subsidiaries and the other parties to such agreements have complied and comply with the conditions and obligations agreed in each and every licence agreement relating to the Intellectual Property Rights.

2.7.3    The Intellectual Property Rights are valid and enforceable. The Intellectual Property Rights are not challenged by any third-party, no challenge has been threatened and there are no circumstances which would give rise to a challenge. None of the Intellectual Property Rights is subject to any pending judgment, injunction, order or decree issued against a Subsidiary restricting the use thereof by it or restricting the licensing thereof.

2.7.2    Wenn eine Tochtergesellschaft nicht Eigentümerin oder Inhaberin der Rechte an geistigem Eigentum ist, nutzt sie diese mittels einer gültigen Lizenz, die in vollem Umfang in Kraft ist und ohne zeitliche Befristung

2.7.4 The Subsidiaries have not in the past infringed and are not currently infringing any third-party Intellectual Property Rights.

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erteilt wurde und keinen Kündigungsrechten oder sonstigen Beschränkungen oder Einschränkungen unterliegt. Die Enkelgesellschaften und die anderen Vertragsparteien haben die in jedem einzelnen Lizenzvertrag über die Rechte des geistigen Eigentums vereinbarten Bedingungen und Verpflichtungen eingehalten und erfüllen sie.

2.7.3    Die Rechte an geistigem Eigentum sind gültig und durchsetzbar. Die Rechte an geistigem Eigentum werden von keinem Dritten angefochten, es wurde keine Anfechtung angedroht und es liegen keine Umstände vor, die zu einer Anfechtung führen würden. Keines der geistigen Eigentumsrechte ist Gegenstand eines anhängigen Urteils, einer einstweiligen Verfügung, eines Beschlusses oder einer Verfügung, die gegen eine Tochtergesellschaft erlassen wurde und die Nutzung dieser Rechte durch sie einschränkt oder die Lizenzierung dieser Rechte einschränkt.

2.7.4    Die Tochtergesellschaften haben in der Vergangenheit keine geistigen Eigentumsrechte Dritter verletzt und tun dies auch gegenwärtig nicht.

2.7.5    Die Tochtergesellschaften sind uneingeschränkt berechtigt, die Kontrolle über das Know-how auszuüben, das sie benötigen, um ihren jeweiligen Geschäftsbetrieb in der gleichen Art und Weise und im gleichen Umfang wie bisher fortzuführen. Die Tochtergesellschaften haben das Know-how, das sich auf den Geschäftsbetrieb der Tochtergesellschaften bezieht, stets als Geschäftsgeheimnis behandelt und wirksam vor der Weitergabe an Dritte geschützt. Es wurden keine Lizenzen oder sonstigen Nutzungsrechte an dem Know-how an Dritte vergeben. Kein Dritter hat das Know-how rechtswidrig erlangt oder genutzt oder nutzt es derzeit rechtswidrig.

2.7.5    The Subsidiaries are entitled without restriction to exercise control over the Know-how that they require to continue their respective business operations in the same manner and scope as they are currently conducted. The Subsidiaries have at all times treated the Know-how which relates to the Subsidiaries’ business operations as a business secret and have effectively protected such Know-how from its disclosure to third parties. No licenses or other rights of use to the Know-how were granted to any third parties. No third party has obtained or used Know-how in violation of the law or is currently using such Know-how in violation of the law.

2.7.6    The Know-how is not the subject of any judicial or regulatory proceedings. There are also no facts or circumstances which would justify the institution of such proceedings. The use of the Know-how by the Subsidiaries does not violate any Legal Requirements or Legally Binding Transactions or Intellectual Property Rights or any other third-party rights. Third parties have not enforced any rights (i) with respect to the Know-how or (ii) based on the use of the Know-how by the Subsidiaries or (iii) based on any alleged infringement of other Intellectual Property Rights, licenses or other rights of use by the Subsidiaries, nor has any such enforcement been announced. There are also no facts or circumstances, which could justify any such enforcement.

2.7.7    The Subsidiaries have in each case exclusive and unrestrictive rights to all inventions and developments which were made by its officers, managing directors, board members,

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2.7.6    Das Know-how ist nicht Gegenstand eines gerichtlichen oder behördlichen Verfahrens. Es liegen auch keine Tatsachen oder Umstände vor, die die Einleitung eines solchen Verfahrens rechtfertigen würden. Die Nutzung des Know-hows durch die Tochtergesellschaften verstößt nicht gegen gesetzliche Vorschriften oder rechtlich bindende Rechtsgeschäfte oder Rechte an geistigem Eigentum oder sonstige Rechte Dritter. Dritte haben keine Rechte (i) in Bezug auf das Know-how oder (ii) aufgrund der Nutzung des Know-hows durch die Tochtergesellschaften oder (iii) aufgrund einer angeblichen Verletzung anderer geistiger Eigentumsrechte, Lizenzen oder sonstiger Nutzungsrechte durch die Tochtergesellschaften geltend gemacht, noch wurde eine solche Geltendmachung angekündigt. Es liegen auch keine Tatsachen oder Umstände vor, die eine solche Vollstreckung rechtfertigen könnten.

2.7.7    Die Tochtergesellschaften haben jeweils ausschließliche und uneingeschränkte Rechte an allen Erfindungen und Entwicklungen, die von ihren leitenden Angestellten, Geschäftsführern, Vorstandsmitgliedern, Mitarbeitern, freien Mitarbeitern, Dienstleistern, Subunternehmern und sonstigen Dritten (sowie deren jeweiligen Geschäftsführern und Mitarbeitern) gemacht wurden und im Zusammenhang mit einer Tätigkeit bei der jeweiligen Tochtergesellschaft entstanden sind. Die Tochtergesellschaften haben alle Rechte nach dem deutschen Arbeitnehmererfindungsgesetz und ähnlichen Gesetzen in anderen Rechtsordnungen wahrgenommen und alle Verpflichtungen nach diesen Gesetzen erfüllt.

employees, freelance workers, service providers, subcontractors and other third parties (as well as their respective managing directors and employees) and which arose in connection with a job at or the work for the respective Subsidiary. The Subsidiaries have exercised all rights under the German Act on Employee Inventions (Arbeitnehmererfindungsgsetz) and similar laws in other jurisdictions and fulfilled any obligations under such laws.

2.7.8    Each Subsidiary either owns or holds valid leases and/or licenses to all information technology which is used by or necessary for such Subsidiary to conduct its business as conducted on the Signing Date. During the last twelve (12) months prior to the Signing Date, there have been no material interruptions, data losses or similar incidents attributable to the information technology owned or used by such Subsidiary which had a material adverse effect on such Subsidiary’s business. The information technology is in useable condition and has been regularly maintained.

2.8    Material Agreements

2.8.1    All agreements that are material for the Subsidiary to conduct their respective business in the same manner and scope as currently conducted (the “Material Agreements” ) (i) are in full force and effect and are enforceable against the parties thereto in accordance with their terms; (ii) do not infringe any applicable lawswere

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2.7.8    Jede Tochtergesellschaft ist entweder Eigentümerin oder verfügt über gültige Mietverträge und/oder Lizenzen für die gesamte Informationstechnologie, die von dieser Tochtergesellschaft genutzt wird oder für die Ausübung ihrer Geschäftstätigkeit, wie sie am Tag der Unterzeichnung betrieben wird, erforderlich ist. Während der letzten 12 Monate vor dem Datum der Unterzeichnung gab es keine wesentlichen Unterbrechungen, Datenverluste oder ähnliche Vorfälle, die auf die Informationstechnologie zurückzuführen sind, die sich im Besitz dieser Tochtergesellschaft befindet oder von ihr genutzt wird und die eine wesentliche nachteilige Auswirkung auf die Geschäftstätigkeit dieser Tochtergesellschaft hatten. Die Informationstechnologie ist in gebrauchsfähigem Zustand und wurde regelmäßig gewartet.

all made in the ordinary course of business and at arm’s length terms, (iii) no party to a Material Agreement has given written notice of termination or indicated in writing that it will give notice of termination, and no circumstances exist which give any party to a Material Agreement the right to terminate or modify such Material Agreement; (iv) no party to a Material Agreement is in breach of a Material Agreement; and (v) the acquisition of the Shares in the Subsidiaries by the Company do not trigger any change-of-control rights of any party to a Material Agreement. WBX is aware of the reorganisation with Doepke based on the information shared which has been duly performed and executed.

2.8 Wesentliche Vereinbarungen

2.8.1    Alle Verträge, die für die Tochtergesellschaft wesentlich sind, um ihre jeweiligen Geschäfte in der gleichen Art und Weise und im gleichen Umfang wie bisher zu führen (die „wesentlichen Verträge“) ) (i) sind in vollem Umfang in Kraft und gemäß ihren Bestimmungen gegenüber den Vertragsparteien durchsetzbar; (ii) verstoßen nicht gegen geltendes Recht und wurden alle im Rahmen des normalen Geschäftsverkehrs und zu marktüblichen Bedingungen getätigt; (iii) keine Partei einer wesentlichen Vereinbarung hat eine schriftliche Kündigung herausgegeben oder schriftlich angedeutet, dass es eine Kündigung geben wird. Es liegen keine Umstände vor, die einer Partei einer wesentlichen Vereinbarung das Recht geben, eine solche wesentliche Vereinbarung zu kündigen oder zu ändern, (iv) keine Partei einer wesentlichen Vereinbarung verstößt gegen eine wesentliche Vereinbarung, und (v) der Erwerb der Anteile an den

2.8.2    No Subsidiary is subject to a noncompete covenant or any other restriction of competition, whether on a contractual or other basis.

2.9    Employment

2.9.1    Exhibit 2.9.1 contains a list – which is complete and correct with respect to all information as of the Signing Date – of all officers, managing directors, board members and employees (including members of the senior management (leitende Angestellte), apprentices and part-time employees) of the Subsidiaries (together the “Current Employees” ), in each case with information about the contracting party on the side of the Subsidiaries, position and job, date of birth, employment start date, gross annual salary, gross annual compensation benefits (including all bonuses and

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Tochtergesellschaften durch die Gesellschaft löst keine Kontrollwechselrechte einer Partei eines wesentlichen Vertrages aus. WBX ist die Regorganisation mit Doepke bekannt, die ordnungsgemäß durch- und ausgeführt wurde.

2.8.2    Kein Tochterunternehmen unterliegt einem Wettbewerbsverbot oder einer anderen Einschränkung des Wettbewerbs, sei es auf vertraglicher oder sonstiger Basis.

other similar incentives), deferred compensation claims (Entgeltumwandlung), claims for payment in lieu of vacation, weekly working hours, and the term or period of notice for termination of employment. Employees who enjoy special legal protection against dismissal are identified, specifying the legal justification for such protection (e.g., maternity or post-birth parental leave (Elternzeit), severe disability).

2.9    Beschäftigung

2.9.1    Anlage 2.9.1 enthält eine zum Zeitpunkt der Unterzeichnung vollständige und korrekte Auflistung aller Vorstände, Geschäftsführer, Vorstandsmitglieder und Mitarbeiter (einschließlich leitender Angestellter, Auszubildender und Teilzeitbeschäftigter) der Tochtergesellschaften, jeweils mit Angaben zum Vertragspartner auf Seiten der Tochtergesellschaften, Position und Funktion, Geburtsdatum, Beginn des Arbeitsverhältnisses, Bruttojahresgehalt, Bruttojahresvergütung (einschließlich aller Tantiemen und ähnlicher Leistungen), Entgeltumwandlungsansprüche, Urlaubsabgeltungsansprüche, wöchentliche Arbeitszeit und die Kündigungsfrist bzw. -frist für das Arbeitsverhältnis. Arbeitnehmer, die einen besonderen gesetzlichen Kündigungsschutz genießen, werden unter Angabe des Rechtsgrundes (z. B. Mutterschaftsurlaub oder Elternzeit nach der Geburt, Schwerbehinderung) identifiziert.

2.9.2    Außer den in Anhang 2.9.1 aufgeführten Personen sind keine weiteren Personen im Geschäftsbetrieb einer

2.9.2    No individuals other than the persons listed in Exhibit 2.9.1 work in the business operations of a Subsidiary, and no other individual has the right to be employed by a Subsidiary. There are no freelancers providing services to the Subsidiaries.

2.9.3    The Subsidiaries are in compliance with all obligations imposed under relevant agreements with Current Employees and all obligations have been properly fulfilled in accordance with the respective employment and service relationships.

2.9.4    No Subsidiary has received any formal warning from any authority with regard to non-compliance with statutory law. In particular, the Subsidiaries have adhered to all regulations of the German Temporary Employment Act (Arbeitnehmerüberlassungsgesetz - AÜG) and any applicable comparable laws of foreign jurisdictions.

2.9.5    All working time of the Current Employees of the Subsidiaries has been compensated in compliance with the Act Regulating a General Minimum Wage (Mindestlohngesetz – MiLoG) and any applicable comparable laws of foreign jurisdictions.

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Tochtergesellschaft tätig, und keine andere Person hat das Recht, bei einer Tochtergesellschaft beschäftigt zu werden. Es gibt keine Freiberufler, die Dienstleistungen für die Tochtergesellschaften erbringen.

2.9.3    Die Tochtergesellschaften erfüllen alle Verpflichtungen, die sich aus den einschlägigen Verträgen mit den derzeitigen Mitarbeitern ergeben, und alle Verpflichtungen wurden in Übereinstimmung mit den jeweiligen Arbeits- und Dienstverhältnissen ordnungsgemäß erfüllt.

2.9.4    Keine Tochtergesellschaft hat eine Abmahnung einer Behörde wegen Nichteinhaltung gesetzlicher Vorschriften erhalten. Insbesondere haben die Tochtergesellschaften alle Vorschriften des Arbeitnehmerüberlassungsgesetzes (AÜG) und etwaige anwendbare vergleichbare Gesetze ausländischer Rechtsordnungen beachtet.

2.9.5    Alle Arbeitszeiten der derzeitigen Mitarbeiter der Tochtergesellschaften wurden in Übereinstimmung mit dem Mindestlohngesetz (MiLoG) und vergleichbaren Gesetzen ausländischer Rechtsordnungen vergütet.

2.9.6    Es gibt und gab in den letzten drei Jahren keine (i) Gerichts-, Schiedsgerichts- oder sonstigen Verfahren; (ii) Beschwerde- oder Disziplinarverfahren; (iii) Streiks, Arbeitsniederlegungen oder sonstige arbeitsrechtliche Streitigkeiten; oder (iv) sonstige Streitigkeiten mit derzeitigen oder früheren Geschäftsführern, Arbeitnehmern oder Arbeitnehmervertretungen oder auf der Grundlage eines Verstoßes gegen geltendes Arbeitsrecht.

2.9.7    Tarifverträge, Mitgliedschaften in Arbeitgeberverbänden, Betriebsräte, Betriebsvereinbarungen, Konzernbetriebsvereinbarungen, Regelungsabsprachen,

2.9.6    There are no, and there have not in the last three years been any, (i) litigation, arbitration, or other proceedings; (ii) grievance or disciplinary proceedings; (iii) strikes, walkouts, or other labour disputes; or (iv) other disputes with present or former managing directors, employees or organisations representing employees or on the basis of a breach of applicable labour legislation.

2.9.7    No collective bargaining agreements, memberships in employers’ associations, works council members, works agreements, group works agreements, regulatory agreements, work instructions and company practices exist or are applicable at the Subsidiaries.

2.9.8    There are no plans, agreements or arrangements for the payment of pensions, allowances, lump sums or other benefits on retirement or death or during periods of sickness or disablement (but excluding, for the avoidance of doubt, claims for continued payment of wages during sickness) for the benefit of any current or former director, officer or employee of a Subsidiary or any of their dependent (Unterhaltsberechtigte).

2.9.9    There are no short-term working or similar schemes in place.

2.10 Tax Matters

2.10.1   “Taxes”, within the meaning of this Agreement, are all taxes, fees, customs duties, contributions including social security contributions and other public charges, which are levied by federal, state, or local tax

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Arbeitsanweisungen und betriebliche Gepflogenheiten bestehen nicht und sind bei den Tochtergesellschaften nicht anwendbar.

2.9.8    Es bestehen keine Pläne, Vereinbarungen oder Regelungen für die Zahlung von Renten, Abfindungen, Kapitalabfindungen oder sonstigen Leistungen im Falle des Eintritts in den Ruhestand oder im Todesfall oder während der Dauer von Krankheit oder Arbeitsunfähigkeit (jedoch mit Ausnahme von Ansprüchen auf Lohnfortzahlung im Krankheitsfall) zugunsten gegenwärtiger oder ehemaliger Vorstandsmitglieder, leitender Angestellter oder Mitarbeiter eines Tochterunternehmens oder von ihnen abhängiger Personen (Unterhaltsberechtigte).

2.9.9    Es gibt keine Kurzarbeit oder ähnliche Regelungen.

authorities or equivalent foreign government agencies or by another sovereign entity (collectively the “Fiscal Authorities”) or which are owed pursuant to Legal Requirements. Taxes are also deemed to include all payments made or to be made as tax indemnitor, payments based on trade tax and VAT cost sharing contracts (Gewerbesteuer- und Um-satzsteuerumlageverträge) or similar agreements or indemnity agreements related to taxes (Steuerfreistellungsvereinbarungen), as well as all incidental tax charges (steuerliche Nebenleistungen) such as interest, cost and tax surcharges as well as any penalties in connection with taxes which are owed by law or imposed by the Fiscal Authorities. Also deemed to be Taxes are specifically all taxes and incidental tax payments within the meaning of Section 3 of the German Fiscal Code (Abgabenordnung – AO) and equivalent provisions under applicable foreign laws.

2.10 Steuerangelegenheiten

2.10.1   „Steuern“im Sinne dieses Abkommens sind alle Steuern, Gebühren, Zölle, Beiträge, einschließlich Sozialversicherungsbeiträge und andere öffentliche Abgaben, die von Steuerbehörden auf Bundes-, Landes- oder Kommunalebene oder gleichwertigen ausländischen Regierungsbehörden oder von einer anderen hoheitlichen Stelle (zusammenfassend die „Steuerbehörden“) erhoben werden) oder aufgrund gesetzlicher Vorschriften geschuldet werden. Als Steuern gelten auch alle geleisteten oder zu leistenden Zahlungen als Steuerentschädigung, Zahlungen aufgrund von Gewerbesteuer- und Umsatzsteuerumlageverträgen oder ähnlichen Vereinbarungen oder Steuerfreistellungsvereinbarungen sowie alle steuerlichen Nebenleistungen wie Zinsen, Kosten und Steuerzuschläge sowie etwaige

2.10.2   “Tax Returns”, within the meaning of this Agreement, are any and all returns, applications, preliminary filings and other written materials and documents, which must be filed with or provided to the Fiscal Authorities in connection with Taxes.

2.10.3   The Subsidiaries have duly and timely fulfilled all obligations in connection with Taxes, in particular (i) duly registered with all relevant public bodies in all relevant jurisdictions, (ii) duly and timely filed all Tax Returns required to be filed or voluntarily filed in accordance with applicable law and administrative guidelines disclosing all material facts and circumstances (iii) paid or withheld and remitted to the competent Tax Authority all Taxes when due and (iv) only requested tax refunds or claimed tax benefits when they were legally entitled to.

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Strafen im Zusammenhang mit Steuern, die gesetzlich geschuldet oder von den Finanzbehörden auferlegt sind. Als Steuern gelten insbesondere auch alle Steuern und steuerlichen Nebenleistungen im Sinne des § 3 der Abgabenordnung (AO) und gleichwertiger Vorschriften nach ausländischem Recht.

2.10.2   „Steuererklärungen“sind im Sinne dieses Abkommens alle Erklärungen, Anträge, Voranmeldungen und sonstigen schriftlichen Unterlagen und Dokumente, die im Zusammenhang mit Steuern bei den Finanzbehörden einzureichen oder ihnen vorzulegen sind.

2.10.3   Die Tochtergesellschaft hat alle Verpflichtungen bezüglich der Steuern vollständig und rechtzeitig erfüllt, insbesondere (i) die ordnungsgemäße Registrierung bei allen relevanten öffentlichen Eintichtungen in allen relevanten Gerichtsbarkeiten, (ii) die ordnungsgemäße und rechtzeitige Einreichung aller Steuererklärungen, die nach dem geltenden Recht und Verwaltungsrichtlinien einzureichen sind oder freiwillig eingereicht werden, unter Offenlegung aller wesentlichen Tatsachen und Umstände, (iii) Entrichtung oder Einbeahltung aller Steuern bei Fälligkeit und Abführung an die zuständige Steuerbehörde und (iv) Steuererstattung beantragt oder Steuervergünstigungen in Anspruch genommen, wenn Rechtsanspruch darauf bestand.

2.10.4   Die Tochtergesellschaften haben alle Aufzeichnungen, Bücher und Daten in Übereinstimmung mit den geltenden Gesetzen und Verwaltungsrichtlinien geführt. Alle diese Aufzeichnungen, Bücher, Unterlagen und Daten sind korrekt, vollständig und aktuell und in ihrer Gesamtheit im Büro der jeweiligen Tochtergesellschaft verfügbar. Jede Tochtergesellschaft hat vollen Zugriff auf alle ihre Daten für

2.10.4   The Subsidiaries have maintained all records, books and data in accordance with applicable law and administrative guidelines. All such records, books, documentation and data are correct, complete and up to date and available in their entirety in the office of the respective Subsidiary. Each Subsidiary has full access to all of its data for unaudited / open fiscal years not yet subject to statute of limitations in electronic form and has control over the respective files in a manner enabling it to comply with all legal requirements on electronic Tax audits (including for the avoidance of doubt, in accordance with principles for duly maintaining, keeping and storing of books, records and data in electronic form and for data access (Grundsätze ordnungsgemäßer Buchführung in Deutschland).

2.10.5   No audit, examination or investigation with respect to Taxes is currently in progress or has been announced and there is no pending litigation or dispute with respect to Taxes of the Subsidiaries.

2.10.6   The Company has not applied for or received any Tax ruling or or Advance Pricing Agreement (APA)or entered into or is currently under negotiations to enter into any agreement with any Tax Authority.

2.10.7   No Taxes will result from any person who was employed by or performed services for a Subsidiary not having

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ungeprüfte/offene, noch nicht verjährte Geschäftsjahre in elektronischer Form und verfügt über die entsprechenden Dateien in einer Weise, die es ihr ermöglicht, alle gesetzlichen Anforderungen an die elektronische Steuerprüfung zu erfüllen (einschließlich, um Zweifel auszuschließen, in Übereinstimmung mit den Grundsätzen ordnungsgemäßer Buchführung in Deutschland, zur ordnungsgemäßen Führung, Aufbewahrung und Speicherung von Büchern, Aufzeichnungen und Daten in elektronischer Form sowie zum Datenzugriff).

2.10.5   Es ist keine Prüfung, Untersuchung oder Ermittlung in Bezug auf Steuern im Gange oder angekündigt worden, und es gibt keine anhängigen Rechtsstreitigkeiten oder Auseinandersetzungen in Bezug auf Steuern der Tochtergesellschaften.

2.10.6   Die Gesellschaft hat keine Steuerbescheide oder Preisanpassungsvereinbarungen (APA) beantragt oder erhalten und keine Vereinbarungen mit einer Steuerbehörde getroffen oder verhandelt.

2.10.7   Es fallen keine Steuern an, wenn eine Person, die bei einer Tochtergesellschaft beschäftigt war oder für sie Dienstleistungen erbracht hat, die nicht steuerlich und/oder sozialversicherungsrechtlich als Arbeitnehmer behandelt wurde, von einer Steuerbehörde erneut als Arbeitnehmer für steuerliche Zwecke eingestuft wird.

2.10.8   Keine Tochtergesellschaft war an einer Transaktion beteiligt, die nicht dem Fremdvergleichsgrundsatz entspricht oder die als verdeckte Gewinnausschüttung eingestuft werden könnte, noch ist sie eine rechtliche Verpflichtung dazu eingegangen, und jede been treated as an employee for tax purposes (nicht steuerlich und/oder sozialversicherungsrechtlich als Ar-beitnehmer behandelt) being requalified by a Tax Authority as an employee for tax purposes.

2.10.8   No Subsidiary has been party to any transaction on non-arm’s length terms or which could be classified as hidden profit distribution, nor has it entered into a legal obligation to do so and each Subsidiary has prepared and maintained all documents required by mandatory law for Tax purposes and can provide such documents to the Taxing Authorities (including but not limited to a transfer pricing documentation, if legally required, in compliance with all terms provided for by all applicable laws).

2.10.9   The Subsidiaries have not written down any assets, including shares in other Subsidiaries, to their lower fair market value.

2.10.10   As far as a Subsidiary has been declared as a member of a consolidated or unitary group or a party to any arrangement as a result of which any income, loss, asset or liability of any Subsidiary is allocated for tax purposes including VAT to any other Subsidiary, the Seller or a third party, or is otherwise taken into account in determining any Taxes payable by any Subsidiary or a third party, or vice versa the requirements for any such Tax Consolidations under applicable laws are satisfied.

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Tochtergesellschaft hat alle nach zwingendem Recht für Steuerzwecke erforderlichen Unterlagen erstellt und aufbewahrt und kann diese den Steuerbehörden zur Verfügung stellen (einschließlich, aber nicht beschränkt auf eine Verrechnungspreisdokumentation, wenn diese gesetzlich verlangt wird, in Übereinstimmung mit allen in den geltenden Gesetzen vorgesehenen Bedingungen).

2.10.9   Die Tochtergesellschaften haben keine Vermögenswerte, einschließlich der Anteile an anderen Tochtergesellschaften, auf ihren niedrigeren Marktwert abgeschrieben.

2.10.10   Soweit eine Tochtergesellschaft als Mitglied einer konsolidierten oder einheitlichen Gruppe oder als Partei einer Vereinbarung deklariert wurde, in deren Folge Einkünfte, Verluste, Vermögenswerte oder Verbindlichkeiten einer Tochtergesellschaft für steuerliche Zwecke, einschließlich der Mehrwertsteuer, einer anderen Tochtergesellschaft, dem Verkäufer oder einem Dritten zugewiesen werden oder anderweitig bei der Festsetzung von Steuern, die von einer Tochtergesellschaft oder einem Dritten zu zahlen sind, berücksichtigt werden, oder umgekehrt, sind die Voraussetzungen für eine solche steuerliche Konsolidierung nach geltendem Recht erfüllt.

2.10.11   Jeder gegenüber einer Tochtergesellschaft erklärte Rangrücktritt gilt steuerlich als sogenannte qualifizierte Rangrücktrittsvereinbarung.

2.11   Öffentliche Zuschüsse

Keine Tochtergesellschaft hat öffentliche Zuschüsse, Zulagen, Beihilfen oder sonstige

2.10.11   Any subordination declared vis-à-vis any Subsidiary qualifies as so-called qualified subordination agreement for tax purposes.

2.11   Public Grants

No Subsidiary has received, applied for or used any public grants (Zuschüsse), allowances, aids or other subsidies (Subventionen) in whatever form (including, without limitation, loans under the European Recovery Program) (collectively “Public Grants”).

2.12   Litigation

There are no legal disputes or other judicial, arbitral or regulatory proceedings in which the Subsidiaries are either directly or indirectly involved or which could, in some other manner, lead to a liability or other obligation (including by way of a third-party recourse) on the part of the Subsidiaries, nor are there any Legal Disputes pending, instituted, threatened or imminent or planned by the Subsidiaries. The foregoing does not apply in any given case to payment actions (Zahlungsklagen) which are brought by the Subsidiary based on delivered goods and services and have an amount in dispute of up to EUR 10,000 in total. Sentences 1 of this Section 2.12 shall apply mutatis mutandis with respect to legal disputes against any officers, directors, board members or employees of the Subsidiaries arising from their work for those companies.

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Subventionen in irgendeiner Form erhalten, beantragt oder in Anspruch genommen (einschließlich, aber nicht beschränkt auf Darlehen im Rahmen des Europäischen Konjunkturprogramms) (zusammen „öffentliche Zuschüsse“).

2.12   Rechtsstreitigkeiten

Rechtsstreitigkeiten oder sonstige gerichtliche, schiedsgerichtliche oder behördliche Verfahren, an denen die Tochtergesellschaft direkt oder indirekt beteiligt sind oder die in sonstiger Weise zu einer Haftung oder sonstigen Verpflichtung (auch im Wege der Inanspruchnahme Dritter) der Tochtergesellschaften führen könnten, sind nicht anhängig, eingeleitet, angedroht oder unmittelbar bevorstehend oder von der Tochtergesellschaft geplant,. Dies gilt im Einzelfall nicht für Zahlungsklagen, die von den Tochtergesellschaften aufgrund von Lieferungen und Leistungen erhoben werden und einen Streitwert von insgesamt bis zu EUR 10.000 haben. Satz 1 dieser Ziffer 2.12 gilt entsprechend für Rechtsstreitigkeiten gegen Organmitglieder oder Mitarbeiter der Tochtergesellschaften aus ihrer Tätigkeit für diese Gesellschaften.

2.13   Produkthaftung

Die Tochtergesellschaften haben keine Produkte hergestellt, verkauft, anderweitig in den Handelsverkehr gebracht oder Dritten zur Nutzung überlassen oder Dienstleistungen und andere Arbeiten in einer Weise erbracht, die zu einer Haftung oder anderen Verpflichtungen aus Produkthaftung, Gewährleistung oder anderen Rechtsgründen führen könnte, und es bestehen auch keine derartigen Haftungen oder Verpflichtungen. Dritte haben keine Ansprüche gegen die Tochtergesellschaften aus Produkthaftung, Garantieverletzung

2.13   Product Liability

The Subsidiaries have not produced, sold, otherwise distributed into the stream of commerce or provided for use to third parties, any products or performed services and other work in a manner that could lead to liability or other obligations under product liability, warranties or other legal grounds, and no such forms of liabilities or obligations exist. Third parties do not have any claims against the Subsidiaries based on product liability, breach of warranty or other legal grounds in connection with the production, sale, distribution or licensing of products or the performance of services and other work. In the last twenty-four months prior to the Signing Date, no Subsidiary has voluntarily, or as a result of a legal obligation, recalled or removed from the market any product or has improved such product as part of a recall campaign or has issued a product warning to customers or consumers.

2.14   Permits

2.14.1   The Subsidiaries hold all Authorisationwhich are necessary to conduct their business as currently conducted and as proposed to be conducted in the future, (ii) the Authorisationare in full force and effect (bestandskräftig), are not challenged (angefochten) by any third party, and there are no circumstances which would justify such a challenge, and (iii) no proceedings regarding a revocation (Widerruf) or withdrawal (Rücknahme) of any Permit have been initiated or threatened, and there are no circumstances which would justify the initiation of such proceedings.

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oder anderen Rechtsgründen im Zusammenhang mit der Herstellung, dem Verkauf, dem Vertrieb oder der Lizenzierung von Produkten oder der Erbringung von Dienstleistungen und sonstigen Leistungen. In den letzten vierundzwanzig Monaten vor dem Datum der Unterzeichnung hat keine Tochtergesellschaft freiwillig oder aufgrund einer gesetzlichen Verpflichtung ein Produkt zurückgerufen oder vom Markt genommen oder ein solches Produkt im Rahmen einer Rückrufaktion verbessert oder eine Produktwarnung an Kunden oder Verbraucher herausgegeben.

2.14   Genehmigungen

2.14.1   Die Tochtergesellschaften verfügen über alle Genehmigungen, die für die Ausübung ihrer gegenwärtigen und der geplanten künftigen Geschäftstätigkeit erforderlich sind. (ii) die Genehmigungen sind in vollem Umfang in Kraft und bestandskräftig, nicht angefochten durch Dritte und es gibt keine Umstände, die solch eine Anfechtung rechtfertigen und (iii) es wurdenkeine Vorgänge bzgl. Eines Widerrufs oder einer Rücknahme einer Genehmigung eingeleitet oder angedroht, weiterhin gibt es keine Umstände, die die Einleitung solcher Maßnahmen rechtfertigen würde.

2.14.2   Die Tochtergesellschaften verfügen über die Genehmigungen, die gemäß den geltenden Gesetzen und von den verschiedenen öffentlichen Verwaltungen auf nationaler, regionaler oder lokaler Ebene für den gegenwärtigen Besitz oder Betrieb der Vermögenswerte oder die Ausübung der bestehenden Tätigkeiten erforderlich sind. Diese von den Tochtergesellschaften gehaltenen Genehmigungen wurden rechtsgültig erteilt, sind in vollem Umfang in Kraft und sind für den gegenwärtigen Besitz der Vermögenswerte und die Ausübung der Geschäftstätigkeit der jeweiligen

2.14.2   The Subsidiaries hold the Authorisations required, pursuant to applicable laws and by the various public administrations, whether of national, regional or local nature, for the current ownership or operation of the assets or the conduct of the existing activities. Said Authorisations held by the Subsidiaries have been validly granted, are in full force and are valid for the current ownership of the assets and carrying out the business of the respective Subsidiary and conduct of its activities, and none of said Authorisations require extraordinary and material payments or compliance with any onerous commitments for their maintenance or renewal.

2.14.3   There are no current facts or circumstances which may lead to a revocation or any cancellation of any of the Authorizations in the terms under which they are currently in force.

2.14.4   None of the requirements and conditions imposed by the Authorisations has been breached by the Subsidiaries.

2.14.5   The Subsidiaries have duly paid all of the relevant fees or levies derived from or linked to the Authorisations held by them, and they have paid all the amounts due within the legally established deadlines pursuant to the applicable laws.

2.14.6   There is no investigation, enquiry or proceeding or other fact or circumstance outstanding or anticipated which might result in the suspension, cancellation, modification, annulment or revocation, totally or partially, of any of the Authorisations held by a

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Tochtergesellschaft und die Ausübung ihrer Aktivitäten gültig, und keine dieser Genehmigungen erfordert zusätzliche und wesentliche Zahlungen oder die Einhaltung von belastenden Verpflichtungen für ihre Aufrechterhaltung oder Erneuerung.

2.14.3   Es liegen keine aktuellen Tatsachen oder Umstände vor, die zu einem Widerruf oder einer Rücknahme der Ermächtigungen in ihrer gegenwärtigen Fassung führen könnten.

2.14.4   Die Tochtergesellschaften haben gegen keine der durch die Genehmigungen auferlegten Anforderungen und Bedingungen verstoßen.

2.14.5   Die Tochtergesellschaften haben alle einschlägigen Gebühren oder Abgaben, die sich aus den von ihnen gehaltenen Genehmigungen ergeben oder damit verbunden sind, ordnungsgemäß entrichtet, und sie haben alle fälligen Beträge innerhalb der gesetzlich festgelegten Fristen gemäß den geltenden Gesetzen gezahlt.

2.14.6   Es sind keine Ermittlungen, Untersuchungen oder Verfahren oder andere Tatsachen oder Umstände anhängig oder zu erwarten, die zu einer vollständigen oder teilweisen Aussetzung, Stornierung, Änderung, Annullierung oder einem Widerruf einer der von einem Tochterunternehmen gehaltenen Genehmigungen führen oder deren Erneuerung beeinträchtigen könnten.

2.14.7   Im Zusammenhang mit dem Erwerb von Anteilen an den Tochtergesellschaften durch die Gesellschaft ist keine Zustimmung, Genehmigung oder Mitteilung erforderlich, um alle vorgenannten Ermächtigungen in vollem Umfang aufrechtzuerhalten.

Subsidiary, or that might prejudice their renewal.

2.14.7   No consent, approval or notice is necessary in connection with the acquisition of the shares in the Subsidiaries by the Company in order to maintain in full force and effect all of the aforementioned Authorisations.

2.15   Compliance with Laws

2.15.1   The business operations of the Subsidiary were always managed in accordance with any and all applicable Legal Requirements (including rules on environmental protection, product safety and worker safety). Neither the business operations of the Subsidiaries nor the products manufactured, sold or otherwise distributed by the Subsidiaries nor any services or other work provided by them violate any Legal Requirements.

2.15.2   None of the Subsidiaries nor any of its officers, directors, board members, employees or representatives have granted, promised or raised the prospect of an unlawful advantage or benefit in connection with the business activity of the relevant company, nor has any such company or person been granted, promised, or given the prospect of such an advantage or benefit.

2.16   Insurance

2.16.1   The Subsidiary have been taken out all mandatory insurance policies, and also covered all risks which

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2.15   Einhaltung von Gesetzen

2.15.1   Der Geschäftsbetrieb der Tochtergesellschaft wurde immer in Übereinstimmung mit den geltenden gesetzlichen Vorschriften (einschließlich Vorschriften zum Umweltschutz, zur Produktsicherheit und zur Arbeitssicherheit) verwaltet. Weder der Geschäftsbetrieb der Tochtergesellschaften noch die von den Tochtergesellschaften hergestellten, verkauften oder anderweitig vertriebenen Produkte noch die von ihnen erbrachten Dienstleistungen oder sonstigen Leistungen verstoßen gegen gesetzliche Vorschriften.

2.15.2   . Weder die Tochtergesellschaften noch ihre leitenden Angestellten, Direktoren, Vorstandsmitglieder, Mitarbeiter oder Vertreter haben im Zusammenhang mit der Geschäftstätigkeit des betreffenden Unternehmens einen unrechtmäßigen Vorteil oder Nutzen gewährt, versprochen oder in Aussicht gestellt, noch wurde einem solchen Unternehmen oder einer solchen Person ein solcher Vorteil oder Nutzen gewährt, versprochen oder in Aussicht gestellt.

companies of similar size in a similar industry would customarily cover by insurance and specifically in the same scope with respect to insured risks and coverage amounts. The insurance contracts are valid, establish enforceable rights for the Subsidiaries and have not been substantially amended within the last twenty-four months prior to the Signing Date. Each policyholder as well as each insurance carrier has performed the obligations due under the insurance contract, and no clause under any insurance contract has been questioned by any of the contracting parties regarding its validity.

2.16.2   No events which have occurred within the last twenty-four months prior to the Signing Date, which have entitled or entitle any of the Sellers or the Subsidiaries to any insurance benefits under any insurance policy or due to which such benefits have actually been claimed. The change of control of the Subsiadiries does not entail a terimantion event of the insurances.

2.16 Versicherung

2.16.1   Die Tochtergesellschaft hat alle vorgeschriebenen Versicherungen abgeschlossen und darüber hinaus alle Risiken abgedeckt, die Unternehmen ähnlicher Größe in einer ähnlichen Branche üblicherweise durch Versicherungen abdecken würden, und zwar in Bezug auf die versicherten Risiken und die Deckungssummen im gleichen Umfang. Die Versicherungsverträge sind gültig, begründen durchsetzbare Rechte für die Tochtergesellschaften und wurden in den letzten vierundzwanzig Monaten vor dem Datum der Unterzeichnung nicht in wesentlichen Punkten geändert. Jeder Versicherungsnehmer und

2.17   Accuracy of Information

Any and all information, which was provided or made available to the Company and its advisors /directors by a seller of shares in the Subsidiary or by a Subsidiary or one of its advisors prior to the Signing Date, is complete and correct. All such information which a prudent merchant would reasonably view as material for purposes of assessing the opportunities and risks of acquiring the Subsidiaries, irrespective of which legal approach is used, have been disclosed to the Company.

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jeder Versicherungsträger hat die aus dem Versicherungsvertrag fälligen Verpflichtungen erfüllt, und keine Klausel eines Versicherungsvertrags wurde von einer der Vertragsparteien hinsichtlich ihrer Gültigkeit in Frage gestellt.

2.16.2   Keine Ereignisse, die innerhalb der letzten vierundzwanzig Monate vor dem Tag der Unterzeichnung eingetreten sind, die die Verkäufer oder die Tochtergesellschaften zu Versicherungsleistungen aus einer Versicherungspolice berechtigt haben oder aufgrund derer solche Leistungen tatsächlich in Anspruch genommen worden sind. Der Wechsel der Kontrolle über die Tochtergesellschaften führt nicht zu einem Erlöschen des Versicherungsschutzes.

2.17   Vollständigkeit der Informationen Alle

Informationen, die der Gesellschaft und ihren Beratern/Direktoren von einem Verkäufer von Anteilen an der Tochtergesellschaft oder von einer Tochtergesellschaft oder einem ihrer Berater vor dem Tag der Unterzeichnung zur Verfügung gestellt wurden, sind vollständig und richtig. Alle diese Informationen, die ein umsichtiger Kaufmann vernünftigerweise als wesentlich für die Beurteilung der Chancen und Risiken des Erwerbs der Tochtergesellschaften ansehen würde, wurden der Gesellschaft offengelegt, unabhängig davon, welcher rechtliche Ansatz gewählt wird.

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Exhibit 1.1.1: Financials of the Seller: [*]
Exhibit 1.6.1: Employees: [*]
Exhibit 1.10.1: Real Estate: [*]
Exhibit 2.2.1 : Subsidiaries financials: [*]
Exhibit 2.3.1: Debt: [*]
Exhibit 2.3.2 (a): [*]
Exhibit 2.3.2 (b): [*]
Exhibit 2.5.3: Offices rented from third parties: [*]
Exhibit 2.5.4: Offices rented to third parties: [*]
Exhibit 2.9.1: List of employees of the Subsidiaries: [*]

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Annex 8.1 a

Value	Summary
	% of Business Pion	Revenues /Gross}‘24	Net Revenues ‘24	Eq.Volue toPoy	KPI Revenue (m)	GM	EBITDAMg	Capital requirement buffer (max)
	X<80%		<81,4	10				1
	80%<X<100%	87	81,4 <X< 93,5	12,0		36%	0,30%	1
	100% < X< 110%	100	93,5< X< 102,8	17,5	93,5	36%	5,40%	1
	110% <X< 120%,	110	102,8 <X< 111,6	20,0	103	36%	8,60%	1
	X> 120%	120	X> 111,6	24,0	111,6	36%	10%	1
	GrossMargin (over Net Sales): Fixed 36%. Both portiescould agree onexceptians forparticular tendersthat could impact annual overol/ GM
	EBITOA Morgin (overNetSoles}
	Copita/ Requirement: Wallbox wi/1inject8mm into the NewCoforWorking Copita! ond running businesspurposes. 1mm asbuffer isoffered
Sharescalcutation
	Ca1cufatlon of WBX stockp,lcefor shctres converslon		50%	VWAP last 30 days at signlng
			50%	VWAP lasl 30daysof 31/12/24
Exceptions	Exception 1	lf Net Revenues ‘24 < 81,4		Wdbooi wmhavelheri&htbutnotthe cblle.1tiontobuy25,1”

	Exception 2	lf stock price WBX:	WBX < 2 USD	Ol)t!On(butnottheot>t,¡atlon) forWaHbolcolPayment 7S” lf’lstocks and2S” lnCilsh(consiclefirccurreM levetofsl\ares), In.1n
				sc’4’!añoolreveMs10e:k& .	proportlonswIllbenvlnt.iilned to avokl<filvtlonfo, elds1il’l8sl\af’tlholders.

		lf stock price WBX:	WBX < 1.9 USO	Option(butnotthtoobfc11tion) íOfW,1Hlx»cof P-oynwnt5°“ii,tcxb11.ndSO%inCél)h(con)klt:firc<u11ientltovdoí,lwr,:ol),ln<1n
				sc’4’!añootreveMs10e:ksplit,proportlonswmbenvlnt.iilned to avoitldlvtlonfo, elds1il’l8sl\af’tlholders.

		Stock price volatility		UnderU’/V 00f’l\lerslon scenario,Equltyv.1100to PavInellcflanseot the2S,17’wllneveri’npty.1nownerslllpforgree-nmobiitylnvest2
	Exception3			GmbHmoretNn 7’K.,h;wing Wallboxthe rightbut not the obligationtopayanyeka!edance abovr7“byc.ash.
Penatties
	EBrTDA Mg	lf EBITDA Mg KPI Isnegatlve, Wallbox willhave the rlght but not the obllgatlon to buy25.1%
		For up to-5 ppofvariation on EBITDA Mg.: 5% discount ov,,r EquityValue to Pay
		From-5 pp to-10 pp of variationon EBITDA Mg.: 10%discount over Equ yValue to Pay

	Gross Margin	lf EBITDA Mg KPI not reached, ANO Gross Margin KPI not reached, extra 1%penaltyov,,r EBITDA Mg penalty

	Capital Requlrement &Afer	For exceedance over the buffer (1mm), 25.1%of exceedance is applied as penalty (asdlscount)over Eq. Value to Pay

ANHANG 8.1.b	ANNEX 8.1.B
INVESTITIONS- UND GESELLSCHAFTSVEREINBARUNG ABL GMBH	INVESTMENT AND SHAREHOLDERS’ AGREEMENT ABL GMBH

1. Prämabel	1. Preamble

1.1.    Im Rahmen der Investment- und Gesellschaftervereinbarung erhält GI2 25,1 % an der Gesellschaft. In Ziffer 8 dieser Vereinbarung ist ein Anteilstausch geregelt, wonach GI2 diese Anteile gegen Barzahlung und/oder Anteile von WBX NV tauschen kann bzw. WBX von GI2 verlangen kann diese Anteile zu verkaufen und/oder gegen WBX NV Anteile zu tauschen und/oder gegen Barzahlung

1.1.    Under the Investment and Shareholders Agreement, GI2 receives 25.1% of the Company. Section 8 of this agreement provides for an exchange of shares, according to which GI2 may exchange these shares for cash and/or shares in WBX NV or WBX may require GI2 to sell these shares and/or exchange them for WBX NV shares or cash.

1.2.    Im Annex I des Termsheets (das („TS“) vom 01./02.10.2023 zwischen (Anlage 8.1.a der Vereinbarung) sowie dem Businessplan (Anlage 8.1.b der Vereinbarung) sind die Eckpunkte formuliert. Mit nachstehender Vereinbarung werden die Eckpunkte konkretisiert. Im Falle von Widersprüchen zwischen diesem Anhang 8.1 b und Anhang 8.1 a ist letzterer maßgebend.

1.2.    Annex I of the term sheet (the “TS”) dated 01/02 October 2023 between (Annex 8.1.a of the Agreement) and the business plan (Annex 2(e) of the Agreement) formulates the key points. The key points are concretised in the following agreement. In the event of contradiction of this Annex 8.1 b and Annex 8.1.a, the latter shall control.

1.3.    Der Wert der Anteile bemisst sich nach den „gross sales“ (im TS „Gross Revenue“) der Gesellschaft (Summe aus Zeile 8 bis 11 des Businessplans), den „Net Sales“ (Zeile 14 des Businessplans und in TS „Net Revenues“), der „gross margin“ (Zeile 34 des Businessplans berechnet als Gross Profit in % der Net Sales und im TS definiert als „GM“), der „operating

1.3.    The value of the shares is measured according to the “gross sales” (in the TS “Gross Revenue”) of the company (sum of lines 8 to 11 of the business plan), the “Net Sales” (line 14 of the business plan and in TS “Net Revenue”), the “Gross Margin” (line 34 of the business plan, calculated as Gross Profit as % of Net Sales and in TS defined as

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EBITDA-margin“ (Zeile 50 des Businessplans und im TS definiert als „EBITDA Mg“) und des „capital requirement buffer“ (wie im TS definiert) für das Working Capital zur Finanzierung des laufenden Geschäftsbetriebs im Kalenderjahr 2024.

“GM”), the “operating EBITDA margin” (line 50 of the business plan and in in TS defined as “EBITDA Mg”) and the “capital requirements buffer” (as defined in TS) for working capital to finance ongoing business operations in the calendar year 2024.

1.4. Die Gross Margin beträgt ausgehend von den Nettoerlösen mindestens 36%. WBX und GI2 können für bestimmte Verkäufe Abweichungen vereinbaren.	1.4. The Gross Margin is at least 36% of net sales. WBX and GI2 may agree deviations for certain sales.

1.5.    Die Parteien gehen von einem Kapitalbedarf der Gesellschaft für das Working Capital von 8.000.000,00 EUR zzgl. einem Kapitalpuffer von 1.000.000,00 EUR aus, die von WBX zur Verfügung stellt werden sollen.

1.5. The parties assume a capital requirement of the Company for working capital of EUR 8,000,000 plus a capital requirement buffer of EUR 1,000,000 (injected or to be injected by WBX).

2. Bewertung Anteile der Gesellschaft für die Optionen aus Ziffer 8.1.	2. Valuation of the company’s shares for the options from section 8.1.

2.1.    Der Mindestwert der GI2 Anteile (25,1 % der Anteile an der Gesellschaft, „GI2 Anteile“) beträgt 10.000.000 EUR bei einem Kapitalbedarf von 8.000.000 EUR zuzüglich maximal 1.000.000 EUR Kapitalpuffer.

2.1.    The minimum equity value of the GI2’s shares (25.1% of the share capital of the Company, the “GI2 Shares”) is EUR 10,000,000 with a capital requirement of EUR 8,000,000 plus a maximum capital requirement buffer of EUR 1,000,000.00.

2.2.    Übersteigen die Gross Sales 87.000.000,00 EUR und die Net Sales 81.400.000 EUR, beträgt der Wert der GI2 Anteile 12.000.000 EUR bei einer Gross Margin von mindestens 36% und einer EBITDA-Mg von mindestens 0,30 % und einem Kapitalbedarf von 8.000.000 EUR zuzüglich maximal 1.000.000 EUR Kapitalpuffer.

2.2.    If Gross Sales exceed EUR 87,000,000 and Net Sales exceed EUR 81,400,000, the equity value of the GI2 Shares is EUR 12,000,000 with a Gross Margin of at least 36%, and EBITDA Mg of at least 0.30% and a capital requirement of EUR 8,000,000 plus a maximum capital requirement buffer of EUR 1,000,000.

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2.3.    Übersteigen die Gross Sales 100.000.000 EUR und die Net Sales 93.500.000,00 EUR, beträgt der Wert der GI2 Anteile 17.500.000 EUR bei einer Gross Margin von mindestens 36%, einer EBITDA-Mg von mindestens 5,40 % und einem Kapitalbedarf von 8.000.000 EUR zuzüglich maximal 1.000.000 EUR Kapitalpuffer.

2.3.    If Gross Sales exceed EUR 100,000,000 and Net Sales exceed EUR 93,500,000, the equity value of GI2 Shares is EUR 17,500,000 with a Gross Margin of at least 36%, an EBITDA Mg of at least 5.40% and a capital requirement of EUR 8,000,000 plus a maximum capital requirement buffer of EUR 1,000,000.

2.4.    Übersteigen die Gross Sales 110.000.000 EUR und die Net Sales 102.800.000 EUR, beträgt der Wert der GI2 Anteile 20.000.000 EUR bei einer Gross Margin von mindestens 36%, einer EBITDA-Mg von mindestens 8,60 % und einem Kapitalbedarf von 8.000.000 EUR zuzüglich maximal 1.000.000 EUR Kapitalpuffer.

2.4.    If gross sales exceed EUR 110,000,000 and net sales exceed EUR 102,800,000, the value of the shares is EUR 20,000,000 with a Gross Margin of at least 36%, an EBITDA Mg of at least 8.60% and a capital requirement of EUR 8,000,000 plus a maximum requirement capital buffer of EUR 1,000,000.

2.5.    Übersteigen die Gross Sales 120.000.000 EUR und die Net Sales 111.600.000 EUR, beträgt der Wert der GI2 Anteile 24.000.000 EUR bei einer Gross Margin von mindestens 36%, einer EBITDA-Mge von mindestens 10,00 % und einem Kapitalbedarf von 8.000.000 EUR zuzüglich maximal 1.000.000 EUR Kapitalpuffer.

2.5.    If gross sales exceed EUR 120,000,000 and net sales exceed EUR 111,600,000., the value of the shares is EUR 24,000,000 with a Gross Margin of at least 36%, an EBITDA Mg of at least 10 % and a capital requirement of EUR 8,000,000plus a maximum capital requirement buffer of EUR 1,000,000.

2.6.    Falls die Gross Sales und die Net Sales (zusammen die beiden Zahlen) nicht erreicht werden, sind die Net Sales maßgebend. Wenn also die Net Sales nicht erreicht wird, ist das entsprechende Szenario als nicht erfüllt zu betrachten, auch wenn der Bruttoumsatz erreicht wird.

2.6.    In the event Gross Sale and the Net Sales (together the two figures) are not reach, the Net Sales will prevail. Thefore, if the Net Sales are not reach, it should be understood not fulfilled the relevant scenario even that the Gross Sales are met.

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3. Bewertung WBX NV Anteilefür Anteilstausch	3. Valuation of WBX NV shares for share swap

Wallbox NV ist eine an der Börse von New York (USA) gelistete Aktiengesellschaft. Für Zwecke der Kalkulation des Umtauschverhältnisses im Rahmen der Ziffer 8 der Vereinbarung vereinbaren die Parteien nachfolgende Kalkulationsgrundlage für den Aktienwert:

Wallbox NV is a stock corporation listed on the New York Stock Exchange (USA). For the purpose of calculating the exchange ratio under Section 8 of the Agreement, the parties agree on the following calculation basis for the share value:

(a)     50 % des volumengewichteten Durchschnittspreises pro Aktie der Wallbox N.V. an der New Yorker Börse, wie er von Bloomberg L.P. (oder dessen Nachfolger) oder, falls nicht verfügbar, von einer anderen autorisierten Quelle, auf die sich die Parteien geeinigt haben, während der dreißig (30) vorangegangenen Handelstage gemeldet wurde vor dem Signing des Unternehmenskaufvertrags beurkundet am 17.10.2023 von Notar Dr. Sebastian Herrler, Notar in München, UVzNr. H 4226/2023 und zu 50 % des volumengewichteten Durchschnittspreises je Aktie der Wallbox N.V. an der New Yorker Börse, wie er von Bloomberg L.P. (oder seinem Nachfolger) o d e r Factset oder, falls nicht verfügbar, von einer anderen von den Parteien vereinbarten autorisierten Quelle während der letzten dreißig (30) Handelstage vor dem 31.12.2024. Für Zwecke dieser Vereinbarung bezeichnet der Begriff “Handelstag” jeden Tag, an dem die New Yorker Börse für den “regulären” Handel geöffnet ist.

(a)     50 % at the volume weighted average price per share of Wallbox N.V. on the New York Stock Exchange as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by the parties) during thirty (30) Trading Days preceding on 17 October 2023 by notary Dr Sebastian Herrler, notary in Munich, deed register number H 4226/2023 and 50 % at the volume weighted average price per share of Wallbox N.V. on the New York Stock Exchange as reported by Bloomberg L.P. (or its successor) or Factset or, if not available, by another authoritative source mutually agreed by the parties) during thirty (30) Trading Days preceding 31 December 2024. For the purposes of this Agreement, “Trading Day” shall mean any day on which the New York Stock Exchange is open for “regular” trading.

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(b)     Der Wechselkurs wird am 17. Oktober 2023 bzw. am 31. Dezember 2024 festgesetzt. Für die Zwecke dieses Abkommens bezeichnet der Begriff “Wechselkurs” den von Bloomberg L.P. oder Factset veröffentlichten Wechselkurs zwischen Euro und US-Dollar zum Zeitpunkt des Geschäftsschlusses an dem betreffenden Tag (17. November 2024 und 31. Dezember 2024), der durch die Anzahl der für 1,00 EUR zurückerhaltenen US-Dollar repräsentiert wird.

(b)     The Exchange Rate shall be on 17 October 2023 and 31 December 2024 respectively. For the purpose of this Agreement, “Exchange Rate” means the exchange rate of Euro to U.S. Dollars published by Bloomberg L.P or Factset as the rate at “close” on the relevant date (17 of November 2024 and 31 December 2024), represented by the number of U.S. Dollars received in exchange for EUR 1.00.

4. Ausnahmen	4. Exceptions

4.1.    Soweit die Net Sales für das Kalenderjahr 2024 der Gesellschaft gleich 81.400.000,00 EUR oder weniger betragen, hat WBX das Recht, jedoch nicht die Pflicht, alle GI2 Anteile zu erwerben. Soweit die Net Sales für das Kalenderjahr 2024 der Gesellschaft über 81.400.000,00 EUR liegen, hat GI2 das Recht, von WBX den Erwerb aller GI2 Anteile zu verlangen.

4.1.    To the extent that the Company’s Net Sales for the calendar year 2024 are equal EUR 81,400,000 or less, WBX has the right, but not the obligation, to acquire all of GI2 Shares. If the Company’s net sales for the calendar year 2024 exceed EUR 81,400,000.00, GI2 shall have the right to request WBX to acquire all of GI2 Shares in the Company.

4.2.    Soweit der nach Ziffer 3 kalkulierte wert für Wallbox NV Aktien („Wallbox Aktien“) unter 2,00 US-Dollar liegt, hat WBX das Recht, jedoch nicht die Pflicht, alle GI2 Anteile zu 25 % in bar und zu 75 % in Wallbox-Aktien zu tätigen. Berechnungsgrundlage für die Wallbox Aktien ist Ziffer 3. Bei einem Wallbox -Aktiensplit werden die Umtauschverhältnisse dieser Ziffer und die Werte nach Ziffer 3 entsprechend angepasst, um eine Verwässerung der Anteile bestehender Aktionäre zu vermeiden.

4.2.    If the Wallbox N.V. stocks (“Wall-box Stocks”) value calculated in accordance with Section 3 is less than USD 2.00, WBX shall have the right, but not the obligation, to pay the equity value of all GI2 Shares in 75% with Wallbox Stocks and 25% in cash. The basis for calculation for the Wall-box Stocks is clause 3. In the event of Wallbox Stock split, the exchange ratios of this clause and the values pursuant to Section 3 shall be adjusted accordingly in order to avoid dilution of the shares of existing shareholders.

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4.3.    Soweit der nach Ziffer 3 kalkulierte Wert der Wallbox Aktien unter 1,90 US-Dollar liegt, hat WBX das Recht, jedoch nicht die Pflicht, alle GI2 Anteile zu 50 % in bar und zu 50 % in Wallbox Aktien zu tätigen. Berechnungsgrundlage für die Wallbox Aktien ist Ziffer 3. Bei einem Wallbox Aktiensplit werden die Umtauschverhältnisse dieser Ziffer und die Werte nach Ziffer 3 entsprechend angepasst, um eine Verwässerung der Anteile bestehender Aktionäre zu vermeiden.

4.3.    If the Wallbox Stock calculated in accordance with Clause 3 is less than USD 1.90, WBX has the right, but not the obligation, to pay the equity value of all GI2 Shares in 75% with Wallbox Stocks and 25% in cash. The basis for calculation for the WBX shares is clause 3. In the event of Wallbox Stock split, the exchange ratios of this clause and the values pursuant to Section 3 shall be adjusted accordingly in order to avoid dilution of the shares of existing shareholders.

4.4.    Wenn die Gesamtzahl der Wallbox- Aktien, die als Gegenleistung für alle GI2-Aktien an GI2 zu übertragen sind, bei der Berechnung der Anzahl der Wallbox-Aktien gemäß Ziffern 3 und 4 7 % des Grundkapitals der Wallbox Aktien beträgt, hat WBX das Recht, aber nicht die Pflicht, den darüber hinausgehenden Betrag von 7 % in bar (Euro) umzutauschen.

4.4.    If pursuant Section 3 and 4, the total numbers of Wallbox Stocks to be transfefered to GI2 as a payment of all GI2 Shares represnetents 7% of the share capital of Wallbox N.V. when calculating the number of Wallbox Shares under Section 3, WBX shall have the right, but not the obligation, to convert any excess of 7% in cash (Euro).

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5. Sanktionen	5. Sanctions

5.1.    Soweit die EBITDA-Mg operativ negativ ist, hat WBX das Recht, jedoch nicht die Pflicht, alle GI2 Anteile zu erwerben. Für eine negative Abweichung bis zu 5 Prozentpunkten der in Ziffer 2 der heutigenVereinbarung vereinbarten EBITDA-Marge operativ, vereinbaren die Parteien einen Abschlagvon 5% des Anteilswertes der GI2 Anteile nach Ziffer 2, füreine negative Abweichung von mehr als 5 und maximal 10 Prozentpunkten, vereinbaren die Parteien einen Abschlag von 10%.

5.1.    If the EBITDA Mg is operationally negative, WBX has the right, but not the obligation, to acquire all GI2 shares. For a negative deviation of up to 5 percentage points of the operational EBITDA margin agreed in clause 2 of this annex, the parties agree on a discount of 5% of the share value of the GI2 Shares pursuant to clause 2 of this Annex; for a negative deviation of more than 5 and a maximum of 10 percentage points, the parties agree on a discount of 10%.

5.2. Soweit die in Ziffer 2 jeweils vereinbarte EBITDA-Mg operativ und die Gross Margin nicht erreicht werden, ist der Abschlag nach Ziffer 5.1. um einen Prozentpunkt höher (extra).

5.2.    If the EBITDA Mg agreed in clause 2 if this Annex is not achieved operationally and Gross Margin is not achieved, the discount according to clause 5.1 shall be one percentage point higher (extra).

5.3. Für jede Überschreitung des Kapitalpuffers von 1.000.000,00 EUR, führen 25,1% einer solchen Überschreitung zu einem Abschlag der Bewertung der GI2 Anteile als Vertragsstrafe.	5.3. Each time the capital buffer of EUR 1,000,000.00 is exceeded, the 25.1% of such the exceedance is discounted in the equity value of GI2 Shares as a penalty.

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